UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or 12(g) of The Securities Exchange Act of 1934

PINEAPPLE EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Wyoming	47-5185484
(State or other jurisdiction of incorporation or organization)	I.R.S. Employer Identification No.

10351 Santa Monica Blvd., Suite 420

Los Angeles, CA 90025

(Address of principal executive Office) (Zip Code)

877-730-7463

(Registrant’s Telephone Number)

Copies to:

Jonathan Shechter, Esq.

Sasha Ablovatskiy, Esq.

Foley Shechter LLP

211 East 43rd Street, 7th Floor

New York, New York 10017

(212) 335-0465

(917) 688-4092 (facsimile)

Securities to be registered under Section 12(b) of the Act:

Title of each class	Name of each exchange on which
To be so registered	each class is to be registered
None	None

Securities to be registered under Section 12(g) of the Act:

Common stock, $0.0000001 par value per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]		Accelerated filer	[ ]
Non-accelerated filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company	[X]

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Special Note Regarding Forward-Looking Statements

This Registration Statement on Form 10 (this “Form 10”) contains forward-looking statements within the meaning of the U.S. federal securities laws, which involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described below in the section captioned “Item 1A. Risk Factors.”

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Forward-looking statements represent our estimates and assumptions only as of the date of this Form 10. You should read this Form 10 and the documents that we filed as exhibits to this Form 10, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Trademarks, Service Marks and Trade Names

This Form 10 contains references to our trademarks, service marks and trade names and to trademarks, service marks and trade names belonging to other entities. Solely for convenience, trademarks, service marks and trade names referred to in this Form 10, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. Except as set forth in this Form 10, we do not intend our use or display of other companies’ trade names, service marks or trademarks or any artists’ or other individuals’ names to imply a relationship with, or endorsement or sponsorship of us by, any other companies or persons.

Item 1. Business.

Corporate History

Pineapple Express, Inc. (together with our wholly owned subsidiaries, the “Company,” “we,” “us” or “our”) was originally formed in the state of Nevada under the name Global Resources, Ltd. on August 3, 1983. The Company changed its name to “Helixphere Technologies Inc.” on April 12, 1999 and to “New China Global Inc.” on October 2, 2013. The Company reincorporated in Wyoming on October 30, 2013 and changed its name to Globestar Industries on July 15, 2014. On August 24, 2015, the Company entered into a share exchange agreement with Better Business Consultants, Inc. (“BBC”) (dba “MJ Business Consultants”), a corporation formed in state of California on January 29, 2015, all of BBC’s shareholders, and the Company’s majority shareholder (the “Share Exchange”). Upon the consummation of the Share Exchange, BBC became a wholly owned subsidiary of the Company, the Company ceased its prior business of providing educational services and continued the business of BBC as its sole line of business. On September 3, 2015, the Company changed its name to “Pineapple Express, Inc.” BBC currently has two wholly owned subsidiaries, Pineapple Express One LLC, a California limited liability company, and Pineapple Express Two LLC, a California limited liability company. BBC’s former subsidiary, Pineapple Property Investments, LLC, was dissolved on April 18, 2016.

On February 12, 2016, the Company entered into an Agreement of Merger to acquire all of the assets and, except for those undisclosed liabilities specified in section 3.6 of the Agreement of Merger, assume all the liabilities of THC Industries, Inc., a California corporation (“THC Parent”), through a two-step merger by and among the Company, THC Parent, the Company’s wholly owned subsidiary THC Industries, LLC, a California limited liability company (“THC”), and the Company’s former wholly owned subsidiary THC Merger Co., Inc., a California corporation (the “THC Merger”). The transaction was delayed and on June 22, 2017the Company successfully completed the conditions of a Standstill and Waiver Agreement signed between the parties on March 27, 2017, which resulted in a transfer and ownership of the assets relative to the purchase transaction. As a result of the THC Merger, THC became the Company’s wholly owned subsidiary.

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On March 14, 2017, the Company entered into a Share Purchase Agreement (the “Share Purchase Agreement”) to sell BBC and its two wholly owned subsidiaries, Pineapple Express One LLC and Pineapple Express Two LLC to, Jaime Ortega, the Company’s largest shareholder and a related party, so that he can fund and prosecute litigation claims and settle debts for such subsidiaries, resulting from unconsummated parcel purchases the Company feels was purposely circumvented by 3rd parties involved in those transactions. Mr. Ortega took these steps so the Company’s claims can be addressed against the parties at fault without negatively impacting or distracting the Company. The terms of the Share Purchase Agreement are discussed in greater detail below in the section captained “Legal Proceedings” of this Registration Statement on Form 10.

On March 16, 2017, the Company formed Pineapple Express Consulting, Inc. (“PEC”) as a wholly owned subsidiary. Yucca Road Lease, LLC (“YRL”), a California limited liability company, formed by Sky Island, the owner of whom is the Company’s largest shareholder, on June 27, 2017 for the purpose of leasing or acquiring properties in the Yucca Road area of Adelanto, CA for purposes of advancing the business objective of the Company. On July 12, 2017, Sky Island changed the name of YRL to Pineapple Park, LLC (“PP”). On August 3, 2017, PP was conveyed to the Company by Sky Island for $100,000 an amount Sky Island had already paid as a deposit to Adelanto Property Management, LLC against a “master lease” for the Yucca Road premises at 10007-10019 Yucca Road, Adelanto, CA 92301. This $100,000 deposit was added to the debt owed by the Company to Sky Island, in essence, acquiring PP for no consideration. During the course of PP’s ownership by Sky Island, Sky Island also formed Pineapple Ventures Inc. (“PVI”), which entity applied for a permit from the City of Adelanto for commercial cannabis cultivation and manufacturing activities at the leased site. Once, and if, this application is approved, the Company has an option to purchase PVI from Sky Island for $1,000,000. As of the date of this filing, the applied for permit has not been granted nor has management indicated its intention to exercise the purchase option.

Overview

Through our operating subsidiary PEC, we provide capital to our canna-business clientele and provide consulting services and technology to develop, enhance, and expand existing and newly formed canna-businesses. Through PP, we develop, lease, and manage real estate properties for the use of PEC canna-business clients of PEC. Through our operating subsidiary THC, we operate a branded clothing line and own the rights to sell apparel such as t-shirts, hats, beanies, pants, shorts, baseball jerseys, jackets, sweatshirts, polo shirts, sweat pants and other attire displaying the THC trademarked name and logo, operate a clothing distribution facility and own the rights to the THC.com URL address. In connection with the THC Merger, Ramsey Salem, the former Chief Executive Officer of THC Parent, joined us as the new Chief Executive Officer of THC in February 2016 and agreed to serve in this position for a period of five years, although his position with THC involves no policy making authorities for or on behalf of PNPL

We also intend to create a nationally branded and vertically integrated chain of cannabis retail stores under the “Pineapple Express” brand, which will be supported by anticipated Company-owned cultivation and processing facilities, and will feature products from anticipated Company-owned manufacturers. Our goal is that within five years the chain will consist of five Company-owned and operated facilities, and 20 licensee-owned cannabis retail stores. Currently our operations are limited to investing in existing and new canna-businesses, leasing real property to canna-businesses, consulting, product licensing, leasing and selling industry specific technology, and providing ancillary support services. However, we are currently in the process of transitioning to operating our own city and state licensed cannabis production, manufacturing, and distribution facility in Adelanto, CA within the next 6 months.

Companies in the cannabis industry face unique challenges and risks. To mitigate these risks, we operate both as an operating business and as a business that invests in other entities. It is our intention that this strategy will enable us to quickly develop recurring and easily replicable revenue sources, and avoid large upfront investments in infrastructure, escalating payroll costs associated with expansion, and the years of initial losses often typical of start-up companies. We believe that our competitive advantages include our business model, our exclusive proprietary technology, our employees’ and consultants’ extensive experience, and our key industry contacts in an industry that is both new and foreign to most. It is our expectation that these factors will set us apart from most of our competitors.

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Business Strategy

We believe that due to the highly-fragmented nature of the existing cannabis industry, a vertically integrated supply chain will provide a sustainable competitive advantage over competitors, allow faster growth, more consistent product offerings, and make Pineapple Express more attractive for prospective licensees. Our revenues and profitability may be adversely affected by economic conditions and changes in the market for medical and recreational marijuana. Our business is also subject to general economic risks that could adversely impact the results of operations and financial condition (see Risk Factors).We discuss each facet of our strategy below.

Retail Opportunities and Challenges

As of the date of this registration statement, management believes there are no nationally branded retail cannabis chains, though numerous entrepreneurs have announced plans to create such chains. We expect that the nationally branded chains that will be successful will either find long-term success in the retail environment, or will discover a financially attractive exit when the inevitable acquisition and consolidation phase sweeps the industry. Fortunately, that phase is some time away and will be dependent, at least in part, upon changes to existing federal laws and classifications. We believe that this creates an exceptionally unique opportunity for experienced and focused management teams to develop a national presence. Of particular importance and a distinct barrier to entry for the average entrepreneur is the importance of personal contacts, knowledge, and processes necessary to carry out project goals in an industry that is foreign to most. Management’s extensive experience and contacts set the Company apart from most of its competitors.

Due to a lack of established major national chains, there are only local competitors and currently there is no risk of encountering a larger corporation as our competitor. It is our belief that a variety of federally enforced rules and regulations make participation by existing national healthcare chains such as CVS Health Corporation, The Walgreen Company, Target Corporation’s pharmacies or Wal-Mart’s pharmacies unlikely.

Developing retail facilities from the ‘ground-up’ is a challenge in the cannabis industry. For example, stores must be licensed, which generally involves a costly, complex and time consuming process. Several jurisdictions have imposed strict limits on the number of licenses that may be issued. The present nature of cannabis in the national legislative realm has resulted in very strict zoning requirements for these types of businesses. These licensing hurdles translate into slow organic growth.

Our business model involves our Company (a) funding established businesses in need of capital to expand where the Company may enjoy an eventual control option on the business (e.g. capital is invested in the business keeping the current owner focused on growth), (b) funding teams of industry professionals that are in the process of developing a new operation and are in need of guidance and capital; and to a more limited degree, and(c) establishing Company owned stores from scratch. Management believes there are many obstacles to creating a robust and profitable national chain and at present direct store development will not be the most efficient path to success in the current cannabis environment. Management believes approaching growth in this manner will allow the Company to quickly generate revenue and reach sustainable profitability. We are looking to pursue additional transactions with retail and cultivation facilities, manufacturers, and distributors. Please see below section captioned “Initial Strategy Execution” for more information.

Retail Obstacles and the Pineapple Express Solution

One obstacle to a cross-border retail chain is producing and transporting the product. Due to existing federal laws, marijuana-based products cannot be transported across state lines. While cannabis remains illegal at the federal level, the federal government has by written policy set forth a safe harbor framework (see below section captioned “Government Regulation of Cannabis”) to allow the states limited independence to experiment with cannabis legalization in various forms. States have been careful to craft their local regulations to not run afoul of interstate transportation restrictions. State regulations generally require that cannabis must be grown locally (some states require retailers to grow their own product) and that cannabis-related products, including marijuana-infused edibles, oils, lotions, or salves, cannot be transported across state lines. For larger manufacturers, state regulations generally require establishing local manufacturing in each state; this translates to securing a local state-issued license, a challenging task in jurisdictions with limited licenses. The alternative approaches to establishing cross-border retain chains are either through contract manufacturing or licensing. These approaches create challenges with product consistency and the complications for the manufacturer of managing so many relationships and monitoring quality. Pineapple Express management has found an opportunity in the obstacle.

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Marketing and Promotion

We strive to establish brand objectives, identify promotional strategies, and execute publicity and marketing plans to ensure the Company’s place in the cultural conversation. Our goal is to connect with consumers on a national level through advertising, marketing, and strategic alliances, in order to create brand awareness for the Pineapple Express and THC brands. Our publicity and marketing initiatives include specific strategies for national television, billboards, print media (magazines and newspapers), social media, exhibitions at industry trade shows, and local grassroots marketing efforts.

Consulting Services

Through PEC we will provide third parties consulting, licensing, development, and compliance services for the cannabis businesses and operational guidance in dispensary management.

Management’s experience in this sector allows PEC to provide greater value to clients in need of capital than traditional investment firms that have no industry related operating experience. This experience also allows us to have a long-term operational focus when we invest compared to the “buy-hold-sell” focus of typical private equity firms.

Initial Strategy Execution

We have developed a pipeline of opportunities, completed certain strategic transactions and have entered into certain agreements with respect to our business operations, as more fully discussed below:

Acquisition of THC Industries, a Branded Clothing Line and Website. On February 12, 2016, the Company acquired the business and assets of THC Parent, the web domain www.thc.com, and the trademark THC®. THC Parent was an operating business since its incorporation in California in 1996, making it one of the first internet based cannabis related businesses in the nation. The acquisition includes the THC.com URL address, the THC branded clothing line, use of a clothing distribution facility, and the rights to sell clothing, namely T-shirts, hats, beanies, pants, shorts, baseball jerseys, jackets, sweatshirts, polo shirts, and sweat pants displaying the THC trademarked name and logo.

In connection with the THC Merger, Ramsey Salem, the former Chief Executive Officer of THC Parent, joined us as the new Chief Executive Officer of THC in February 2016 and agreed to serve in this position for a period of five years. We acquired the THC business for consideration consisting of (i) a cash payment in the amount of $400,000, (ii) 2,275,133 shares of our common stock and (iii) a $600,000 promissory note secured by all of the purchased intellectual property that is payable in two equal installments on the 60 day and 90 day anniversaries of closing. On June 22, 2017, the Company paid all amounts due under the THC purchase agreement. The THC Parent shareholders have the option to require the Company to purchase from them up to 1,478,836 shares at a price of $0.68 per share from February 12, 2018 through August 12, 2018; provided however that they may only exercise this option if, for a 90 day period, the Company’s stock price is both less than $0.88 and the average daily trading volume is below 50,000 shares.

In July 2016, we entered into a licensing agreement with The Sharpe Company (“Sharpe”) to develop brand strategy, positioning, and lifestyle merchandise for the THC brand. In partnership with Sharpe, the Company has updated THC’s catalog of products and added new products.

In June 2017, the Company entered into a transaction whereas it licensed the THC.com website to The Hit Channel, Inc. (“Licensee”) that has agreed to develop the website and pay an initial licensing fee of $150,000 and a revenue sharing arrangement thereafter, subject to annual minimum amount guaranteed for the life of the contract. The THC.com website is expected to re-launch in fourth quarter of 2017.

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In June 2017, the Company licensed its THC trademark to Putnam Accessory Group, Inc. (“PAG”), a leading accessory design, product development, production and logistics company for private label and branded fashion, under a royalty arrangement. PAG specializes in young men’s, women’s and junior’s headwear, cold weather beanies, scarves, gloves, an array of both fashion and technical bags as well as small accessory items. Established in 1997, PAG is a global organization with multiple office locations: worldwide headquarters in Los Angeles, showrooms in San Diego, Colorado and Japan, as well as manufacturing offices located throughout mainland China. The royalty arrangement obligates PAG to pay the Company 12% of sales during an 18-month engagement and also calls for royalty guarantee payments during subsequent renewal terms. In producing apparel and accessories with the THC trademark, PAG will be utilizing the THC style guide created by the Company, and the Company will be approving any and all uses of the trademark on a going forward basis.

Investment in Dispensary in Illinois. On January 27, 2016, we announced that our client, Nature’s Treatment of Illinois (“NTI”), became one of the first licensed medical cannabis dispensaries in Illinois. NTI is now able to engage in the distribution of cannabis for medical use in Illinois and will be the only medical marijuana dispensary in Illinois’ District 7. In January 2016 we entered into a management and consulting agreement with NTI, and as part of this agreement our subsidiary BBC assisted NTI with a rigorous conditional registration approval process and recent inspection. Also, we agreed to advise NTI on an ongoing basis with respect to its business strategy, day-to-day operations and dispensary license renewals. The agreement provides that we will receive compensation equal to the lesser of 5% of NTI’s gross profit or 15.18% of the after-tax distributable income of NTI. The management and consulting agreement has a five year term with an automatic five year renewal period unless terminated upon 30 days’ notice prior to end of current term by either party. PEC assumed this consulting agreement in conjunction with BBC being sold.

Effective November 14, 2017, all PNPL equity interests in NTI have been sold to the original NTI shareholder group for $150,000, however, NTI has entered into a new five year consulting agreement with PEC commencing January 1, 2018 under terms and conditions substantially identical to the prior management and consulting agreement. PNPL has the right to re-acquire the equity interests in NTI for a period of 120 days after the November 14, 2017 agreement, at a price of $200,000.

Through PP, the Company has leased 107,000 square feet of permitted commercial cultivation warehouse space in Adelanto, CA so it can sublease the same at a profit to its clients and tenants in Southern California. The Company has subleased approximately 34,000 square feet and plans to lease its remaining 73,000 square feet to new and existing clientele. We refer to such leasing activities in this Form 10 as the ““Pineapple Park” Development Project”

The Company has received a patent issued on May 9, 2017 from the USPTO for its proprietary Top-Shelf SDS (“Safe Display System”) for use in legally permitted cannabis dispensaries across United States and internationally, where permitted by law. On March 12, 2016, the Company signed a Software Integration Agreement with Leaf Logix Technology, a software solutions provider, to the legal cannabis industry, to interface directly with its Top-Shelf SDS hardware component to provide extensive Point-of-Sale solutions to the Company’s clientele. Leaf Logix Technology has over 100 canna-business customers spanning 12 states nationwide. Leaf Logix Technology offers custom compliance modules in cultivation, processing, and dispensary business activities. Pineapple Express will be utilizing the Top-Shelf SDS in conjunction with the Leaf Logix Technology software platform in every geographic area the Company focuses on in the future. The Company has begun developing the prototype and expects to begin sales in early 2018.

Research and Development

Going forward, we intend to increase our spending and resources for research and development. Allocation of research and development funds may be dependent on the perceived likelihood of legalization or a significant change in the treatment of cannabis in a given geographic market. Funds may also be used for both product and market development in the hemp and cannabis industries. Given the emergent nature of these industries, we recognize the needs of today may not be the needs of the future and some capital investment will be necessary to meet changing demands.

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Trademarks and Intellectual Property

Following the THC Merger, we own the THC® trademark and domain rights to the “thc.com” URL address. A trademark application was filed by Global Brand Consulting LLC for a logo including the word “THC” (the “Conflicting Trademark”) with the USPTO. We believe that this application should have been rejected by the USPTO in light of the existing registered THC® trademark and that any use in commerce of the Conflicting Trademark by Global Brand Consulting LLC would be an infringement upon our trademark. We and the THC shareholders have agreed to hold in escrow $150,000 of the purchase price paid to the THC shareholders for use in connection with resolving this trademark dispute. The $150,000 has since been disbursed to the THC shareholders to satisfy the final THC Industries purchase by the Company. On June 15, 2016, we delivered a cease and desist letter to Global Brand Consulting LLC in connection with the foregoing. The Company has not yet initiated a lawsuit to pursue any infringement claims we might have with regard to the THC trademark.

We have filed trademark applications for our logos and trademarks for “Pineapple Express” and “Pineapple Express PuR” products with the United States Patent and Trademark Office.

Our intellectual property also includes our management’s knowledge and know-how relating to the legalized growth, production, manufacture, marketing, management, utilization and distribution of medical and recreational marijuana and marijuana infused products.

In August 2015, we acquired the provisional patent application for the Safe Display System from the developer of the product, for 1,000,000 shares of our Series A Preferred Stock. The system allows for a dispensary operator to safely display product, secure product in an armored safe, weigh product in real-time using electronic scales housed in each of the locked compartments within the safe, and then dispense the product using an integrated Point-of-Sale, or POS System. On July 20, 2016, we entered into a licensing and royalty agreement with the developer of the “Top-Shelf” (“Assignor”), which assigned us the patent application in question and provided for a royalty arrangement with Assignor pursuant to which (i) we shall pay Assignor a one-time royalty payment equal to 30% of the gross sales price of each unit sold, and (ii) if a system is leased, we shall pay Assignor 30% of any lease payments made to the Assignee. On May 9, 2017 the USPTO published the approved patent (No. 9,642,476) for the “Top-Shelf” system.

Employees and Independent Contractors

As of December 31, 2017, we had two part-time employees, and three full-time consultants, including two of our executive officers. We plan to hire additional employees and engage consultants on an as-needed basis. Our employees are not represented by any unions and we consider our relationship with our employees to be good. We also have relationships with several independent contractors who provide services on a regular basis to us.

Competition

We compete in markets where cannabis has been legalized and regulated, which includes various states within the United States. We expect that the quantity and composition of our competitive environment will continue to evolve as the industry matures. Additionally, increased competition is possible to the extent that new states and geographies enter the marketplace as a result of continued enactment of regulatory and legislative changes that de-criminalize and regulate cannabis products. We believe that by diligently establishing and expanding our brands, product offerings and services in new and existing locations, we will become established in the industry. Additionally, we expect that establishing our product offerings in new and existing locations are factors that mitigate the risk associated with operating in a developing competitive environment. Additionally, the contemporaneous growth of the industry as a whole will result in new customers entering the marketplace, thereby further mitigating the impact of competition on our operations and results. To our knowledge, as of the date of this Form 10 there are no nationally branded dispensaries, but we may face competition with respect to our consulting services.

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Novus Acquisition & Development Corp. (“Novus”). Novus focuses on offering consulting services to the medical marijuana market in states where medical marijuana is legalized. Novus also offers healthcare coverage for marijuana-related products that are not covered by standard healthcare programs.

American Cannabis Company, Inc. (“ACC”). ACC offers consulting services as well as products, and helps plan for a project’s business model, including development of its operations and management practices. It also assists with application for licenses at the local and state level.

AmeriCann, Inc. AmeriCann develops cannabis cultivation facilities and provides capital for cannabis entrepreneurs in the State of Illinois. It also provides capital for the acquisition of land, working capital and construction for facilities.

United Cannabis Corporation (“UCANN”). UCANN manages and invests in a group that has obtained provisional licenses for cultivation, production and processing of cannabis in Las Vegas, Nevada. It intends to offer products and services to dispensaries in the Las Vegas market.

We do not expect to face competition with respect to our “THC” branded apparel, however, other corporations may sell apparel that incorporates other logos or trademarks associated with the cannabis industry.

Government Regulation of Cannabis

Cannabis is currently a Schedule I controlled substance under the Controlled Substances Act (21 U.S.C. § 811) (“CSA”) and is, therefore, illegal under federal law. Even in those states in which the use of cannabis has been legalized pursuant to state law, its use, possession or cultivation remains a violation of federal law. A Schedule I controlled substance is defined as one that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The U.S. Department of Justice (the “DOJ”) defines Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the federal government decides to enforce the CSA, persons that are charged with distributing, possessing with intent to distribute or growing cannabis could be subject to fines and/or terms of imprisonment, the maximum being life imprisonment and a $50 million fine, even though these persons are in compliance with state law.

In light of such conflict between federal laws and state laws regarding cannabis, the previous administration under President Obama had effectively stated that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. The new administration under President Trump has indicated that he will strongly enforce the federal laws applicable to cannabis. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us. While we do not currently directly harvest, distribute or sell cannabis, we may be irreparably harmed by a change in enforcement policies of the federal government (see Risk Factors).

The Company and our licensed products will also be subject to a number of other federal, state and local laws, rules and regulations. We anticipate that our licensees and vendors will be required to manufacture our products in accordance with the Good Manufacturing Practices guidelines and will be subject to regulations relating to employee safety, working conditions, protection of the environment, and other items. The current administration has indicated that it will closely scrutinize the cannabis industry, in particular, recreational marijuana. Changes in laws, rules and regulations or the recall of any product by a regulatory authority, could have a material adverse effect on our business and financial condition.

The Cole Memo

Because of the discrepancy between the laws in some states, which permit the distribution and sale of medical and recreational cannabis, from federal law that prohibits any such activities, then DOJ Deputy Attorney General James M. Cole during the Obama administration, issued the Cole Memo concerning cannabis enforcement under the CSA. The Cole Memo guidance applies to all of the DOJ’s federal enforcement activity, including civil enforcement and criminal investigations and prosecutions, concerning cannabis in all states.

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The Cole Memo reiterates Congress’s determination that cannabis is a dangerous drug and that the illegal distribution and sale of cannabis is a serious crime that provides a significant source of revenue to large-scale criminal enterprises, gangs, and cartels. The Cole Memo notes that the DOJ is committed to enforcement of the CSA consistent with those determinations. It also notes that the DOJ is committed to using its investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way. In furtherance of those objectives, the Cole Memo provides guidance to DOJ attorneys and law enforcement to focus their enforcement resources on persons or organizations whose conduct interferes with any one or more of the following important priorities (the “Enforcement Priorities”) in preventing:

●	the distribution of cannabis to minors;

●	revenue from the sale of cannabis from going to criminal enterprises, gangs, and cartels;

●	the diversion of cannabis from states where it is legal under state law in some form to other states;

●	state-authorized cannabis activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

●	violence and the use of firearms in the cultivation and distribution of cannabis;

●	drugged driving and the exacerbation of other adverse public health consequences associated with cannabis use;

●	the growing of cannabis on public lands and the attendant public safety and environmental dangers posed by cannabis production on public lands; and

●	cannabis possession or use on federal property.

On January 4, 2017, the U.S. Attorney General Jeff Sessions rescinded the Cole Memo and restored the “rule of law.” Such rescission essentially shifts federal policy from the hands-off approach adopted under the Obama administration to allowing federal prosecutors across the U.S. to decide individually how to prioritize resources to crack down on pot possession, distribution and cultivation of the drug in states where it is legal. Furthermore, the Trump administration has previously indicated that it will pursue the enforcement of federal cannabis laws.

While we do not believe our current activities involve those enumerated in the Cole Memo, in light of the rescission of the memo by the current U.S. Attorney General, federal prosecutors will now have significant discretion on their interpretation of these priorities, and no assurances can be given that federal prosecutors will agree with our position. We therefore cannot provide assurance that our actions are in full compliance with the Cole Memo or any other state or federal laws or regulations. In addition, there is no guarantee that the current administration will not further change its policy regarding the strict enforcement of federal laws or the eight listed priorities.

We intend to conduct rigorous due diligence to verify the legality of all activities that we engage in and ensure that our activities do not interfere with any of the Enforcement Priorities set forth in the Cole Memo, as such may be modified by the current U.S. Attorney General and/or the U.S. federal government.

Real Estate Acquisitions

On October 12, 2016, the Company subsidiary’s rights under a purchase contract with United Pentecostal Church of Desert Hot Springs (“UPCDHS”) to purchase 3.78 acres and existing building structures was terminated by UPCDHS. The subsidiary was unsuccessful in recouping any of the $1.5 million in costs associated with deposits to UPCDHS towards the acquisition of the parcel as well as paid and unpaid development costs expended regarding the parcel. The subsidiary was attempting to resolve the matter in an amicable fashion with UPCDHS as well as the ultimate acquirer of the parcel that had gained the benefit of the development costs expended by the subsidiary in improving the value of the parcel as well as the conditional use permit tied to the real estate. As a result, the subsidiary was sold by us to a related party and our largest shareholder, Mr. Ortega. That related party and new owner of the subsidiaries has stated that he will address the matter with UPCDHS as well as the purchaser of the parcel, and also resolve any debts to vendors that went unpaid, through litigation. The Company has identified a more cost effective approach to its initial strategy of purchasing parcels that it then develops and leases to its clients. Instead, the Company has opted to lease existing structures and re-lease the same at a premium after licensing for cannabis related purposes has been secured and development of the interior of the rental spaces has occurred to provide the sub-tenant a suitable space for the business purpose.

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On April 5, 2017, the Company entered into a real estate purchase transaction for a 1.26-acre parcel of land in Desert Hot Springs, CA that the Company intends to develop over the course of the next 24 months. The parcel purchase was finalized on July 24, 2017 for $700,000 and the Company took possession of the parcel. In order to finance this purchase, the Company borrowed $700,000 from a related party entity, Sky Island, Inc., controlled by our largest shareholder, Jaime Ortega.

Going Concern

We are dependent upon the receipt of capital investment and other financing to fund our ongoing operations and to execute our business plan. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations. We may be required to obtain alternative or additional financing, from financial institutions or otherwise, in order to maintain and expand our existing operations. The failure by us to obtain such financing would have a material adverse effect upon our business, financial condition and results of operations.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our independent registered public accounting firm has included an explanatory paragraph in their report in our audited financial statements for the fiscal year ended December 31, 2016 to the effect that our losses from operations and our negative cash flows from operations raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern within one year after the date that the financial statements are issued. We may be required to cease operations which could result in our stockholders losing all or almost all of their investment.

Item 1A. Risk Factors

An investment in the Company’s Common Stock involves a high degree of risk. An investor should carefully consider the risks described below as well as other information contained in this registration statement. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our Common Stock could decline, and an investor may lose all or part of its, his or her investment.

Risks Related to Our Company and Our Business

We have a limited operating history and operate in a new industry, and we may not succeed.

We have a limited operating history and may not succeed. We are subject to all risks inherent in a developing business enterprise. Our likelihood of continued success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with manufacturing specialty products and the competitive and regulatory environment in which we operate. For example, the cannabis industry is a new industry that may not succeed, particularly should the Federal government change course and decide to prosecute those dealing in medical or recreational cannabis. In such event, there may not be an adequate market for our products. As a new industry, there are few established players whose business models we can follow. Similarly, there is little information about comparable companies for potential investors to review in making a decision about whether to invest in the Company.

Potential investors should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages. For example, unanticipated expenses, unexpected problems, and technical difficulties may occur and they may result in material delays in the operation of our business, in particular with respect to our new products. We may not successfully address these risks and uncertainties or successfully implement our operating strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of our Common Stock to the point investors may lose their entire investment.

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We have incurred significant losses since our inception, have generated minimal revenues to date and anticipate that we will continue to incur significant losses for the foreseeable future; our auditors have included in their audit report for the fiscal year ended December 31, 2016 an explanatory paragraph as to substantial doubt as to our ability to continue as a going concern.

We have incurred significant net losses in each year since our inception, including net losses of $556,048 for the nine months ended September 30, 2017, and $8,596,968 and $1,188,108 for the fiscal years ended December 31, 2016 and 2015, respectively. As of September 30, 2017, we had an accumulated deficit of $10,341,124. We anticipate incurring additional losses until such time we can generate significant revenues, and/or reduce operating costs. To date, we have generated minimal revenues and have financed our operations exclusively through the sale of our equity and debt securities (including convertible securities). The size of our future net losses will depend, in part, on the rate of future expenditures and our ability to generate revenue. We expect to continue to incur substantial and increased expenses as we grow our business. We also expect a continued increase in our expenses associated with our operations as a currently reporting publicly-traded company. We may incur significant losses in the future for a number of other reasons, including unsuccessful acquisitions, costs of integrating new business and assets, expenses, difficulties, complications, delays and other unknown events. As a result of the foregoing, we expect to continue to incur significant losses for the foreseeable future and we may not be able to achieve or sustain profitability.

Our auditors have included in their audit report for the fiscal year ended December 31, 2016 a “going concern” explanatory paragraph as to substantial doubt as to our ability to continue as a going concern. Our ability to meet our total liabilities of $4,891,233 as of September 30, 2017, and to continue as a going concern, is dependent on us generating substantial revenues and/or obtaining adequate capital to fund operating losses until we become profitable. We may never achieve profitability, and even if we do, we may not be able to sustain being profitable. As a result of our going concern qualification, there is an increased risk that you could lose the entire amount of your investment in our company, which assumes the realization of our assets and the satisfaction of our liabilities and commitments in the normal course of business.

We will require approximately $2,000,000 over the next 12 months to fully implement our business plans and we may not be able to raise sufficient funds or generate sufficient revenues to complete our development activities or sustain operations.

As of September 30, 2017, we had a working capital deficit of $4,399,437 comprised of cash of $240, $7,771 in prepaid expenses, $50,000 in accounts receivable and $162,146 in deferred rental income, offset by $1,345,896 of accounts payable, $131,934 in accrued interest payable, notes payable due to related parties of $1,215,892, notes payable of $47,069, advances on agreements (short term) of $608,161 deferred revenue of $576,250, security deposit on a lease agreements of $170,680, deferred rent income of $1,974, and derivative liabilities of $521,738 against the put options associated with the THC acquisition. Our primary source of operating funds since inception has been cash proceeds from the private placements of our equity and convertible debt and proceeds from issuance of our short term notes. We intend to raise additional capital through private placements of debt and/or equity securities, but there can be no assurance that these funds will be available on terms acceptable to us, if at all, or will be sufficient to enable us to fully complete our development activities or sustain operations.

If we are unable to raise sufficient additional funds or generate sufficient revenue, we will have to develop and implement a plan to further extend payables, reduce overhead, or scale back its current business plan until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

Uncertainty of profitability

Our business strategy may result in increased volatility of revenues and earnings. As we will only develop a limited number of products and services at a time, our overall success will depend on a limited number of products and services, which may cause variability and unsteady profits and losses depending on the products and services offered and their market acceptance.

Our revenues and our profitability may be adversely affected by economic conditions and changes in the market for medical and recreational marijuana. Our business is also subject to general economic risks that could adversely impact the results of operations and financial condition.

Because of the anticipated nature of the products and services that we offer and attempt to develop, it is difficult to accurately forecast revenues and operating results and these items could fluctuate in the future due to a number of factors. These factors may include, among other things, the following:

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●	Our ability to raise sufficient capital to take advantage of opportunities and generate sufficient revenues to cover expenses.

●	Our ability to source strong opportunities with sufficient risk adjusted returns.

●	Our ability to manage our capital and liquidity requirements based on changing market conditions generally and changes in the developing legal medical marijuana and recreational marijuana industries.

●	The acceptance of the terms and conditions of our services.

●	The amount and timing of operating and other costs and expenses.

●	The nature and extent of competition from other companies that may reduce market share and create pressure on pricing and investment return expectations.

●	Adverse changes in the national and regional economies in which we will participate, including, but not limited to, changes in our performance, capital availability, and market demand.

●	Adverse changes in the projects in which we plan to invest which result from factors beyond our control, including, but not limited to, a change in circumstances, capacity and economic impacts.

●	Adverse developments in the efforts to legalize marijuana or increased federal enforcement.

●	Changes in laws, regulations, accounting, taxation, and other requirements affecting our operations and business.

●	Our operating results may fluctuate from year to year due to the factors listed above and others not listed. At times, these fluctuations may be significant.

Cannabis remains illegal under federal law.

Cannabis is a categorized as a Schedule I controlled substance by the Drug Enforcement Agency and the United States Department of Justice and is illegal to grow, possess and consume under federal law. Even in those jurisdictions in which the use of medical cannabis has been legalized at the state level, its use remains a violation of federal law. The United States Supreme Court has ruled in United States v. Oakland Cannabis Buyers’ Coop. and Gonzales v. Raich that it is the federal government that has the right to regulate and criminalize cannabis, even for medical purposes. Therefore, federal law criminalizing the use of cannabis preempts state laws that legalize its use for medicinal or adult-retail purposes. Strict enforcement of federal law regarding cannabis would likely result in our inability to proceed with our business plan.

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The previous Obama administration has effectively stated that it is not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. In furtherance thereof, on August 29, 2013, the Department of Justice provided guidance to all U.S. federal prosecutors with respect to the enforcement of laws regarding cannabis via the publication of a memorandum authored by former US Attorney General James M. Cole (the “Cole Memo”). The Cole Memo stated that enforcement should be focused on eight priorities, which is to prevent: (1) distribution of cannabis to minors; (2) revenue from sale of cannabis to criminal enterprises, gangs and cartels; (3) transfer of cannabis from states where it is legal to states where it is illegal; (4) cannabis activity from being a pretext for trafficking of other illegal drugs or illegal activity; (5) violence of use of firearms in cannabis growth and distribution; (6) drugged driving and adverse public health consequences from cannabis use; (7) growth of cannabis on federal lands; and (8) cannabis possession or use on federal property.

On January 4, 2017, the U.S. Attorney General Jeff Sessions rescinded the Cole Memo and restored the “rule of law.” Such rescission essentially shifts federal policy from the hands-off approach adopted under the Obama administration to allowing federal prosecutors across the U.S. to decide individually how to prioritize resources to crack down on pot possession, distribution and cultivation of the drug in states where it is legal. Furthermore, the Trump administration has previously indicated that it will pursue the enforcement of federal cannabis laws.

While we do not believe our current activities involve those enumerated in the Cole Memo, in light of the rescission of the memo by the current Attorney General, federal prosecutors will now have significant discretion on their interpretation of these priorities, and no assurances can be given that federal prosecutors will agree with our position. We therefore cannot provide assurance that our actions are in full compliance with the Cole Memo or any other state or federal laws or regulations. In addition, there is no guarantee that the current administration will not further change its policy regarding the strict enforcement of federal laws or the eight listed priorities. Additionally, any new administration that follows could change this policy and decide to enforce the federal laws even stronger. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us and our shareholders.

Some of our business activities and the business activities of some of our customers, while believed to be compliant with applicable state law, are illegal under federal law because they violate the Federal Controlled Substances Act. If we or our customers are closed by law enforcement authorities, it will materially and adversely affect our business.

As of December 31, 2017, 29 states and the District of Columbia have passed laws allowing some degree of medical use of cannabis, while four of those states and the District of Columbia have also legalized the adult-use of cannabis. However, under United States federal law, and more specifically the Federal Controlled Substances Act, the possession, use, cultivation, marketing and transfer of cannabis is illegal. The federal, and in some cases state, law enforcement authorities have frequently closed down dispensaries and investigated and/or closed physician offices that provide medicinal cannabis recommendations. To the extent that we our customers’ dispensary or factory is closed, it will negatively affect our revenue, and to the extent that it prevents or discourages other similar businesses from entering the cannabis industry, our potential customer base would contract, leading to a material negative affect on our business and operations.

The cannabis industry faces strong opposition.

It is believed by many that large well-funded businesses may have a strong economic opposition to the cannabis industry. We believe that the pharmaceutical industry does not want to cede control of any product that could generate significant revenue. For example, medical cannabis will likely adversely impact the existing market for medicines sold by mainstream pharmaceutical companies that contain active ingredients from cannabis. Furthermore, the medical marijuana industry could face a material threat from the pharmaceutical industry, should marijuana displace other drugs or encroach upon the pharmaceutical industry’s products. The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical cannabis movement. Any inroads the pharmaceutical industry could make in halting or impeding the cannabis industry could have a detrimental impact on our proposed business.

Additionally, we are substantially dependent on continued market acceptance and proliferation of consumers of cannabis, medical marijuana and recreational marijuana. We believe that as marijuana becomes more accepted the stigma associated with marijuana use will diminish and as a result consumer demand will continue to grow. While we believe that the market and opportunity in the marijuana space continues to grow, we cannot predict the future growth rate and size of the market. Any negative outlook on the marijuana industry will adversely affect our business operations.

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We and our customers and clients may have difficulty accessing the service of banks, which may make it difficult for them to operate.

Since the use of cannabis is illegal under federal law, there is a compelling argument that banks cannot accept for deposit funds from businesses involved with cannabis. While the Financial Crimes Enforcement Network (“FinCEN”) has provided guidance to financial institutions on how to provide services to marijuana-related businesses consistent with their Bank Secrecy Act obligations, the decision to open, close, or refuse accounts and/or relationships are made at the discretion of the banking institution. Consequently, businesses involved in the cannabis industry often have trouble finding a bank willing to accept their business. The inability to open bank accounts may make it difficult for us and our clients to operate.

Due to our involvement in the cannabis industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability

Insurance that is otherwise readily available, such as general liability, and directors and officer’s insurance, is more difficult for us to find, and more expensive, because we are service providers to companies in the cannabis industry. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

Laws and regulations affecting the cannabis industry are constantly changing, which could detrimentally affect our business, and we cannot predict the impact that future regulations may have on us.

Local, state and federal medical cannabis laws and regulations are broad in scope and they are subject to evolving interpretations, which could require our licensees to incur substantial costs associated with compliance or to alter one or more of their sales or marketing practices. For example, the rescission of the Cole Memo by U.S. Attorney General Jeff Sessions on January 4, 2018. In addition, violations of these laws, or allegations of such violations, could disrupt our license business and result in a material adverse effect on our revenues under our license agreements, which would negatively affect our profitability and financial condition.

In addition, it is possible that regulations may be enacted in the future that will be directly applicable to us and our business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business. These potential effects could include, however, requirements for the revisions to our business model to meet new standards, the recall or discontinuance of certain products, or additional record keeping and reporting requirements. Any or all of these requirements could have a material adverse effect on our business, financial condition, and results of operations.

We may not obtain the required state and local licenses required to conduct our business.

Where applicable, we apply for state and/or licenses that are necessary to conduct our business in compliance with local laws. While we are not required to obtain governmental approval in connection with providing the services we offer or for manufacturing the products we sell, establishing an operating dispensary requires governmental approval, usually at the local and state level. Such approval is obtained through a complex licensing process that is newly adopted by the states in almost all cases, which we monitor on behalf of our clients. If we are not granted necessary licenses by the relevant governing bodies, it could have a material adverse effect on our business, financial condition, and results of operations.

We are subject to complex laws and regulations, including environmental laws and regulations, which can adversely affect the cost, manner and feasibility of doing business.

We are subject to complex laws and regulations, including environmental laws and regulations, which can adversely affect the cost, manner and feasibility of doing business.

The operations and facilities of our facilities will be subject to extensive federal, state and local laws and regulations relating to the growth of cannabis and the manufacture and distribution of products containing cannabis (and/or its psychoactive compound, THC). Such existing laws or regulations regarding cannabis and its psychoactive compound, as currently interpreted or reinterpreted in the future, or future laws or regulations, may adversely affect our businesses and sales. Consequently our revenues would thereby decrease, which may have a material adverse effect on our results of operations.

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Ordinary and necessary business deduction other than the cost of goods sold are disallowed by the Internal Revenue Service for Cannabis companies under the Internal Revenue Code (the “IRC”) Section 280E.

IRC Section 280E prohibits our businesses from deducting ordinary and necessary business expenses pertaining to cannabis sale, forcing the Company to contend with higher effective federal tax rates than similar companies in other industries. This onerous tax burden significantly impacts the profitability of the Company and may make the pricing of its products less competitive.

If no additional states allow the medicinal or adult-retail use of cannabis, or if one or more states that currently allow it reverse their position, we may not be able to continue our growth, or the market for our products and services may decline.

As of December 31, 2017, 29 states and the District of Columbia have passed laws allowing some degree of medical use of cannabis, while eight of those states and the District of Columbia have also legalized the adult-use of cannabis. There can be no assurance that number of states that allow the use of medicinal and recreational cannabis will grow, and if it does not, there can be no assurance that the 29 existing states and/or the District of Columbia will not reverse their position and make medicinal and recreational cannabis illegal again. If either of these things happens, then not only will the growth of our business be materially impacted, but we may experience declining revenue as the market for our products and services declines.

We may not be able to effectively control and manage our growth.

Our strategy envisions a period of potentially rapid growth. We currently maintain nominal administrative and personnel capacity due to the startup nature of our business, and our expected growth may impose a significant burden on our future planned administrative and operational resources. The growth of our business may require significant investments of capital and increased demands on our management, workforce and facilities. We will be required to substantially expand our administrative and operational resources and attract, train, manage and retain qualified management and other personnel. Failure to do so or satisfy such increased demands would interrupt or would have a material adverse effect on our business and results of operations.

Our industry is highly competitive and we have less capital and resources than many of our competitors which may give them an advantage in developing and marketing products similar to ours or make our products obsolete

We are involved in a highly competitive industry where we may compete with numerous other companies who offer alternative methods or approaches, who may have far greater resources, more experience, and personnel perhaps more qualified than we do. Such resources may give our competitors an advantage in developing and marketing products similar to ours or products that make our products obsolete. There can be no assurance that we will be able to successfully compete against these other entities.

The success of our new and existing partnerships, products, and services is uncertain, and large resources may be required to sustain our current business model.

We have committed, and expect to continue to commit, significant resources and capital to develop and market existing partnership, product, and service enhancements as well as new partnerships, products and services. These partnerships, products and services are relatively new and untested, and we cannot assure you that we will achieve market acceptance for these partnerships, products, and services, or other new partnerships, products and services that we may offer in the future. Moreover, these and other new partnerships, products and services may be subject to significant competition with offerings by new and existing competitors in our sector. In addition, new partnerships, products, services and enhancements may pose a variety of technical challenges and require us to attract additional qualified employees. The failure to successfully develop and market these new partnerships, products, services or enhancements could seriously harm our business, financial condition and results of operations.

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Our business is dependent upon continued market acceptance by consumers.

We are substantially dependent on continued market acceptance of our products and our licensees’, lessee’s, or tenant’s products by consumers. Although we believe that the use of cannabis in the United States is gaining stronger consumer acceptance, we cannot predict the future growth rate and size of this market.

If we fail to successfully introduce new partnerships or products, we may lose market position.

New partnerships, products, and product improvements, and line extensions will be an important factor in our sales growth. If we fail to identify emerging consumer and technological trends, to maintain and improve the competitiveness of our existing partnerships and products or to successfully introduce new products on a timely basis, we may lose market position. Continued business development, product development, and marketing efforts have all the risks inherent in the development of new partnerships, products, and line extensions, including development delays, the failure of new partnerships, products and line extensions to achieve anticipated levels of market acceptance and the cost of failed product introductions.

We are dependent upon key personnel whose loss may adversely impact our business.

We rely heavily on the expertise, experience and continued services of Matthew Feinstein, our Chief Executive Officer, President, Secretary and Chairman of the Board of Directors. We are also dependent on our Vice-President, Business Development, Theresa Flynt. The loss of either of these individuals, or an inability to attract or retain other key individuals, could materially adversely affect us. We seek to compensate and motivate these individuals, as well as other personnel, through competitive cash and equity compensation, but there can be no assurance that these programs will allow us to retain key personnel or hire new key personnel. As a result, if any member of our key personnel were to leave, we could face substantial difficulty in hiring a qualified successor and could experience a loss in productivity while any such successor obtains the necessary training and experience.

Our services have never been provided on a mass market commercial basis, and we do not know whether they will be accepted by the market.

The market for cannabis products is at a relatively early stage of development and the extent to which its use will be widely adopted is uncertain. If our services are not accepted by the market, our business plans, prospects, results of operations and financial condition will suffer. Moreover, jurisdictions that have not approved the medicinal and/or adult-retail use of cannabis products may decide not to permit the use of such products. The development of a successful market for our proposed operations and our ability to license our intellectual property and implement our business plan may be affected by a number of factors, many of which are beyond our control. If our proposed operations fail to gain sufficient market acceptance, our business plans, prospects, results of operations and financial condition will suffer.

We may be unable to adequately protect or enforce our patents and proprietary rights.

Our continuing success depends, in part, on our ability to protect our intellectual property and maintain the proprietary nature of our technology through a combination of patents, trademarks, licenses and other intellectual property arrangements, without infringing the proprietary rights of third parties. We cannot assure that these patents, trademarks, licenses and other intellectual property arrangements will be held valid if challenged, or that other parties will not claim rights in or ownership of our patent and other proprietary rights. We also cannot assure that our pending patents will be issued. Moreover, patents issued to us or those we license patents from may be circumvented or fail to provide adequate protection.

Litigation brought by third parties claiming infringement of their intellectual property rights or trying to invalidate intellectual property rights owned or used by us may be costly and time consuming.

We may face lawsuits from time to time alleging that our intellectual property infringes on third-party intellectual property, and/or seeking to invalidate or limit our ability to use our intellectual property. If we become involved in litigation, we may incur substantial expense defending these claims and the proceedings may divert the attention of management, even if we prevail. An adverse determination in proceedings of this type could subject us to significant liabilities, allow our competitors to market competitive products without a license from us, prohibit us from marketing our products or require us to seek licenses from third parties that may not be available on commercially reasonable terms, if at all.

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Risks Relating to our “Pineapple Park” Development Project

We may not find enough quality tenants to occupy the cultivation complex and even if we do we may not be able to enter into agreements with them on terms favorable to us or at all.

While we believe that there is enough interest from individuals and entities for us to find reputable and successful tenants, we will need to market to these potential persons and companies and enter into arrangements with them to successfully sublease the entire building we have leased in Adelanto, CA. While we mitigate some risk, we will still incur upfront costs that require capital commitments by the Company. The success of our business model is premised on assumptions about occupancy levels and rental rates, and if those assumptions prove to be inaccurate, our cash flows and profitability will be reduced.

Our tenants may not be able to successfully execute their respective business strategies and may not be able to meet their lease obligations or avoid defaults.

We will depend on rental income from tenants for a significant portion of our revenues. Our financial performance would be adversely affected if a significant number of our tenants fail to meet their lease obligations. We expect our tenants to be successful not only in growing marijuana, but also in developing and marketing their products and successfully executing their business strategies. Should they be unable to grow marijuana or to distribute their products, or if their businesses are not profitable, they may not be able to make their scheduled lease payments and default on their obligations.

The Cities of Adelanto’s and Desert Hot Springs’ laws and regulations may change.

While hawse have leased a building whereby cannabis cultivation activities are currently able to be permitted by the City of Adelanto due to the premises location in what the City deems to be the cultivation “green zone”, changes to the City’s applicable laws and regulations or the permitting process may impact our ability to expand the permit to new tenants. Alleged violation of these laws could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications of laws and regulations. In Desert Hot Springs we have secured land for the purposes of future development for cannabis business activities. The aforementioned potential changes in regulatory framework could negatively affect our ability to properly develop the parcel as we intend.

Damage from catastrophic weather and other natural events and climate change could result in losses to our Company.

Our buildings and land are susceptible to natural disaster type of events that could interrupt and halt our tenant’s ability to grow and cultivate marijuana. They are located in areas that may experience catastrophic weather and other natural events from time to time, including fires, windstorms or hurricanes, earthquakes, flooding or other severe weather. These adverse weather and natural events could cause substantial damages or losses to our properties which could exceed our insurance coverage. In the event of a loss in excess of insured limits, we could lose our capital invested in the affected property, as well as anticipated future revenue from that property. We could also continue to be obligated to repay any obligations related to the property. Any such loss could materially and adversely affect our business and our financial condition and results of operations. In addition, changes in federal and state legislation and regulation on climate change could result in increased capital expenditures to improve the energy efficiency of our existing properties and could also require us to spend more on our new development properties without a corresponding increase in revenue.

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Risks Relating to our Acquisition of THC

We could encounter difficulties integrating THC which could result in substantial costs, delays or other operational or financial difficulties.

We may not be able to profitably manage or successfully integrate THC without substantial costs, delays or other operational or financial difficulties.

In addition, our acquisition of THC involves a number of other risks, including:

●	failure of the acquired businesses to achieve expected results;

●	integration difficulties could result in poor supply chain management and customer service and negatively affect our reputation;

●	diversion of management’s attention and resources to acquisitions;

●	failure to retain key personnel of the acquired businesses;

●	disappointing quality or functionality of acquired equipment and personnel; and

●	risks associated with unanticipated events, liabilities or contingencies.

The inability to successfully integrate and manage the THC business could result in the incurrence of substantial costs to address the problems and issues encountered.

Our plans to expand our product offerings and sales channels might not be successful, and implementation of these plans might divert our operational, managerial and administrative resources, which could impact our competitive position.

Our success and the planned growth and expansion of our business depend on our products and services achieving greater and broader acceptance, resulting in a larger customer base, and on the expansion of our operations into new markets. However, there can be no assurance that customers will purchase our products and/or services, or that we will be able to continually expand our customer base. Additionally, if we are unable to effectively market or expand our product and/or service offerings, we will be unable to grow and expand our business or implement our business strategy.

Our ability to grow our existing brand and develop or identify new growth opportunities depends in part on our ability to appropriately identify, develop and effectively execute strategies and initiatives. Failure to effectively identify, develop and execute strategies and initiatives may lead to increased operating costs without offsetting benefits and could have a material adverse effect on our results of operations. These plans involve various risks discussed elsewhere in these risk factors, including:

●	implementation of these plans may be delayed or may not be successful;

●	if our expanded product offerings and sales channels fail to maintain and enhance our distinctive brand identity, our brand image may be diminished and our sales may decrease;

●	implementation of these plans may divert management’s attention from other aspects of our business and place a strain on our management, operational and financial resources, as well as our information systems.

In addition, our ability to successfully carry out our plans to expand our product offerings may be affected by, among other things, laws and regulations pertaining to cannabis use, economic and competitive conditions, changes in consumer spending patterns and consumer preferences, and fashion trends. Our expansion plans could be delayed or abandoned, could cost more than anticipated and could divert resources from other areas of our business, any of which could impact our competitive position and reduce our revenue and profitability.

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Because we utilize foreign suppliers, we are subject to numerous risks associated with international business that could increase our costs or disrupt the supply of our products, resulting in a negative impact on our business and financial condition.

Our international operations subject us to risks, including:

●	economic and political instability;

●	restrictive actions by foreign governments;

●	greater difficulty enforcing intellectual property rights and weaker laws protecting intellectual property rights;

●	changes in import duties or import or export restrictions;

●	fluctuations in currency exchange rates, which could negatively affect profit margins;

●	timely shipping of product;

●	complications complying with the laws and policies of the United States affecting the exportation of goods, including duties, quotas, and taxes; and

●	complications complying with trade and foreign tax laws.

These and other factors beyond our control could disrupt the supply of our products, influence the ability of our suppliers to export our products cost-effectively or at all, inhibit our suppliers’ ability to procure certain materials and increase our expenses. Any of these factors could harm our business, financial condition and results of operations.

Cost increases in, or shortages of, the materials or labor used to manufacture our products could negatively impact our business and financial condition.

The manufacture of our Safe Display System is labor intensive and utilizes raw materials supplied by third parties. If the cost of labor materially increases, our financial results regarding that segment of our revenue model could be materially adversely affected. Material increases in labor costs and raw material cost in the U.S. could also force us to move all or a portion of our manufacturing overseas, which could adversely affect our brand identity.

Similarly, increases in the prices of raw materials or the prices we pay to the suppliers of the raw materials used in the manufacturing of our proprietary equipment as well as our THC merchandise, and shortages in such materials, could have a material adverse effect on our financial condition and results of operations relating to those segments of our revenue model. For example, the cost of certain related fabrics has historically fluctuated. Such shortages may result in an increase in our manufacturing costs and could result in a material adverse effect on our financial condition and results of operations. We are unable to predict whether we will be able to successfully pass on the added cost of raw materials to our wholesale and retail customers. In addition, increases in the cost of, or shortages in, our raw material inputs could adversely affect our ability to compete.

A disruption in our information technology infrastructure may interrupt our operations.

We depend on information systems to operate the THC website, process transactions, respond to customer inquiries, manage inventory and production, purchase, sell and ship goods on a timely basis and maintain cost-efficient operations. We may experience operational problems with our information systems as a result of system failures, viruses, computer “hackers” or other causes.

Any material disruption or slowdown of our systems could cause information, including data related to customer orders, to be lost or delayed, delays in the delivery of merchandise to our stores and customers or lost sales.

Moreover, we may not be successful in developing or acquiring technology that is competitive and responsive to the needs of our customers and might lack sufficient resources to make the necessary investments in technology to compete with our competitors. Accordingly, if changes in technology cause our information systems to become obsolete, or if our information systems are inadequate to handle our growth, we could lose customers.

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A failure in our online retail operations could significantly disrupt our business and lead to reduced sales and reputational damage.

Our online retail operations accounted for a significant portion of THC’s net sales to date and are subject to numerous risks that could have a material adverse effect on our operational results. Risks to online revenue include, but are not limited to, the following:

●	changes in consumer preferences and buying trends relating to internet usage;

●	changes in required technology interfaces;

●	website downtime; and

●	risks related to the failure of the systems that operate the web sites and their related support systems, including computer viruses, theft of customer information, telecommunication failures and electronic break-ins and similar disruptions.

Our failure to successfully respond to these risks and uncertainties could reduce Internet sales and damage our brand’s reputation.

Failure to protect the integrity and security of our information systems and our customers’ information could materially adversely affect our results of operations, damage our reputation and expose us to litigation.

Our operations, including sales through our e-commerce website through our licensee, involve the collection, storage and transmission of customers’ credit card information and personal identification data, as well as employee information and non-public company data. The costs associated with maintaining the security of such information, including increased investments in technology, the costs of compliance with consumer protection laws, and costs resulting from consumer fraud or a malicious breach of our information systems, could materially adversely affect our results of operations. If the security of the customer data stored on our servers or transmitted by our network is breached, our reputation could be materially adversely affected, which could negatively impact our sales results, and we could be subject to litigation. To date, we have not experienced a significant security breach.

We may be required to recognize impairment charges that could materially affect our results of operations.

We assess our goodwill and other intangible assets, and our other long-lived assets as and when required by accounting principles generally accepted in the United States (“GAAP”) to determine whether they are impaired. If they are impaired, we would record appropriate impairment charges. It is possible that we may be required to record significant impairment charges in the future and, if we do so, our results of operations could be materially adversely affected.

Risks Related to Ownership of Our Common Stock

The OTC Markets Group identified our common stock with a caveat emptor symbol on March 31, 2016 and the United States Securities and Exchange Commission (the “SEC”) suspended the trading of our common stock from April 28, 2016 through May 11, 2016, causing our common stock to trade on the OTC Grey Market. We do not expect to have the caveat emptor removed or to quote on the OTC Markets or uplist to a national exchange until approximately the second quarter of 2018 calendar year through the filing of this Form 10 and there is no guarantee that we will be successful in achieving the foregoing.

Prior to April 28, 2016, our common stock was quoted on the OTCPink Marketplace. On April 28, 2016 the SEC suspended the trading of our common stock due to market activity that raised concerns about the adequacy of publicly-available information regarding the Company. The trading suspension ended on May 11, 2016 but a broker must also file a Form 15c2-11 with FINRA that must be approved before the common stock can be eligible for quotation on the OTCPink Marketplace. As of the date hereof, no broker has filed a Form 15c2-11 and as a result, our common stock trades on the OTC Grey Market.

On March 31, 2016, the OTC Markets Group identified our securities with a caveat emptor symbol due to trading activity that caused our stock price to rise from a low of $10.10 on March 24, 2016 to a high of $42.38 on March 31, 2016.The caveat emptor symbol is intended to inform investors that there may be reason to exercise additional care and perform thorough due diligence in making investment decisions in an issuer.

We anticipate that a broker will file a Form 15c2-11 and that such form will be approved and that the caveat emptor will be removed after we file this Form 10 with the SEC. Although effective after 60 days from filing, should the SEC refuse to clear comments on the Form 10 or the OTC Markets Group refuse to remove the caveat emptor symbol, our common stock may never be able to transition from the OTC Grey Sheets, the trading price of our common stock could suffer, the trading market for our common stock may be less liquid and our stock price may be subject to increased volatility, making it difficult or impossible for you to resell shares of our common stock.

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Due to our connection to the cannabis industry, there can be no assurance that our shares of common stock will ever be approved for listing on a national securities exchange.

Currently, shares of our common stock are traded on the OTC Grey Market and are not listed on any national securities exchange, such as the New York Stock Exchange or the NASDAQ Stock Market. Even if the Company desires to have its shares listed on a national securities exchange, the fact that our business is associated with the use of cannabis, the legal status of which is uncertain in some states and at the federal level, may make any efforts to become listed on a securities exchange more problematic as we believe national exchanges may be reluctant to list shares of companies whose business is associated with the recreational use of cannabis. While we plan to work with NASDAQ or other exchanges in an attempt to change their views of responsible cannabis related businesses, there can be no assurance that our common stock will ever be listed on NASDAQ or any other national securities exchange. As a result, our common stock may never develop an active trading market which may limit our investors’ ability to liquidate their investments or cause our stock price to be particularly volatile.

Our stock may be traded infrequently and in low volumes, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell your shares.

Until our common stock is listed on a national securities exchange, we may only be able to trade our common stock on one of the OTC Markets (if we are successful in applying to trade on such marketplaces) or on the OTC Grey Market. In those venues, however, the shares of our common stock may trade infrequently and in low volumes, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent. An investor may find it difficult to obtain accurate quotations as to the market value of our common stock or to sell his or her shares at or near bid prices or at all. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. This would also make it more difficult for us to raise capital.

There currently is no active public market for our common stock and there can be no assurance that an active public market will ever develop. Failure to develop or maintain a trading market could negatively affect the value of our common stock and make it difficult or impossible for you to sell your shares.

There is currently no active public market for shares of our common stock and one may never develop. Our common stock is currently traded on the OTC Grey Market. The OTC Grey Market is a thinly traded market and lacks the liquidity of certain other public markets with which some investors may have more experience. We may not ever be able to satisfy the requirements to be quoted on the OTC Markets or satisfy the listing requirements to be listed on a national securities exchange, which are often more widely-traded and liquid markets. Some, but not all, of the factors which may delay or prevent the quotation or listing of our common stock on a more widely-traded and liquid market include the following: our stockholders’ equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our common stock may not be sufficiently widely held; we may not be able to secure market makers for our common stock; and we may fail to meet the rules and requirements mandated by the several exchanges and markets to have our common stock listed. Should we fail to satisfy the initial listing standards of the national exchanges or OTC Markets, or our common stock is otherwise rejected for listing or quotation, and remains traded on the OTC Grey Market, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility, making it difficult or impossible to sell shares of our common stock.

We do not intend to pay dividends in the foreseeable future.

We do not intend to pay any cash dividends in the foreseeable future. We do not plan on making any cash distributions in the manner of a dividend or otherwise. Our Board presently intends to follow a policy of retaining earnings, if any.

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Investors may experience dilution of their ownership interests because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are authorized to issue an aggregate of 500,000,000 shares of common stock and 20,000,000 shares of “blank check” preferred stock. We may issue additional shares of our common stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock may create downward pressure on the trading price of the common stock. We will need to raise additional capital in the near future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts, including at a price (or exercise or conversion prices) below the price an investor paid for stock.

Being a public company is expensive and administratively burdensome.

As a company whose common stock is quoted on the OTC marketplace, we are subject to federal securities laws, rules and regulations related thereto. Complying with these laws and regulations requires the time and attention of our Board of Directors and management, and increases our expenses. After we file this Form 10 with the SEC we will become fully subject to the information and reporting requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other federal securities laws, rules and regulations related thereto, including compliance with the Sarbanes-Oxley Act. Complying with these laws and regulations requires the time and attention of our Board of Directors and management, and increases our expenses. We estimate that we will incur approximately $150,000 to $200,000 in 2017 to comply with public company compliance requirements with many of those costs recurring annually thereafter.

Among other things, we will be required to:

●	maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	maintain policies relating to disclosure controls and procedures;

●	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;

●	institute a more comprehensive compliance function, including corporate governance; and

●	involve, to a greater degree, our outside legal counsel and accountants in the above activities.

The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders are expensive and much greater than that of a privately-held company, and compliance with these rules and regulations may require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses and the attention of management. There can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

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In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including upon the expiration of any lockup periods or the statutory holding period under Rule 144, or issued upon the conversion of preferred stock, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

An investment in our securities is speculative and there can be no assurance of any return on any such investment.

An investment in our securities is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in our Company, including the risk of losing their entire investment.

Item 2. Financial Information.

The discussion of our financial condition and operating results should be read together with our accompanying audited consolidated financial statements included in this Registration Statement.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward Looking Statements

You should read the following discussion of our financial condition and results of operations together with our audited consolidated financial statements and interim unaudited condensed consolidated financial statements and notes to such financial statements included elsewhere in this Form 10. The following discussion contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our industry, business and future financial results. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including those discussed under “Item 1A. Risk Factors” and other sections in this Form 10.

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Overview

We were originally formed in the state of Nevada under the name Global Resources, Ltd. on August 3, 1983. We changed our name to “Helixphere Technologies Inc.” on April 12, 1999 and to “New China Global Inc.” on October 2, 2013. We reincorporated in Wyoming on October 30, 2013 and changed our name to Globestar Industries on July 15, 2014. On August 24, 2015, we entered into a share exchange agreement with Better Business Consultants, Inc. (“BBC”) (dba “MJ Business Consultants”), a corporation formed in state of California on January 29, 2015, all of BBC’s shareholders, and our majority shareholder (the “Share Exchange”). Upon the consummation of the Share Exchange, BBC became a wholly owned subsidiary of our Company, we ceased our prior business of providing educational services and continued the business of BBC as our sole line of business. On September 3, 2015, we changed our name to “Pineapple Express, Inc.” BBC currently has two wholly owned subsidiaries, Pineapple Express One LLC, a California limited liability company, and Pineapple Express Two LLC, a California limited liability company.

On February 12, 2016, we entered into an Agreement of Merger to acquire all of the assets and, except for those undisclosed liabilities specified in the Agreement of Merger, assume all the liabilities of THC Industries, Inc., a California corporation (“THC Parent”), through a two-step merger by and among our Company, THC Parent, our wholly owned subsidiary THC Industries, LLC, a California limited liability company (“THC”), and our former wholly owned subsidiary THC Merger Co., Inc., a California corporation (the “THC Merger”). The transaction was delayed and on June 22, 2017, we successfully completed the conditions of a Standstill and Waiver Agreement signed between the parties on March 27, 2017, which resulted in a transfer and ownership of the assets relative to the purchase transaction. As a result of the THC Merger, THC became our wholly owned subsidiary.

On March 14, 2017, we entered into a Share Purchase Agreement (the “Share Purchase Agreement”) to sell BBC and its two wholly owned subsidiaries, Pineapple Express One LLC and Pineapple Express Two LLC to, Jaime Ortega, our largest shareholder and a related party, so that he can fund and prosecute litigation claims and settle debts for such subsidiaries, resulting from unconsummated parcel purchases we feel was purposely circumvented by 3rd parties involved in those transactions. Mr. Ortega took these steps so our claims can be addressed against the parties at fault without negatively impacting or distracting us.

On March 16, 2017, we formed Pineapple Express Consulting, Inc. (“PEC”) as a wholly owned subsidiary. Yucca Road Lease, LLC (“YRL”), a California limited liability company, formed by Sky Island, the owner of whom is our largest shareholder, on June 27, 2017 for the purpose of leasing or acquiring properties in the Yucca Road area of Adelanto, CA for purposes of advancing the business objective of our Company. On July 12, 2017, Sky Island changed the name of YRL to Pineapple Park, LLC (“PP”). On August 3, 2017, PP was conveyed to us by Sky Island for $100,000 an amount Sky Island had already paid as a deposit to Adelanto Property Management, LLC against a “master lease” for the Yucca Road premises at 10007-10019 Yucca Road, Adelanto, CA 92301. This $100,000 deposit was added to the debt owed by us to Sky Island, in essence, acquiring PP for no consideration. During the course of PP’s ownership by Sky Island, Sky Island also formed Pineapple Ventures Inc. (“PVI”), which entity applied for a permit from the City of Adelanto for commercial cannabis cultivation and manufacturing activities at the leased site. Once, and if, this application is approved, we have an option to purchase PVI from Sky Island for $1,000,000. As of the date of this filing, the applied for permit has not been granted nor has management indicated its intention to exercise the purchase option.

Through our operating subsidiary PEC, we provide capital to our canna-business clientele and provide consulting services and technology to develop, enhance, and expand existing and newly formed canna-businesses. Through PP, we develop, lease, and manage real estate properties for the use of PEC canna-business clients of PEC. Through our operating subsidiary THC, we operate a branded clothing line and own the rights to sell apparel such as t-shirts, hats, beanies, pants, shorts, baseball jerseys, jackets, sweatshirts, polo shirts, sweat pants and other attire displaying the THC trademarked name and logo, operate a clothing distribution facility and own the rights to the THC.com URL address.

We also intend to create a nationally branded and vertically integrated chain of cannabis retail stores under the “Pineapple Express” brand, which will be supported by anticipated Company-owned cultivation and processing facilities, and will feature products from anticipated Company-owned manufacturers. Our goal is that within five years the chain will consist of five Company-owned and operated facilities, and 20 licensee-owned cannabis retail stores. Currently our operations are limited to investing in existing and new canna-businesses, leasing real property to canna-businesses, consulting, product licensing, leasing and selling industry specific technology, and providing ancillary support services. However, we are currently in the process of transitioning to operating our own city and state licensed cannabis production, manufacturing, and distribution facility in Adelanto, CA within the next 6 months. However, the recent shift in Federal enforcement relative to the cannabis industry may delay or alter these plans until the Federal position is more certain.

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Companies in the cannabis industry face unique challenges and risks. To mitigate these risks, we operate both as an operating business and as a business that invests in other entities. It is our intention that this strategy will enable us to quickly develop recurring and easily replicable revenue sources, and avoid large upfront investments in infrastructure, escalating payroll costs associated with expansion, and the years of initial losses often typical of start-up companies. We believe that our competitive advantages include our business model, our exclusive proprietary technology, our employees’ and consultants’ extensive experience, and our key industry contacts in an industry that is both new and foreign to most. It is our expectation that these factors will set us apart from most of our competitors.

The existing operations are limited to investing in existing or new canna-businesses, leasing real property to canna-businesses, product licensing, and providing ancillary support services. We also intend to create a nationally branded and vertically integrated chain of cannabis retail stores under the “Pineapple Express” brand, which will be supported by future financings or anticipated Company-owned cultivation and processing facilities, and will feature products from anticipated Company-owned manufacturers.

We believe that due to the highly-fragmented nature of the existing cannabis industry, a vertically integrated supply chain will provide a sustainable competitive advantage over competitors, allow faster growth, more consistent product offerings, and make Pineapple Express more attractive for prospective licensees.

Results of Operations

For the Nine Month Period Ended September 30, 2017, as Compared to the Comparable Prior Period Ended September 30, 2016

Revenues and Cost of Goods Sold. We had $606,576 in revenues for the nine month period ended September 30, 2017 consisting of $250,000 in consulting services, including $55,000 for Project Dreams, LLC and $195,000 for Verde Industries; $18,750 License Fee on a $150,000 one-time license fee for THC URL commercial rights pro-rated over a sixty month period on a licensing agreement executed on May 26, 2017; and $337,826 in rent income for Project Dreams, LLC, Herbal Healing Center and Verde Industries, LLC commencing August 1, 2017 at a monthly rate of $57,500/month each, discounted to reflect a three month rent abatement period on each. No revenue was recorded in the comparable prior period ended September 30, 2016. No cost of goods sold were recorded during either period in 2017 or 2016.

General and Administrative. General and administrative expenses for the nine month period ended September 30, 2017 were $882,586, a significant decrease of $2,249,753, or 72%, from $3,132,339 incurred comparable prior period ended September 30, 2016. The decrease was the result of the sale of Company subsidiaries Better Business Consultants, Inc. and Pineapple Express 2, LLC and the abandonment of the DHS project during the period after September 30, 2016 that necessitated lower staffing levels, professional and service provider costs, and associated operating costs involved with multi-company operations. During the nine month period ended September 30, 2017 stock based compensation with an imputed value of $142,000, was recorded all for employment services.

Depreciation/Impairment. Depreciation expense for the nine month period ended September 30, 2017 was $6,472. Depreciation represented an increase of $2,159 from $4,313 incurred for the comparable prior period. No impairment charges were recorded in the nine month period ended September 30, 2017, however, $2,785,340 were incurred in the comparable prior period in 2016 as a consequence of the impairment of all assets acquired in the THC transaction. The increase in depreciation expenses represented a normal depreciation of existing assets. Assets acquired during the period ended September 30, 2017 included a non-depreciable land asset with a purchase value of $700,000 on April 5, 2017 and Leasehold Improvements of $76,600 on the Adelanto, CA leased facility that were not depreciated during that period.

Other income/expense. The Company had no “Other income” for the nine months ended September 30, 2017 and “Other expense” of $273,566, consisting of $256,732 in interest expense, $7,870 in changes to derivatives, and $8,964 for loss on settlement of debt. During the comparable prior period ended September 30, 2016, the Company had $2,647,248 of “Other expenses”, including $158,544 in interest expense, $2,785,340 in impairment losses, off-set by gains of $251,102 in the change in fair value of derivative liability and $45,534 gain on the disposition of a building.

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Gain in fair value of change in put agreement. In connection with the THC Merger, we issued shares of our common stock which were required to repurchase 24 to 30 months subsequent from the closing date of the THC Merger dependent on the market price of our common stock. As such, we were required to record the put agreement at market at the date of obligation and to mark to market each reporting period. Our initial valuation of the put options as of the date of acquisition on February 12, 2016 was $706,616, on September 30, 2016 was $455,514, and as of FYE December 31, 2016 we recorded fair value of our put options at $513,868 and recorded a gain of $192,748. As of September 30, 2017, the put options were valued at $521,738 and recorded a loss of $7,870.

Interest expense. Interest expense accrued for the nine month period ended September 30, 2017 was $256,732 compared with $158,544 in the comparable prior period in 2016. Interest expense in both periods occurred because of: (i) the of the promissory notes to Ramsey Salem, and subsequent payoff in FYE 2017, (ii) restructuring the Sky Island promissory notes, and (iii) payment or reduction of various notes payable associated with the Desert Hot Springs project (the “DHS Project”). Imputed interest of $34,812 was charged against additional paid in capital on notes originally recorded without interest and a penalty portion of a deferred liability during the nine month period ended September 30, 2017.

Net loss. Net loss for the nine month period ended September 30, 2017 was $556,048 compared to a net loss of $5,783,900 for the comparable period in 2016.

For the Three Month Period Ended September 30, 2017, as Compared to the Comparable Prior Period Ended September 30, 2016

Revenues and Cost of Goods Sold. We had $602,826 in revenues for the three month period ended September 30, 2017 consisting of completed consulting projects, including $55,000 for Project Dreams, LLC, $295,000 for Verde Industries, LLC, $15,000 from licensing fees, and $337,826 in rent income compared to no revenue in the comparable prior period ended September 30, 2016. No cost of goods sold were recorded during either period in 2017 or 2016.

General and Administrative. General and administrative expenses for the three month period ended September 30, 2017 were $290,087, a significant decrease of 1,574,705, or 84%, from $1,864,792 incurred comparable prior period ended September 30, 2016. The decrease was the result of the sale of Company subsidiaries Better Business Consultants, Inc. and Pineapple Express 2, LLC and the abandonment of the DHS project during the period after September 30, 2016 that necessitated lower staffing levels, professional and service provider costs, and associated operating costs involved with multi-company operations. During the three month period ended September 30, 2017 stock based compensation with a value of $142,000 and, in addition, an imputed value of $31,875 for accrued shares due Company executives in the three month period, all for employment services.

Depreciation/Impairment. Depreciation expense for the three month period ended September 30, 2017 was $2,158, compared to $2,340 incurred for the comparable prior period. No impairment charges were recorded in the three month period ended September 30, 2016 and 2017. The increase in depreciation expenses represented a normal depreciation of existing assets as no new depreciable assets were acquired in the three month period ended September 30, 2017.

Other income/expense. The Company had interest expense of $50,809 and a gain on change in fair value of derivative liability valuation of $23,255 and a loss on settlement of debt of $10,000 representing a total other expenses of $37,554 for the three month period ended September 30, 2017 compared to interest income of $102,706, loss in change in fair value of derivatives liability of $15,088, other expenses of $26,552, Impairment loss of $2,785,370 and a gain on the disposition of a building of $45,534 for an aggregate total other expenses of $2,678,740 for the comparable prior three month period ended 2016.

Gain in fair value of change in put agreement. In connection with the THC Merger, we issued shares of our common stock which were required to repurchase 24 to 30 months subsequent from the closing date of the THC Merger dependent on the market price of our common stock. As such, we were required to record the put agreement at market at the date of obligation and to mark to market each reporting period. Our initial valuation of the put options as of the date of acquisition on February 12, 2016 was $706,616 and as of FYE December 31, 2016 we recorded fair value of our put options at $513,868 and recorded a gain of $192,748. For the three month period from July 1, 2017 through September 30, 2017, the put options were valued at $521,738 with a recorded loss of $23,255.

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Interest expense. Interest income for the three month period ended September 30, 2016 was $102,706 compared to an expense of $50,809 for the three month period ended September 30, 2017. Imputed interest was $11,604 and $14,895 for the three month periods ended September 30, 2017 and 2016 respectively

Net loss. Net income for the three month period ended September 30, 2017 was $273,027 compared to a net loss of $4,529,833 in the comparable prior three month period in 2016.

For the Fiscal Year Ended December 31, 2016, as Compared to the Fiscal Year Ended December 31, 2015

Revenues and Cost of Goods Sold. We had no revenues or cost of goods sold during the fiscal years ended December 31, 2016 and 2015.

General and Administrative. General and administrative expenses for the fiscal year ended December 31, 2016 were $3,476,276, an increase of 2,321,671, or 202%, from $1,154,605 incurred for the year ended December 31, 2015. As we were beginning operations in January 2015, the significant increases were primarily due to added staffing levels, professional and service provider costs and establishing facilities. During the fiscal year period ended December 31, 2016, stock based compensation was $1,528,615, including $1,506,615 for services and $22,000 for equipment purchases as compared to $86,839 in 2015.

Depreciation/Impairment. Depreciation expense for the fiscal year ended December 31, 2016 was $6,662 and impairment was $2,785,339. Depreciation represented an increase of $5,515 from $1,147 incurred for the comparable prior period. No impairment charges were recorded in the fiscal year ended December 31, 2015. The increase in depreciation expenses is the result of added office and support equipment. Impairment on the intangible assets was a result our management’s valuation as verified by a Black Scholes assessment of our put option as part of the THC acquisition.

Other income/expense. Other income for the fiscal year ended December 31, 2016 was $6,990 compared to other expense of $32,356 for the fiscal year ended December 31, 2015. During the fiscal year ended December 31, 2016, $280,475 was recorded as interest expenses, $2,785,339 as impairment losses, $2,020,414 was recognized as a loss on dispositions resulting from the liquidation of investments and acquisitions related to the DHS project, $192,748 as a gain on the THC put options, and $227,540 write offs as a result of abandonment of investments against the DHS project..

Gain in fair value of change in put agreement. In connection with the THC Merger, we issued shares of our common stock which were required to repurchase 24 to 30 months subsequent from the closing date of the THC Merger dependent on the market price of our common stock. As such, we were required to record the put agreement at market at the date of obligation and to mark to market each reporting period. Our initial valuation of the put options as of the date of acquisition on February 12, 2016 was $706,616 and as of FYE December 31, 2016 we recorded fair value of our put options at $513,868 and recorded a gain of $192,748.

Interest expense. Interest expense accrued for the fiscal year ended December 31, 2016 was $430,475 related to: (i) promissory notes to Sky Island, (ii) promissory notes to Ramsey Salem issued as consideration for the acquisition of THC, and (iii) various notes payable associated with the Desert Hot Springs project (the “DHS Project”). Imputed interest of $44,684 was charged against additional paid in capital on notes originally recorded without interest and a penalty portion of a deferred liability. No interest expense was recorded for the fiscal year ended December 31, 2015.

Net loss. Net loss for the fiscal year ended December 31, 2016 was $8,596,968, as compared to a net loss of $1,188,108 for the fiscal year ended December 31, 2015.

Liquidity and Capital Resources

As of September 30, 2017, we had a working capital deficit of $4,399,437. Working capital as of September 30, 2017 was comprised of cash of $240, accounts receivable of $50,000, $7,771 in prepaid expenses, and $162,146 in deferred rental income. In the nine month period ended September 30, 2017, we received $141,900 in cash from financing activities, including $645,000 in proceeds from the sale of our common stock and $65,892 from the issuance of promissory notes to related parties, offset by repayment of promissory notes payable for $510,192 and $58,800 payment to advance on agreement. For the fiscal year period ended December 31, 2016, we received $2,163,093 in cash from financing activities, including $2,016,000 in proceeds from the sale of our common stock, $746,066 from the issuance of notes payable, of which $641,000 was from related parties; offset by repayment of notes payable and capital leases for $550,000. For the nine months ended September 30, 2017, we incurred operating expenses of $889,058, including $882,586 in general and administrative expenses and $6,472 in depreciation expenses. For the fiscal year ended December 31, 2016, we incurred operating expenses of $3,482,938 including $3,476,276 in General and Administrative Expenses and $6,662 in depreciation expenses.

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We have funded our operations since inception primarily through the issuance of equity in private placements to third parties and/or promissory notes to related parties for cash. The cash was used primarily for operating activities, including cost of employees, management services, professional fees, consultants and travel. Our management expects that cash from operating activities will not provide sufficient cash to fund normal operations, support debt service, or undertake certain investments we anticipate to prosecute our business proposition both in the near and intermediate terms. We will continue to rely on financing provided under notes from related and 3rd party sources, as well as sale of shares of our common stock in private placements, to fund our expected cash requirements.

As of September 30, 2017, we had current liabilities of $4,619,594, comprised of $1,345,896 in accounts payable, $131,934 in accrued interest payable, note payable due to related parties of $1,215,892, notes payable of $47,069, advances on agreements (short term) of $608,161, deferred revenue of $576,250, security deposit on a lease agreement of $170,680, deferred rent income of $1,974, and derivative liabilities of $521,738 related to the Black Scholes treatment of our put options. This compares with current liabilities of $3,849,491, comprised of $1,511,962 in accounts payable, $88,321 in accrued interest payable, note payable due to related parties of $733,000, notes payable of $557,261, advances on agreements (short term) of $445,079, and derivative liabilities of $513,868 related to the Black Scholes treatment of our put options

We intend to raise additional capital through private placements of debt and/or equity securities, but there can be no assurance that these funds will be available on terms acceptable to us, if at all, or will be sufficient to enable us to fully complete our development activities or sustain operations. If we are unable to raise sufficient additional funds, we will have to develop and implement a plan to further extend payables, reduce overhead, or scale back our current business plan until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

Going Concern

Our consolidated financial statements included elsewhere in this Form 10 have been prepared assuming that we will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As reflected in such consolidated financial statements, we had a stockholders’ deficit of $3,639,233 at September 30, 2017, and incurred a net loss of $556,048 and utilized net cash of $94,300 in operating activities for the nine-month period then ended. These factors raise substantial doubt about our ability to continue as a going concern. In addition, our independent registered public accounting firm in their audit report to our financial statements for the fiscal year ended December 31, 2016 expressed substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern was raised due to our net losses and negative cash flows from operations since inception and our expectation our expectation that these conditions may continue for the foreseeable future. In addition, we will require additional financing to fund future operations. Our consolidated financial statements included elsewhere in this Form 10 do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Based on our management's estimates and expectation to continue to receive short-term debt funding from a related party on as needed basis, we believe that current funds on hand and proceeds of such loans will be sufficient for us to continue operations through December 31, 2018. Our ability to continue as a going concern is dependent on our ability to execute our business strategy and in our ability to raise additional funds. Management is currently seeking additional funds, primarily through the issuance of equity and/or debt securities for cash to operate our business, however, we can give no assurance that any future financing will be available or, if at all, and if available, that it will be on terms that are satisfactory to us. Even if we can obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in case of equity and/or convertible debt financing.

Off-Balance Sheet Arrangements

As of August 3, 2017 we have entered into an agreement with Sky Island wherein certain assets were acquired consisting of a “master lease” for the 10007 Yucca Road, Adelanto, CA project, recorded on our books and records as an increase in our related party notes payable to Sky Island. As an integral part of the agreement, we also committed to purchase Sky Island’s subsidiary, Pineapple Ventures Inc. (“PVI”) for $1,000,000 once, and if, the PVI application to the City of Adelanto has been approved for commercial cannabis cultivation and manufacturing for the Yucca Road site. The transaction represents a contingent liability and has not been recorded on our books and records of the Company at the time of the filing of this Form 10.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the recoverability and useful lives of long-lived assets, the fair value of our stock, stock-based compensation and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

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Revenue Recognition

Lease/Leasehold Improvement/Construction

The Company will recognize revenue from rent, tenant reimbursements, and other revenue sources once all of the following criteria are met in accordance with Accounting Standards Codification (“ASC”) subtopic 605 – Revenue Recognition: (a) the agreement has been fully executed and delivered; (b) services have been rendered: (c) the amount is fixed and determinable; and (d) the collectability of the amount is reasonably assured.

In accordance with ASC 840 – Leases, minimum rental revenue will be recognized in rental revenues on a straight-line basis over the term of the related lease. Rental revenue recognition commences when the tenant takes possession or controls the physical use of the leased space. In order for the tenant to take possession, the leased space must be substantially ready for its intended use. To determine whether the leased space is substantially ready for its intended use, management evaluates whether the Company or tenant is the owner of the tenant improvements for accounting purposes. When management concludes that the Company is the owner of the tenant improvements, rental revenue recognition begins when the tenant takes possession of the finished space, which is when such tenant improvements are substantially complete. In certain instances, when management concludes that the Company is not the owner (the tenant is the owner) of tenant improvements, rental revenue recognition begins when the tenant takes possession of or controls the space.

When management concludes that the Company is the owner of tenant improvements, for accounting purposes, management records the cost to construct the tenant improvements as a capital asset. In addition, management records the cost of certain tenant improvements paid for or reimbursed by tenants as capital assets when management concludes that the Company is the owner of such tenant improvements. For these tenant improvements, management records the amount funded or reimbursed by tenants as deferred revenue, which is amortized as additional rental income over the term of the related lease. When management concludes that the tenant is the owner of the tenant improvements for accounting purposes, management records the Company’s contribution towards those improvements as a lease incentive, which is amortized as reduction to rental revenue on a straight-line basis over the term of the lease.

Deferred Leasing Costs

We consider a number of different factors to evaluate whether we or the lessee is the owner of the tenant improvements for accounting purposes. These factors include: (i) whether the lease stipulates how and on what a tenant improvement allowance may be spent; (ii) whether the tenant or landlord retains legal title to the improvements; (iii) the uniqueness of the improvements; (iv) the expected economic life of the tenant improvements relative to the term of the lease; and (v) who constructs or directs the construction of the improvements. The determination of who owns the tenant improvements for accounting purposes is subject to significant judgment. In making that determination, we consider all of the above factors. No one factor, however, necessarily establishes any determination.

Direct leasing costs, primarily consisting of third-party leasing commissions, tenant inducements and legal costs are capitalized and amortized over the life of the related lease. Tenant inducement amortization is recorded as an offset to rental revenue and the amortization of other direct leasing costs is recorded in amortization expense.

Tenant inducement amortization was $165,313 for the five month period December 31, 2017. For the years ended December 31, 2018 through 2021, $148,063, $130,813, $113,563, and $96,313 respectively until the total inducement amortizes in July, 2027.

As Lessee

We have leased properties that are subject to long-term leases and we lease office space, parking space, and equipment. Total rent expense for the year ended December 31, 2017 was approximately $376,250. These expenses only cover lease spaces of 50,000 sq. ft.in Phase 1 of the development. Of Phase 1, PNPL has sub-leased 34,133 sq. ft., leaving a remainder of 15,867 sq. ft. in Phase 1 and out of a total of 107,262 sq. ft., 73,129 sq. ft. remain for development.

Future minimum base rental payments payable by us under our non-cancelable “master lease” are as follows:

Year	Amount
2017	$322,500
2018	1,290,000
2019	1,301,288
2020	1,349,326
2021	1,380,536
Thereafter	998,479
Total	$6,633,128

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As Lessor

Future minimum base rental payments due to us under non-cancelable leases in effect as of August 1, 2017, for operating properties we consolidate are as follows:

Year	Amount
2017	$285,680
2018	2,048,160
2019	2,048,160
2020	2,048,160
2021	2,048,160
Thereafter	11,435,560
Total	$19,798,880

As addition sub-leases are executed in following period, these balances will increase.

Revenue Recognition and Valuation of Receivables

We are required to recognize minimum rent revenues on a straight-line basis over the terms of tenant leases, including rent holidays and bargain renewal options, if any. Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the tenant’s lease provision. Leases are not uniform in dealing with such cost reimbursements and there are many variations to the computation. We make quarterly accrual adjustments, positive or negative, to tenant reimbursement revenue to adjust the recorded amounts to our best estimate of the final amounts to be billed and collected with respect to the cost reimbursements. Revenues relating to lease termination fees are recognized on a straight line basis amortized from the time that a tenant’s right to occupy the leased space is modified through the end of the revised lease term and are included in other revenue in the accompanying consolidated statements of operations. To the extent our leases provide for rental increases at specified intervals, we will record a receivable for rent not yet due under the lease terms. Accordingly, our management must determine, in its judgment, to what extent the unbilled rent receivable applicable to each specific tenant is collectible. We review unbilled rent receivables on a quarterly basis and take into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of unbilled rent with respect to any given tenant is in doubt, we would be required to record an increase in our allowance for doubtful accounts or record a direct write-off of the specific rent receivable.

License Fees

Fees received in exchange for a license or other intangible right or for the performance of certain tasks related to a future service, the Company deems does not result in revenue recognition upon delivery. A license provided does not constitute deliverables that a customer would pay for, absent an ongoing service arrangement. In the case of PNPL, a licensing fee for the delivery of a future service will be recognized over the term of the license. Absent a term in the licensing agreement, for an intangible right related to our intellectual property or URL rights, the Company shall deem a term of five (5) years.

Investments

We have adopted Accounting Standards Codification subtopic 323-10, Investments-Other (“ASC 325-10) which requires the accounting for investments at the lower of cost or fair value where the Company cannot exert significant influence of a joint venture or equity investment. We account for our 15.18% ownership of Nature’s Treatment of the Quad Cities, LLC, NTQC Series II (“Series II”) utilizing the cost method of accounting.

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Stock-Based Compensation

We measure the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by us in the same expense classifications in the consolidated statements of operations, as if such amounts were paid in cash.

Leases

We currently lease properties in locations that would be acceptable for regulatory purposes and acceptable to sub-lessees for the manufacturing and development of their products. We evaluate the lease to determine its appropriate classification as an operating or capital lease for financial reporting purposes. We currently have one lease which is not classified as a capital lease.

Minimum base rent for our operating leases, which generally have escalating monthly rents over the term of the lease, is recorded on a straight-line basis over the lease term. The initial rent term include may include a build-out, or may include a short holiday period, where no rent payments are typically due under the terms of the lease.

Item 3. Properties.

On June 1st, 2016, we moved into our current office space located at 10351 Santa Monica Blvd., Suite 420, Los Angeles, CA. The space has 2,149 rentable square feet and a lease term of four years. We currently pay a total of $8,079 per month for the location. We believe that such property is in good condition and is suitable for the conduct of our business.

On April 5, 2017, we entered into a real estate purchase transaction for a 1.26-acre parcel of land in Desert Hot Springs, CA that we intend to develop over the course of the next 24 months. The parcel purchase was finalized on July 24, 2017 for $700,000 and we took possession of the parcel. In order to finance this purchase, we borrowed $700,000 from a related party entity, Sky Island, Inc., controlled by our largest shareholder, Jaime Ortega.

Through PP, we have leased 107,000 square feet of permitted commercial cultivation warehouse space in Adelanto, CA so it can sublease the same at a profit to its clients and tenants in Southern California. We have subleased approximately 34,000 square feet and plans to lease its remaining 73,000 square feet to new and existing clientele.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information, as of December 31, 2017, with respect to the beneficial ownership of the Company’s outstanding common stock by (i) any holder of more than 5%; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

Name and Address (1)	Number of Shares Beneficially Owned (2)	Percentage of Outstanding Shares (2)

Executive Officers and Directors
Matthew Feinstein	7,100,000	11.01%
Eric Kennedy	145,000	0.22%
Theresa Flynt	480,000	0.74%
All current executive officers and directors as a group (3 persons)	7,725,000	11.98%

5% Shareholders

Anna Mikhaylova	7,273,000	11.28%
Jaime Ortega (3)	31,835,000	49.38%

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(1)	The mailing address for each person and entity is c/o Pineapple Express, Inc., 10351 Santa Monica Blvd., Suite 420, Los Angeles, California 90025.

(2)

Applicable percentage ownership is based on 64,475,425 shares of common stock, 64,220,425 outstanding and 255,000 accrued to executives of the Company as of December 31, 2017, together with securities exercisable or convertible into shares of common stock within 60 days of such date for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of December 31, 2017 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)

Jaime Ortega is the beneficial owner of 31,835,000 shares of the Company through a transaction with the predecessor majority shareholder. Mr. Ortega has executed a voting proxy whereby voting power of his shares have been pledged to the board of directors for the company and sales of his shares have been restricted for a defined period of time and only eligible through a pre-approved 10b5-1 sales program.

Item 5. Directors and Executive Officers.

The following table sets forth certain information regarding our current executive officers and directors as of December 31, 2017:

Name	Age	Position
Matthew Feinstein	48	Chief Executive Officer, President, Secretary, Chairman of the Board and Director
Theresa Flynt	48	Vice President, Business Development
Eric Kennedy	42	Director

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board. All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. Our Board of Directors appoints officers annually and each executive officer serves at the discretion of our Board of Directors.

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Matthew Feinstein. Mr. Feinstein, a founder of the Company, was appointed our Chief Executive Officer, President, Secretary, Chairman of the Board, and Interim Chief Financial Officer on August 24, 2015 upon consummation of the Share Exchange. He has served as the President and a director of BBC since February 13, 2015.Mr. Feinstein has been actively involved in the cannabis industry since 2013.At the Company, Mr. Feinstein is responsible for sourcing investment opportunities, joint venture relationships, and identifying acquisition targets. He is also responsible for developing the Company’s objectives. Prior to forming Better Business Consultants, Inc., which was acquired by the Company on August 24, 2015, Mr. Feinstein was associated with Medbox, Inc. in various capacities as a consultant and employee from June 2013 to December 2014, and served as Vice President from February 2014 through December 2014and on the board of directors from April 2014 through October 2014. At Medbox, Inc. Mr. Feinstein responsibilities included developing client relationships and assisting these clients through the licensing process for canna-businesses. Upon securing a license, he would manage the process of site selection, site construction, and training for each client. During his tenure, Feinstein assisted clients to secure canna-business licenses in Nevada, California, Washington, Oregon, and Illinois. He resigned as Chief Financial Officer on March 15, 2016.

Mr. Feinstein has over 27 years of experience in consumer product manufacturing, distribution, and national retail operations. He served as the Director of Technical Service Operations at Minute Key, Inc. from 2011 to 2012, Operational Supervisor at Redbox, Inc. from 2009 to 2011, President and founder of Starlight Home Entertainment, a leading independent DVD sales, marketing, and distribution company from 2001 to 2008, Managing Director of Consumer Services at Urbanfetch from 1999 to 2000, and Vice President of the Franchisor Military Rent-All and Marbles Entertainment retail chains from 1991 to 1999.Mr. Feinstein and Starlight Home Entertainment separately filed bankruptcy petitions in 2007. The bankruptcies were discharged in 2008. Mr. Feinstein earned his undergraduate degree in Political Science in 1991 from the University of California, Berkeley. Mr. Feinstein’s background and many years of experience in retail operations and rolling out retail chains provides the Company with experience and knowledge in this area. When combining these duties with his added and more recent experience in the cannabis industry and his ability to source investors for the Company, Mr. Feinstein lends himself to be an ideal candidate to head the Company and serve on the Board as its Chairman at the critical and early stages of the Company’s lifecycle.

Theresa Flynt. Ms. Flynt oversees the development of new and existing consulting businesses, in addition to assisting the company in its licensing and branding efforts. Ms. Flynt has over 20 years of experience in operations, management, marketing, licensing, and development. Prior to joining Pineapple Express, Ms. Flynt spent 21 years working at Hustler in various roles. She started in Hustler’s publishing division. She went on to oversee the design, building and day-to-day operations of Hustler Hollywood, a retail powerhouse with 15 locations nationwide. She later moved on to becoming Hustler’s Executive Vice President of Retail Operations, Vice President of Licensing and Brand Development and, then, Chief Marketing Officer. Ms. Flynt earned her bachelorette degree in Business Administration, Marketing and Management from Mount Saint Mary’s University in Los Angeles, CA. She has also served on the boards of FSC (Free Speech Coalition), ASACP (Association of Sites Advocating Child Protection), and FMG (Flynt Management Group for the Hustler brand).

Eric Kennedy. Mr. Kennedy was appointed to our board of directors on June 1, 2016. Since June 2013, Mr. Kennedy has been a partner in the Los Angeles office of a regional law firm with offices in California, Utah, Nevada, and Arizona. From April 2010 to June 2013, Mr. Kennedy was an attorney with the international law firm, Jones Day. Mr. Kennedy’s practice focuses primarily on representing public companies and large private companies in all aspects of commercial litigation, including class action defense and disputes involving contracts, fraud, unfair competition, real estate, false advertising, trade secrets, and trademark and copyright infringement. Mr. Kennedy was defense counsel in a four month trial regarding the fiduciary duties applicable to the members of a board of directors. In the process of obtaining a full defense verdict for his client, Mr. Kennedy gained valuable experience and knowledge regarding the critical role of directors, including their collective and individual duties to the company and the shareholders. He brings that experience with him to the Company’s board. Mr. Kennedy obtained his BS in Psychology from Brigham Young University in 1999 and his JD from the University of Southern California in 2003. Mr. Kennedy has the experience and understating of the environment that present day public companies must operate in. He brings a unique legal perspective and insights specifically regarding the duties and roles that board members must follow to faithfully uphold their obligations and his service as an independent director should be of great value to the Company.

Family Relationships

There are no family relationships between any of our officers and directors.

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Item 6. Executive Compensation.

Our named executive officers, consisting of our principal executive officer and our only other executive officer as of December 31, 2016 (the “Named Executive Officers”), were:

●	Matthew Feinstein, Chief Executive Officer, President, Secretary, Chairman of the Board and Director; and

●	Theresa Flynt, Vice President, Business Development

Summary Compensation Table

The following table sets forth, for the fiscal years ended December 31, 2016 and 2015, compensation awarded or paid to our Named Executive Officers.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation(2)	Total

Matthew Feinstein	2016	$180,000	0	0	0	0	0	0	180,000
	2015	$120,500	0	0	0	0	0	0	120,500

Theresa Flynt	2016	$120,000	0	105,000	0	0	0	0	225,000
	2015	$8,000	0	0	0	0	0	0	8,000

(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of a restricted stock award consisting of 105,000 shares of our common stock made to Ms. Flynt in March 2016. Such shares vested immediately upon issuance. In light of the very limited trading of our common stock, such aggregate grant date fair value was determined based on the price of $1.00 per share, the price at which we sold our common stock in a private placement around the same time as the grant date.

(2)	The amount of perquisites and other personal benefits has been excluded as the total value of perquisites and other personal benefits for each Named Executive Officer per year was less than $10,000.

Consulting Agreements, Employment Agreements and Other Arrangements

Matthew Feinstein ― We paid Matthew Feinstein, our Chief Executive Officer, President, Secretary and Chairman of the Board of Directors, a total of $64,000 from February 2015 through August 31, 2015. On August 24, 2015, we entered into a two-year consulting agreement with Mr. Feinstein. Pursuant to this agreement, we paid Mr. Feinstein $12,000 in September 2015, and a monthly fee of $15,000 in October 2015, and thereafter to be available to provide at least 30 hours of consulting services a week on matters including (i) state, county and city marijuana statutes, rules, laws and relationships and (ii) the operation of medical marijuana dispensaries, including implementation of internal controls and asset safeguards, growing facility management and crop optimization, multi-location product distribution and controls, cash collection security and processing controls and inventory management for just-in-time dispensary deliveries. We also agreed to issue Mr. Feinstein 500,000 shares of Series A Convertible Preferred Stock that are convertible into 5,000,000 shares of our common stock. The issuance of the 500,000 shares of Series A Convertible Preferred Stock was rescinded effective December 31, 2015.

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On March 1, 2016, we entered into an employment agreement with Mr. Feinstein and terminated the consulting agreement. The agreement has a 13-month term and provides for an annual base salary of $180,000. Mr. Feinstein shall be eligible for performance-based bonuses and equity awards at the sole discretion of the Company. The agreement may be terminated by either party for any reason with two weeks’ notice; provided however, we may terminate the agreement for cause with no notice, and provided further that Mr. Feinstein may terminate the agreement for good reason but only after providing written notice to us identifying in reasonable detail the basis therefor and delivered within 30 days after his actual knowledge of the event or circumstance providing such basis, and the Company has not cured such condition within 45 days following delivery of such written notice. In the event that Mr. Feinstein terminates his employment with or without cause or the Company terminates Mr. Feinstein’s employment without cause, Mr. Feinstein shall be entitled to receive a severance payment of $180,000 in one lump sum. The agreement requires that Mr. Feinstein ensure that no conflict of interest arises with respect to his transactions with any other entity during the term of the agreement. He is also required to never disclose any confidential material acquired during the course of his service, subject to customary exceptions, and, for a period extending to one year following his resignation or removal, own, manage, advise or finance any entity or person engaged in the Cannabis industry or in competition with the Company. On January 1, 2017 Mr. Feinstein terminated his employment agreement in favor of a consulting agreement.

Theresa Flynt

On November 30, 2015, we entered into a consulting agreement with Theresa Flynt. The agreement had a term of three months and could be terminated by Ms. Flynt with 30 days prior written notice. Pursuant to this agreement, we paid Ms. Flynt a monthly fee of $7,500 and 100,000 shares of the Company. On March 1, 2016, we entered into an employment agreement with Ms. Flynt to appoint her as Vice President, Business Development of the Company. Pursuant to this agreement, we agreed to pay Ms. Flynt an annual salary of $120,000 and 100,000 restricted shares of the Company’s common stock.

Director Compensation for Fiscal Year Ended December 31, 2016

In June 2016, we entered into an Independent Director Retention Agreement with Eric Kennedy. Pursuant to this agreement we agreed to pay Mr. Kennedy cash compensation of $1,500 per month throughout the term of his service. We also agreed to issue him 50,000 shares of our common stock upon his appointment and an additional 2,500 shares following the end of each calendar quarter through the term of his service. On January 26, 2017, the Company issued Mr. Kennedy 75,000 additional shares as an additional benefit of his continued engagement on our Board of Directors.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	All other compensation ($)	Total ($)
Eric Kennedy	10,500	57,500	—	—	57,500

(1)	In light of the very limited trading of our common stock the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 was determined based on a price of $1.00 per share the price at which we sold our common stock in a private placement around the same time as the grant date.

Outstanding Equity Awards at Fiscal Year-End

We did not have any equity awards outstanding as of December 31, 2016.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Certain Relationships and Related Transactions

From January 29, 2015 (date of inception) through December 31, 2015, BBC and the Company issued demand notes to related party entities for advances in aggregate of $305,000. We did not incur any interest or fees in connection with these notes. As of December 31, 2015, $42,000 was outstanding. As of March 14, 2017, BBC owes Sky Island, Inc., $560,000 pursuant to an interest-bearing note that bears an interest rate of 10% per year and will mature on December 31, 2021. The note is due and payable on demand.

In August 2015, we issued 500,000 shares of Series A Convertible Preferred Stock to Matthew Feinstein, our Chief Executive Officer, President, Secretary and Chairman of the Board, pursuant to a consulting agreement. The shares were rescinded pursuant to a rescission agreement effective December 31, 2015.

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In September 2015 we issued 100,000 shares of Series A Convertible Preferred Stock to Christopher Plummer, our Chief Compliance Officer and a director, pursuant to a consulting agreement. The shares were rescinded pursuant to a rescission agreement effective December 31, 2015.

In August 2015 we were assigned the provisional patent application for the “Top-Shelf” display safe system. The system allows for a dispensary operator to safely display product, secure product in an armored safe, weigh product in real-time using electronic scales housed in each of the locked compartments within the safe, and then dispense the product using an integrated Point-of-Sale, or POS System. On July 20, 2016 we entered into a licensing and royalty agreement with the developer of the “Top-Shelf” (“Assignor”), Sky Island, Inc., which is owned by our largest shareholder Jaime Ortega and, which assigned us the patent application in question and provided for a royalty arrangement with Assignor pursuant to which (i) the Company shall pay Assignor a one-time royalty payment equal to 30% of the gross sales price of each unit sold, and (i) if a system is leased, the Company shall pay Assignor 30% of any lease payments made to the Assignee. On May 9, 2017 the USPTO published the approved patent (#9,642,476) for the “Top-Shelf” system.

During the period from January 29, 2015 through December 31, 2015, the Company purchased a 15.18% ownership interest in Nature’s Treatment of the Quad Cities, LLC NTQC Series II (“Series II”) and NTI, both companies founded by Mr. Feinstein, for an aggregate investment of $162,214.Series II is expected to own a building that will house dispensary operations of NTI. Mr. Feinstein transferred his interests in NTQC and NTI to BBC in 2015 for $50,000, $45,000 of which is still owed to Mr. Feinstein. In connection with the investment, the Company, through BBC, entered into a consulting agreement whereby the Company will provide consulting and managerial services in exchange for the lesser of 5% of NTI’s gross profit or 15.18% of the after-tax distributable income of NTI. The consulting agreement has a five year term with an automatic five year renewal period unless terminated upon 30 days’ notice prior to end of current term by either party.

Throughout 2016 and 2017, the Company entered into a series of promissory notes to borrow a total of approximately$1.4 million from Sky Island Inc., which is owned by our largest shareholder Jaime Ortega.

Director Independence

Our Board of Directors presently consists of two members. Our Board of Directors has determined that Eric Kennedy is the only “independent” director as such term is defined by SEC rules adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and as determined in accordance with Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market, Inc.

Item 8. Legal Proceedings.

From time to time we may be involved in litigation relating to claims arising out of the operation of our business in the normal course of business. Except as set forth below, as of the date of this registration statement we are not aware of potential dispute or pending litigation and are not currently involved in a litigation proceeding or governmental actions the outcome of which in management’s opinion would be material to our financial condition or results of operations. An adverse result in these or other matters may have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

A trademark application was filed by Global Brand Consulting LLC for a logo including the word “THC” (the “Conflicting Trademark”) with the USPTO. We believe that this application should have been rejected by the USPTO in light of the existing registered THC® trademark and that any use in commerce of the Conflicting Trademark by Global Brand Consulting LLC would be an infringement upon our trademark. We and the THC shareholders have agreed to hold in escrow $150,000 of the purchase price paid to the THC shareholders for use in connection with resolving this trademark dispute. As of June 15, 2016, we have delivered a cease and desist letter to Global Brand Consulting LLC in connection with the foregoing. The Company has not yet initiated a lawsuit to pursue any infringement claims we might have with regard to the THC trademark.

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DHS Project/Pineapple Park

On March 14, 2017, the Company entered into a Share Purchase Agreement to sell BBC and its three wholly owned subsidiaries, Pineapple Express One LLC, Pineapple Express Two LLC and Pineapple Property Investments, LLC to a related party, Jaime Ortega. Mr. Ortega expressed interest in these companies so that he can fund and prosecute litigation claims and settle debts for these subsidiaries, resulting from unconsummated parcel purchases the Company feels was purposely circumvented by 3rd parties involved in those transactions. Mr. Ortega, as an interested party, took these steps so the Company’s claims can be addressed against the parties at fault without negatively impacting or distracting the Company. The terms of the Share Purchase Agreement are discussed in greater detail in the “legal proceedings” section of this Form 10.

Legal Actions/DHS Project/Pineapple Park

On April 7, 2017, Orr Builders, Prest-Vuksic Architects, Inc. and MSA Consulting, Inc. (all California corporations) (as Plaintiffs) filed a complaint upon the Company, including subsidiaries Pineapple Express One LLC, Better Business Consultants Inc., and MJ Business Consultants; Clonenetics Laboratories Cooperative, Inc.; United Pentecostal Church; and Healing Nature, LLC; and numerous DOES 1 through 100 (as Defendants) in the Superior Court of the State of California for the County of Riverside, Case No. PSC 1700746 (hereinafter referred to as the “Lead Case”), and a related and consolidated case #PSC1702268, alleging, among other things: (i) breaches of contracts related to the DHS Project/Pineapple Park, (ii) foreclosure of mechanics’ lien, (iii) negligent misrepresentation, and (4) unjust enrichment (against United Pentecostal Church only).

This matter is currently in initial discover stage. A hearing for judgment on the pleadings on the Lead Case is set for December 5, 2017. A Trial Setting Conference is set for January, 2018. Currently, the matter is an active litigation and with discovery just underway, it is unclear whether the matter will be settled or go to trial.

An additional complaint was filed by Searock+Stafford CM, a construction management firm engaged for various aspects of the DHS Project, Case #BC658092 that was settled and dismissed on September 26, 2017.

BBC/PE2 – DHS Project/Pineapple Park Counter Complaint

Former subsidiary, Better Business Consultants, Inc., sold to the Company’s largest shareholder, Jaime Ortega on March 14, 2017, have filed a complaint against Clonenetics Laboratories Cooperative, Inc. (“CLC”) and its CEO, Dan Osborne (“Osborne”), entities heretofore named as co-defendants in the complaint filed on the Company by Orr Builders, et. al. on April 7, 2017 (the Lead Case), for breach of contract in an amount of $116,433 for promissory notes executed by CLC and guaranteed by Osborne on March 25, 2016 (Case No. SC127739). The matter is currently in discovery stage, however counsel for CLC has advised a motion for substitution of attorney will be filed.

Prior to April 28, 2016, our common stock was quoted on the OTCPink Marketplace. On April 28, 2016 the SEC suspended the trading of our Common Stock due to market activity that raised concerns about the adequacy of publicly-available information regarding the Company. The trading suspension ended on May 11, 2016 but a broker must also file a Form 15c2-11 with FINRA that must be approved before the Common Stock can be eligible for quotation on the OTCPink Marketplace. As of the date of this Form 10, no broker has filed a Form 15c2-11 and as a result, our Common Stock trades on the OTC Grey Market. On March 31, 2016 the OTC Markets Group identified our securities with a caveat emptor symbol due to trading activity that caused our stock price to rise from a low of $10.10 on March 24, 2016 to a high of $42.38 on March 31, 2016.The caveat emptor symbol is intended to inform investors that there may be reason to exercise additional care and perform thorough due diligence in making investment decisions in an issuer. We anticipate that a broker will file a Form 15c2-11 and that such form will be approved and that the caveat emptor will be removed after we file this Form 10 with the Securities and Exchange Commission (“SEC”) and the Form 10 has cleared the SEC’s comments. Should the SEC refuse to clear comments on the Form 10 or the OTC Markets Group refuse to remove the caveat emptor symbol, our Common Stock may never be able to uplist from the OTC Grey Sheets, the trading price of our Common Stock could suffer, the trading market for our Common Stock may be less liquid and our stock price may be subject to increased volatility, making it difficult or impossible for you to resell shares of our Common Stock.

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Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Our Common Stock is currently eligible for quotation and trades on the OTC Grey Market under the symbol “PNPL.” On March 31, 2016, the OTC Markets Group identified our securities with a caveat emptor symbol due to trading activity that caused our stock price to rise from a low of $10.10 on March 24, 2016 to a high of $42.38 on March 31, 2016.

The following table sets forth the high and low closing bid prices for our common stock for the fiscal quarter indicated as reported on OTCPink Marketplace and OTC Grey Market, as applicable. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Our common stock is very thinly traded and, thus, pricing of our common stock on the OTC Grey Market does not necessarily represent its fair market value. The last reported sales price of our common stock on the OTC Grey Market on January 19, 2018 was $1.15 per share.

Period	High	Low

Quarter ending December 31, 2017	$0.70	$1.00
Quarter ending September 30, 2017	$0.75	$1.15
Quarter ending June 30, 2017	$1.80	$0.95
Quarter ending March 31, 2017	$2.75	$1.00
Quarter ending December 31, 2016	$6.50	$1.00
Quarter ending September 30, 2016	$3.05	$1.75
Quarter ending June 30, 2016	$22.00	$2.00
Quarter ending March 31, 2016	$23.95	$1.57
Quarter ending December 31, 2015	$1.94	$0.75
Quarter ending September 30, 2015	$2.80	$0.02
Quarter ending June 30, 2015	$0.35	$0.12
Quarter ending March 31, 2015	$0.25	$0.18
Quarter ending December 31, 2014	$0.70	$0.19
Quarter ending September 30, 2014	$1.45	$0.01
Quarter ending June 30, 2014	$2.80	$1.00
Quarter ending March 31, 2014	$40.00	$2.00

Holders

As of December 31, 2017, we had 64,220,425 shares of common stock outstanding and approximately 247 shareholders of record.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any common stock authorized for issuance under equity compensation plans.

Item 10. Recent Sales of Unregistered Securities.

The following information represents securities sold by the Company within the past three years which were not registered under the Securities Act. Included are sales of reacquired securities, as well as new issues, securities issued in exchange for property, services, or other securities, and new securities resulting from the modification of outstanding securities.

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●	In August 2015, we issued an aggregate of 50,000,000 shares of Common Stock to the shareholders of BBC upon consummation of the Share Exchange.

●	In August 2015, we issued 500,000 shares of Series A Convertible Preferred Stock to Matthew Feinstein, our Chief Executive Officer, President, Secretary, and Chairman, as partial compensation for his services, as further described in “Executive Compensation”. The issuance of the 500,000 shares of Series A Convertible Preferred Stock was rescinded effective December 31, 2015.

●	In August 2015, we issued an aggregate of 3,350,000 restricted shares of Common Stock to accredited investors upon conversion of $335,000 of existing debt.

●	In September 2015, we issued 1,000,000 shares of Series A Convertible Preferred Stock to Sky Island Inc., an entity now controlled by our largest shareholder, Jaime Ortega. The shares were issued as compensation for assignment of a provisional patent application filed August 11, 2015.The issuance of the 500,000 shares of Series A Convertible Preferred Stock was rescinded effective December 31, 2015.

●	In September 2015, we issued 100,000 shares of Series A Convertible Preferred Stock to Christopher Plummer, our former Chief Compliance Officer and a director, as partial compensation for his services, as further described in “Executive Compensation.” The issuance of the 500,000 shares of Series A Convertible Preferred Stock was rescinded effective December 31, 2015.

●	In October 2015, we issued 347,333 restricted shares of our Common Stock to consultants as compensation for services.

●	In October 2015, we issued 1,844,000 restricted shares of our Common Stock to accredited investors for an aggregate purchase price of $461,000.1,804,000 of the shares were issued upon conversion of $451,000 of existing debt.

●	On January 29, 2016, the Company issued an aggregate of 40,000 restricted shares of its common stock for services valued at $20,000.

●	In February 2016, the Company sold an aggregate of 910,000 restricted shares of its common stock for net proceeds of $405,000, excluding $50,000 previously received.

●	On March 2, 2016, the Company issued 158,731 restricted shares of its common stock for services valued at $79,366.

●	On March 16, 2016, the Company issued an aggregate of 2,275,133 restricted shares of its common stock to acquire THC Industries, Inc. valued at $1,137,566 (See Note 1-Nature of Operations and Basis of Presentation).

●	On March 16, 2016, the Company issued 100,000 restricted shares of its common stock to Theresa Flynt for employment services valued at $50,000.

●	On April 7, 2016, the Company issued 100,000 restricted shares of its common stock for subscriptions of $100,000.

●	On May 4, 2016, the Company issued 22,000 restricted shares to convert a prior debt of $22,000.

●	On June 17, 2016, the Company issued 50,000 restricted shares of its common stock to Eric Kennedy, an incoming board member valued at $50,000.

●	On June 23, 2016, the Company issued 5,000 restricted shares of its common stock to Jared Lewis for an employment agreement valued at $5,000.

40

●	On June 29, 2016, the Company issued 370,000 restricted shares of its common stock for subscriptions of $370,000.

●	On July 6, 2016, the Company issued 40,000 restricted shares of its common stock for prior subscriptions of $40,000.

●	On July 7, 18 and 29, 2016, the Company issued 480,000 restricted shares of its common stock for employment agreements to Jared Lewis and Sean Cunningham valued at $480,000.

●	On July 13, 2016, the Company issued 205,000 restricted shares of its common stock for subscriptions of $205,000.

●	On July 18 and 27, 2016, the Company issued 70,000 restricted shares of its common stock for subscriptions of $70,000.

●	On August 4, 2016, the Company issued 806,250 restricted shares of its common stock to Christopher Plummer for an employment agreement valued at $806,250. The Company has placed a stop transfer order on these shares and has marked the issuance as erroneous and notified Mr. Plummer as to the misunderstanding relative to his compensation.

●	From August 17, 2016, the Company issued 70,000 restricted shares of its common stock for subscriptions of $70,000.

●	On August 24 and 29, 2016, the Company issued a total of 16,000 restricted shares of its common stock for services valued at $16,000.

●	From September 8 through 19, 2016, the Company issued 115,000 restricted shares of its common stock as proceeds from prior subscriptions of $115,000.

●	On September 26, 2016, the Company issued 17,500 restricted shares of its common stock for services rendered at a value of $17,500.

●	On September 28, 2016, the Company issued 20,000 restricted shares of its common stock for a subscription of $20,000.

●	On October 18, 2016, the Company issued 151,000 restricted shares of its common stock as proceeds from a prior subscription of $151,000.

●	On December 7, 2016, the Company issued 100,000 restricted shares of its common stock for subscriptions of $100,000.

●	On December 12, 2016, the Company issued 220,000 restricted shares of its common stock for subscriptions of $220,000.

●	On December 12, 2016, the Company issued 17,500 restricted shares of its common stock, 10,000 to officers of the Company and 7,500 for Board member as a holiday bonus with no underlying value

●	On December 12 and 15, 2016, the Company issued 30,000 restricted shares of its common stock as proceeds from a prior subscription, 10,000 with a value of $10,000 and 20,000 with no underlying value.

●	On December 21, 2016, the Company issued 15,000 restricted shares of its common stock to officers of the Company for employment services at no underlying value.

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●	In January 9, 2017, the Company issued 45,000 restricted shares of its common stock to an accredited investor for an aggregate purchase price of $45,000.

●	On January 26, 2017, the Company issued 75,000 restricted shares of its common stock to Eric Kennedy in accordance with his agreement to serve as a Director of the Company, valued at $75,000.

●	On April 25, 2017, the Company issued 800,000 restricted shares of its common stock for subscriptions valued at $400,000.

●	On July 14, 2017, the Company reissued an aggregate of 30,790,000 restricted shares to Jaime Ortega as a result of the purchase of the same number of shares from Sky Island Trust retaining the value at the original issuance.

●	On July 31, 2017, the Company issued an aggregate of 134,000 restricted shares of our common stock, consisting of 133,000 to employees, and 1,000 in settlement of a dispute over a balance remittance, all at an imputed value of $0.50/share.

●	On August 3, 2017, the Company issued an aggregate of 800,000 restricted shares of our common stock value at $250,000.

Item 11. Description of Registrant’s Securities to be Registered.

Common Stock

This Form 10 relates to our common stock, $0.0000001 par value per share (the “Common Stock”). We are authorized to issue 500,000,000 shares of Common Stock, and 20,000,000 shares of preferred stock, par value $0.0000001(the “Preferred Stock”). As of December 31, 2017, there were 64,220,425 shares of Common Stock and 0 shares of Preferred Stock outstanding.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors. Holders of Common Stock are also entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs.

Certain shares of Common Stock held by our affiliates, employees and consultants, or approximately 73% of our total shares of Common Stock issued and outstanding as of December, 2017, are subject to two-year lockup agreements restricting future sales. The lock-up agreements generally provide for restrictions on the resale of shares in the public market and will expire in during the period between August 2017 and March 2018. Our largest shareholder, Jaime Ortega, is locked up from public market resale of his shares for a longer period of time based on his lockup agreement.

The holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and in such event, the holders of the remaining shares will not be able to elect any of our directors. The holders of 50% percent of the outstanding Common Stock constitute a quorum at any meeting of shareholders, and the vote by the holders of a majority of the outstanding shares or a majority of the shareholders at a meeting at which quorum exists are required to effect certain fundamental corporate changes, such as liquidation, merger or amendment of our articles of incorporation.

Holders of our Common Stock may resell their shares of Common Stock, pursuant to Rule 144 under the Securities Act (“Rule 144”), one year following the date of acquisition of such securities from the Company until such time that the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. Holders of our Common Stock may resell their shares of Common Stock, pursuant to Rule 144 six months following the date of acquisition of such securities from the Company or an affiliate of the Company after the Company has been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, for a period of at least 90 days immediately before such sale, and has filed all required reports under the Exchange Act (other than reports on Form 8-K) during the preceding 12 months (or such shorter period as the Company was required to file such reports). If the condition set forth above relating to the Company having filed all required reports under the Exchange Act is not satisfied, holders of our Common Stock may resell their shares of Common Stock, pursuant to Rule 144, one year following the acquisition of such securities from the Company or an affiliate of the Company.

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Shares of our Common Stock are registered at the office of the Company and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws.

Preferred Stock

We have authority to issue 20,000,000 shares of “blank check” Preferred Stock. Our Board of Directors may issue the authorized Preferred Stock in one or more series and may fix the number of shares of each series of preferred stock. Our Board of Directors also has the authority to set the voting powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, including the dividend rights, dividend rate, terms of redemption, redemption price or prices, conversion and voting rights and liquidation preferences. Preferred Stock can be issued and its terms set by our Board of Directors without any further vote or action by our stockholders.

Series A Preferred Stock

As of December 31, 2017, there were no shares of Series A Preferred Stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our Board of Directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Stock Transfer Agent

Our transfer agent is Standard Registrar and Transfer Company, Inc., 440 East 400 South, Suite 200, Salt Lake City, UT84111.

Item 12. Indemnification of Directors and Officers.

Indemnification of Directors and Officers

The Corporation Law of the State of Wyoming and the Company’s Bylaws provide for indemnification of our directors, officers, employees and agents (collectively, the “Covered Persons”) to for liabilities and expenses that they may incur in such capacities. In general, the Covered Persons may be indemnified with respect to actions taken in good faith and in a manner that the Covered Person reasonably believed to be in the best interest of the Company, and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

Regarding indemnification for liabilities arising under the Securities Act, which may be permitted to directors or officers under Wyoming law, we are informed that, in the opinion of the SEC, such indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises.

We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

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Item 13: Financial Statements and Supplementary Data.

PINEAPPLE EXPRESS, INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

F-1

Pineapple Express, Inc.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2017	2016
	(Unaudited)
Assets
Assets:
Cash	$240	$9,241
Accounts receivable	50,000	7,755
Prepaid and other	7,771	8,964
Deferred rental expenses	162,146	-
Deposits, short term	-	10,000
Total Current Assets	220,157	35,959

Property and equipment (net of depreciation)	117,793	47,664

Other assets:
Investments	106,107	106,107
Land	700,000	-
Security deposit	107,944	7,944

Total other assets	914,051	114,051
Total Assets	$1,252,001	$197,675

Liabilities and Stockholders’ Deficit
Current Liabilities:
Accounts payable	$1,345,896	$1,511,962
Accrued interest payable (including $129,681 and $56,447, respectively to related party)	131,934	88,321
Notes payable, related party	1,215,892	733,000
Notes payable	47,069	557,261
Advances on agreements, short term, net of unamortized deferred finance cost	608,161	445,079
Security deposit on lease agreement	170,680	-
Deferred revenue	576,250	-
Deferred rent income	1,974	-
Derivative liabilities	521,738	513,868
Total Current Liabilities	4,619,594	3,849,491

Long Term Debt:
Advances on agreements, net of unamortized deferred financing cost	271,639	473,556
Total Long Term Debt	271,639	473,556

Total Liabilities	4,891,233	4,323,047

Stockholders’ Deficit
Preferred stock, $0.0000001 par value, 20,000,000 shares authorized		-
Series A Preferred Stock, $0.0000001 par value, 5,000,000 shares designated, no shares issued and outstanding	-	-
Common stock, $0.0000001 par value, 500,000,000 shares authorized, 64,220,425 and 62,366,425 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	6	6
Common stock subscription	65,000	65,000
Common stock to be issued	31,875	-
Additional paid in capital	6,605,010	5,594,698
Accumulated deficit	(10,341,124)	(9,785,076)
Total Stockholders’ Deficit	(3,639,233)	(4,125,372)
Total Liabilities and Stockholders’ Deficit	$1,252,001	$197,674

See accompanying notes to these unaudited condensed consolidated financial statements.

F-2

Pineapple Express, Inc.

Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016
Revenue	$602,826	$-	$606,576	$-

Cost of Goods Sold	-	-	-	-

Gross Profit	602,826	-	606,576	-

Operating Expenses
General and administrative	290,087	1,864,792	882,586	3,132,339
Depreciation and amortization	2,158	2,340	6,472	4,313
Total operating expenses	292,245	1,867,132	889,058	3,136,652

Operating profit (loss)	310,581	(1,87,132)	(287,482)	(3,136,652)

Other Income (Expenses)
Interest expense	(50,809)	102,706	(256,732)	(158,544)
Impairment loss	-	(2,785,340)	-	(2,785,340)
Changes in fair value of derivatives liabilities	23,255	(15,088)	(7,870)	251,102
Other income	-	(26,552)	-	-
Gain (loss) on disposition of building	-	45,534	-	45 ,534
Loss on settlement of debt	(10,000)	-	(8,964)	-
Total other expenses	(37,554)	(2,678,740)	(273,566)	(2,647,248)

Income (loss) from operations before Taxes	273,027	(4,529,833)	(273,566)	(5,783,900)

Provision for income taxes	-	-	-	-

Net Income (Loss)	$273,027	$(4,529,833)	$(556,048)	$(5,783,900)

Net profit (loss) per share – basic and diluted	$0.00	$(0.08)	$(0.01)	$(0.10)

Weighted average common shares – basic and diluted	63,879,621	61,209,515	63,140,707	59,237,251

See accompanying notes to these unaudited condensed consolidated financial statements.

F-3

Pineapple Express, Inc.

Unaudited Condensed Consolidated Statement of Stockholders’ Deficit

For the nine month period ended September 30, 2017

	Common stock		Common Stock	Common Stock to be	Additional Paid in	Accumulated	Total Stockholders’
	Shares	Amount	Subscriptions	Issued	Capital	Deficit	Deficit
Balance as of December 31, 2016	62,366,425	$6	$65,000	$-	$5,594,698	$(9,785,076)	$(4,125,372)
Shares issued for services	209,000				142,000		142,000
Sale of common stock	1,645,000		(645,000)		645,000		-
Proceeds from common stock subscription			645,000				645,000
Imputed interest on notes payable					34,812		34,812
Common stock to be issued for services				31,875			31,875
Troubled debt restructure on related party debt					178,500		178,500
Debt forgiveness by Sky Island for sale of subsidiaries					10,000		10,000
Net loss						(556,048)	(556,048)
Balance as of September 30, 2017	64,220,425	$6	$65,000	$31,875	$6,605,010	$(10,341,124)	$(3,639,233)

See accompanying notes to these unaudited condensed consolidated financial statements.

F-4

Pineapple Express, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

	Nine Months Ended
	September 30,	September 30,
	2017	2016
Cash Flows from Operating Activities
Net loss	$(556,048)	(5,783,900)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	6,472	4,313
Amortization of deferred finance cost	19,965	219,901
Common stock issued and to be issued for services	173,875	1,474,115
Impairment loss	-	2,785,340
Gain/loss on dispositions	-	45,534
Assets written off	-	-
Loss on changes fair value of derivatives liability	7,870	(251,102)
Write off of receivable	8,964	-
Imputed interest	34,812	33,162
Changes in operating assets and liabilities:	-	-
Accounts receivable	7,755	(20,932)
Advances to suppliers	-	(22,500)
Deposits	10,000	(692,199)
Deferred rent income	1,974	-
Deferred rental expenses	(162,146)
Prepaid expense and other assets	(7,771)	(982)
Deferred revenue	381,750	-
Security deposit on lease agreement	120,680
Accounts payable	(186,065)	992,199
Accrued interest payable	43,613	(28,472)
Advances on agreements	-	(58,800)
Net cash used in operating activities	(94,300)	(1,304,323)

Cash Flows from Investing Activities:
THC Industries, Inc. acquisition	-	(300,000)
Payments to acquire NTI interest	-	(50,000)
Payment of land acquisition costs	-	(1,399,037)
Purchases of property and equipment	(56,601)	-
Net cash used in investing activities	(56,601)	(1,749,037)

Cash Flows from Financing Activities
Proceeds from sale of common stock	645,000	1,746,000
Proceeds from common stock subscription	-	20,000
Repayment of notes payable	(510,192)	549,112
Payment on advances on agreements	(58,800)	-
Proceeds from related party notes payable	65,892	741,000
Net cash provided by financing activities	141,900	3,056,112

Net (decrease) increase in cash	(9,001)	2,753

Cash, beginning of period	9,241	1,234

Cash, end of period	$240	$3,987

Supplemental disclosures:
Interest paid	$-	$-
Income tax paid	$-	$-

Supplemental disclosures of non-cash Items:
Common stock issued to acquire THC Industries, Inc.	$-	$1,137,566
Common stock issuable to acquire furniture	$-	$22,000
Notes payable issued and purchase obligation to acquire THC Industries, Inc.	$-	$700,000
Put liability in connection with THC Industries, Inc. acquisition	$-	$266,190
Purchase of land through related party note payable	$700,000	$-
Security deposit receivable shown as account receivable	$50,000	$-
Deferred revenue adjusted to related party note payable	$194,500	$-
Security deposit for lease adjusted with related party note payable	$100,000	$-
Gain on related party trouble debt restructuring transferred to additional paid in capital	$178,500	$-
Sale of subsidiary Company adjusted with the related party note payable	$10,000	$-
Leasehold improvement through accounts payable	$20,000	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

PINEAPPLE EXPRESS, INC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Business and Operations

Pineapple Express, Inc. (together with its wholly owned subsidiaries, the “Company,” “we,” “us” or “our”) was originally formed on August 3, 1983 in the state of Nevada under the name Global Resources, Ltd. The Company changed its name to “Helixphere Technologies Inc.” on April 12, 1999 and to “New China Global Inc.” on October 2, 2013. The Company reincorporated in Wyoming on October 30, 2013 and changed its name to Globestar Industries on July 15, 2014.

On August 24, 2015, the Company entered into a Share Exchange Agreement (the “Agreement) with Better Business Consultants, Inc. (“BBC”), a corporation incorporated under the laws of California on January 29, 2015 and Shane Oei, a majority shareholder of the Company at the time. Pursuant to the terms of the Agreement, BBC shareholders exchanged all of the issued and outstanding capital of BBC for an aggregate of 50,000,000 newly and duly issued, fully paid and non-assessable shares of common stock of the Company. Upon closing, BBC became a wholly owned subsidiary of the Company. In addition, Mr. Oei and Gary Stockport, another former shareholder of the Company at the time, cancelled 100,000,000 and 500,000 shares of the Company’s common stock, respectively, in connection with the Agreement. Effective September 3, 2015, the Company changed its name from Globestar Industries to Pineapple Express, Inc. As the owners and management of BBC obtained voting and operating control of the Company after the share exchange and Globestar Industries was non-operating and did not meet the definition of a business, the transaction has been accounted for as a recapitalization of BBC, accompanied by the exchange of previously issued common stock for outstanding common stock of Globestar Industries, which was recorded at a nominal value. The accompanying financial statements and related notes give retroactive effect to the recapitalization as if it had occurred on January 29, 2015 (inception date) and accordingly all share and per share amounts have been adjusted.

BBC had three wholly owned subsidiaries, Pineapple Express One LLC, a California limited liability company, Pineapple Express Two LLC, a California limited liability company, and Pineapple Properties Investments, LLC, a Washington limited liability company.

On February 12, 2016, the Company entered into an Agreement of Merger to acquire all of the assets and, except for those undisclosed liabilities specified in section 3.6 of the Agreement of Merger, assume all the liabilities of THC Industries, Inc., a California corporation (“THC Parent”), through a two-step merger by and among the Company, THC Parent, the Company’s wholly owned subsidiary THC Industries, LLC, a California limited liability company (“THC”), and the Company’s former wholly owned subsidiary THC MergerCo., Inc., a California corporation (the “THC Merger”). The transaction was delayed and on June 22, 2017 the Company successfully completed the conditions of a Standstill and Waiver Agreement signed between the parties on March 27, 2017, which resulted in a transfer and ownership of the assets relative to the purchase transaction. As a result of the THC Merger, THC became our wholly owned subsidiary. However, the Company effectively took over operations of THC Industries, Inc., as of February 12, 2016.

On March 14, 2017, the Company entered into a Share Purchase Agreement (the “Share Purchase Agreement”) to sell BBC and its three wholly owned subsidiaries, Pineapple Express One LLC, Pineapple Express Two LLC and Pineapple Property Investments, LLC to a related party, Jaime Ortega, owner of approximately 49.4% of the outstanding shares of the Company, so that he can fund and prosecute litigation claims and settle debts for such subsidiaries, resulting from unconsummated parcel purchases the Company feels was purposely circumvented by 3rd parties involved in those transactions. Mr. Ortega, as an interested related party, took these steps so the Company’s claims can be addressed against the parties at fault without negatively impacting or distracting the Company. The transaction involved the transfer of all of the assets and assumption of all the liabilities of the referenced subsidiary operations to the Company. The subsidiaries sold to Mr. Ortega for $10,000 and which is recorded to additional paid in capital.

F-6

On March 16, 2017, the Company formed Pineapple Express Consulting, Inc. (“PEC”) as a wholly owned subsidiary. Yucca Road Lease, LLC (“YRL”), a California limited liability company, formed by Sky Island, the owner of whom is the Company’s largest shareholder, on June 27, 2017 for the purpose of leasing or acquiring properties in the Yucca Road area of Adelanto, CA for purposes of advancing the business objective of the Company. On July 12, 2017, Sky Island changed the name of YRL to Pineapple Park, LLC (“PP”). On August 3, 2017, PP was conveyed to the Company by Sky Island for $100,000 an amount Sky Island had already paid as a deposit to Adelanto Property Management, LLC against a “master lease” for the Yucca Road premises at 10007-10019 Yucca Road, Adelanto, CA 92301. This $100,000 deposit was added to the debt owed by the Company to Sky Island, in essence, acquiring PP for no consideration. During the course of PP’s ownership by Sky Island, Sky Island also formed Pineapple Ventures Inc. (“PVI”), which entity applied for a permit from the City of Adelanto for commercial cannabis cultivation and manufacturing activities at the leased site. Once, and if, this application is approved, the Company has an option to purchase PVI from Sky Island for $1,000,000. As of the date of this filing, the applied for permit has not been granted nor has management indicated its intention to exercise the purchase option.

Through its operating subsidiary THC, the Company licenses its trademark for a branded clothing line which consists of rights to sell apparel such as t-shirts, hats, beanies, pants, shorts, baseball jerseys, jackets, sweatshirts, polo shirts, sweat pants and other attire displaying the THC trademarked name and logo. The Company, as a result of the acquisition of THC on February 16, 2016, owns the rights to the THC.com URL address and executed a five (5) year License on May 26, 2017 with The Hit Channel, Inc., a media production and marketing company to promote the THC URL asset. In connection with the THC Merger, Ramsey Salem, the former Chief Executive Officer of THC Parent, joined the Company as the Chief Executive Officer of THC in February 2016 and agreed to serve in this position for a period of five years.

The Company’s fiscal year end is December 31st.

The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, after eliminating all significant intercompany balances and transactions. Holding does not have any off-balance sheet arrangements.

The accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission (SEC), specifically Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America (GAAP) for complete financial statements. These condensed consolidated financial statements should be read in conjunction with the Company audited consolidated financial statements for the years ended December 31, 2016 and 2015, which are included in this Form 10.

The condensed consolidated financial statements as of September 30, 2017, and for the three and nine months ended September 30, 2017 and 2016, are unaudited but, in management’s opinion, include all normal, recurring adjustments necessary for a fair presentation of the results of interim periods. The year-end condensed consolidated balance sheet data as of December 31, 2016, were derived from audited financial statements, but do not include all disclosures required by GAAP. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire fiscal year.

Operating results for the nine months ended September 30, 2017 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2017. For further information, refer to the Company been derived from the audited financial statements at that dates to the unaudited condensed consolidated financial statements are presented on a continuing basis unless otherwise noted.

NOTE 2 – ACQUISITION OF THC Industries, Inc.

On February 12, 2016, the Company concluded an Agreement of Merger to acquire all of the assets and, except for those undisclosed liabilities specified in section 3.6 of the Agreement of Merger, assume all the liabilities of THC Industries, Inc., a California corporation (“THC Parent”), through a two-step merger by and among the Company, THC Parent, the Company’s wholly owned subsidiary THC Industries, LLC, a California limited liability company (“THC”), and the Company’s former wholly owned subsidiary THC MergerCo., Inc., a California corporation (the “THC Merger”). The transaction was valued at $2,844,183. The Company funded the acquisition with a combination of cash and proceeds from debt and equity financings. As a result of the acquisition, THC has become a wholly-owned subsidiary of the Company. Accordingly, the results of THC are included in Company’s consolidated financial statements from the date of the acquisition.

F-7

The THC acquisition was accounted for in accordance with the authoritative accounting guidance. The acquired assets and assumed liabilities were recorded by the Company at their estimated fair values. The Company expected to leverage and expand the existing use of the domain name and to leverage additional products and capabilities. These factors, among others, contributed to a purchase price in excess of the estimated fair value of THC’s net identifiable assets acquired (see summary of net assets below), and, as a result, the Company initially recorded identifiable intangible assets (Trademark and Domain Name) and goodwill in connection with this transaction.

The Company does not expect the intangible assets initially recognized or any potential impairment charges in the future to be deductible for income tax purposes.

A portion of the overall purchase price was allocated to the acquired intangible assets. Amortization expense associated with acquired intangible assets is not deductible for tax purposes. Therefore, a deferred tax liability of approximately $437,500 was established primarily for the future amortization of amortizable intangible (Domain Name) and is included in the table below.

The following tables summarizes the consideration transferred to acquire THC Industries, Inc.

Cash	$400,000
Put obligation for common stock issued	706,616
Issuance of 2,275,133 common shares to THC shareholders	1,137,567
Secured promissory note	600,000
Total acquisition consideration	$2,844,183

The following table summarizes the recognized amounts of assets acquired and liabilities assumed:

Cash	$3,598
Trademark	1,000,000
Domain name	1,250,000
Goodwill	1,033,614
Deferred tax liability	(437,500)
Other liabilities assumed	(5,529)
Net Assets acquired	$2,844,183

The fair values of other current liabilities were generally determined using historical carrying values given the short-term nature of these liabilities. The fair values of certain identifiable intangible assets were determined internally using estimates made by management. In the second fiscal quarter to 2016, the Company incurred an unanticipated adverse change in its business climate which resulted in cash flow shortfalls. Accordingly, the Company had to modify its operating strategies related to THC. As additional information became available, and due to the cash flow difficulties encountered by the Company the initial purchase price allocation assigned to intangible assets was revised to be nil. Accordingly, such revisions or changes were material and resulted in the Company recording an impairment charge in its statement of operations.

See Note 8 for further discussion.

NOTE 3 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

The Company’s unaudited condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As reflected in its unaudited condensed consolidated financial statements, the Company had a stockholders’ deficit of $4,125,372, incurred a net loss of $5,783,900, and utilized net cash of $1,304,323 in operating activities for the fiscal year ended December 31, 2016. The Company had a stockholders’ deficit of $3,639,233, incurred a net loss of $546,048 and used net cash $94,300 in operating activities for the nine month period ended September 30, 2017. The Company has not generated significant revenues, and has incurred net losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date that the financial statements are issued. The Company’s unaudited condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-8

The Company’s primary source of operating funds since inception has been cash proceeds from the private placements of its common stock and from issuance of its short term notes. The Company intends to raise additional capital through private placements of its debt and equity securities, but there can be no assurance that these funds will be available on terms acceptable to the Company, or at all, or will be sufficient to enable the Company to fully complete its development activities or sustain operations. During the year ended December 31, 2016, the Company raised $746,066 in cash proceeds from the issuance of notes, including $641,000 from related parties, and $2,016,000 from the sale of common stock. During the nine month period ended September 30, 2017, the Company raised $645,000 from the sale of common stock subscriptions.

If the Company is unable to raise sufficient additional funds, it will have to develop and implement a plan to further extend payables, reduce overhead, scale back its current business plan or curtail operations until sufficient additional capital is raised to support further operations.

The Company’s ability to continue as a going concern is dependent on its ability to execute its strategy and on its ability to raise additional funds and/or to consummate a public offering. Management is currently seeking additional funds, primarily through the issuance of equity and/or debt securities for cash to operate the Company’s business. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to it. Even if the Company is able to obtain additional financing, it may contain undue restrictions on its operations, in the case of debt financing or cause substantial dilution for its stockholders, in case of equity and/or convertible debt financing.

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash

Cash consist of cash held in bank demand deposits. The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

The Company maintains cash in bank accounts located in the United States, which, at times, may exceed federally insured limits or be uninsured. The Company has not experienced any losses in such accounts.

Revenue Recognition Policy

Lease/Leasehold Improvement/Construction

The Company will recognize revenue from rent, tenant reimbursements, and other revenue sources once all of the following criteria are met in accordance with Accounting Standards Codification (“ASC”) subtopic 605 – Revenue Recognition: (a) the agreement has been fully executed and delivered; (b) services have been rendered: (c) the amount is fixed and determinable; and (d) the collectability of the amount is reasonably assured.

In accordance with ASC 840 – Leases, minimum rental revenue will be recognized in rental revenues on a straight-line basis over the term of the related lease. Rental revenue recognition commences when the tenant takes possession or controls the physical use of the leased space. In order for the tenant to take possession, the leased space must be substantially ready for its intended use. To determine whether the leased space is substantially ready for its intended use, management evaluates whether the Company or tenant is the owner of the tenant improvements for accounting purposes. When management concludes that the Company is the owner of the tenant improvements, rental revenue recognition begins when the tenant takes possession of the finished space, which is when such tenant improvements are substantially complete. In certain instances, when management concludes that the Company is not the owner (the tenant is the owner) of tenant improvements, rental revenue recognition begins when the tenant takes possession of or controls the space.

F-9

When management concludes that the Company is the owner of tenant improvements, for accounting purposes, management records the cost to construct the tenant improvements as a capital asset. In addition, management records the cost of certain tenant improvements paid for or reimbursed by tenants as capital assets when management concludes that the Company is the owner of such tenant improvements. For these tenant improvements, management records the amount funded or reimbursed by tenants as deferred revenue, which is amortized as additional rental income over the term of the related lease. When management concludes that the tenant is the owner of the tenant improvements for accounting purposes, management records the Company’s contribution towards those improvements as a lease incentive, which is amortized as reduction to rental revenue on a straight-line basis over the term of the lease.

Deferred Leasing Costs

We consider a number of different factors to evaluate whether we or the lessee is the owner of the tenant improvements for accounting purposes. These factors include: (i) whether the lease stipulates how and on what a tenant improvement allowance may be spent; (ii) whether the tenant or landlord retains legal title to the improvements; (iii) the uniqueness of the improvements; (iv) the expected economic life of the tenant improvements relative to the term of the lease; and (v) who constructs or directs the construction of the improvements. The determination of who owns the tenant improvements for accounting purposes is subject to significant judgment. In making that determination, we consider all of the above factors. No one factor, however, necessarily establishes any determination.

Direct leasing costs, primarily consisting of third-party leasing commissions, tenant inducements and legal costs are capitalized and amortized over the life of the related lease. Tenant inducement amortization is recorded as an offset to rental revenue and the amortization of other direct leasing costs is recorded in amortization expense.

Current tenants have been extended “rent abatement” for three of the first four months’ rent (months two through four). Tenant inducement amortization was $165,313 for the five month period September 30, 2017. For the years ended December 31, 2018 through 2021, the Company expects to recognize $148,063, $130,813, $113,563, and $96,313 respectively, until the total inducement amortizes in July, 2027.

We are required to recognize minimum rent revenues on a straight-line basis over the terms of tenant leases, including rent holidays and bargain renewal options, if any. Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the tenant’s lease provision. Leases are not uniform in dealing with such cost reimbursements and there are many variations to the computation. We make quarterly accrual adjustments, positive or negative, to tenant reimbursement revenue to adjust the recorded amounts to our best estimate of the final amounts to be billed and collected with respect to the cost reimbursements. Revenues relating to lease termination fees are recognized on a straight-line basis amortized from the time that a tenant’s right to occupy the leased space is modified through the end of the revised lease term and are included in other revenue in the accompanying consolidated statements of operations. To the extent our leases provide for rental increases at specified intervals, we will record a receivable for rent not yet due under the lease terms. Accordingly, our management must determine, in its judgment, to what extent the unbilled rent receivable applicable to each specific tenant is collectible. We review unbilled rent receivables on a quarterly basis and take into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of unbilled rent with respect to any given tenant is in doubt, we would be required to record an increase in our allowance for doubtful accounts or record a direct write-off of the specific rent receivable.

F-10

As Lessee

We are subject to a “master lease” agreement with Adelanto Property Management, LLC effective July 14, 2016 for 107,262 sq. ft. of unfinished warehouse space located at 10007-10019 Yucca Road, Adelanto, CA 92301. We will develop these premises for special occupancy requirements for canna business tenants that as of September 30, 2017 occupy approximately 34,133 sq. ft. Our “master lease” provides for a term of five years with options to extend two additional five year terms. The lease premises include office space, parking space, and potentially, certain specialty canna related equipment that we will sub-lease. During the course of developing the property, the Company paid $100,000 for an initial security deposit against a $200,000 requirement and will incur rent obligations for the year ended December 31, 2017 of approximately $376,250. No rent abatement was provided for under the “master lease” agreement. These expenses only cover lease spaces of 50,000 sq. ft.in Phase 1 of the development. Of Phase 1, PNPL has sub-leased 34,133 sq. ft., leaving a remainder of 15,867 sq. ft. in Phase 1 and out of a total of 107,262 sq. ft., 73,129 sq. ft. remain for development.

Future minimum base rental payments payable by us under our non-cancelable “master lease” are as follows:

Year	Amount
2017	$322,500
2018	1,290,000
2019	1,301,288
2020	1,340,326
2021	1,380,536
Thereafter	998,479
Total	$6,633,128

As Lessor

Future minimum base rental income due to us under non-cancelable leases in effect as of August 1, 2017, for operating properties we consolidate are as follows:

Year	Amount
2017	$285,680
2018	2,048,160
2019	2,048,160
2020	2,048,160
2021	2,048,160
Thereafter	11,435,560
Total	$19,798,880

As addition sub-leases are executed in following periods, these balances will increase.

License Fees

Fees received in exchange for a license or other intangible right or for the performance of certain tasks related to a future service, the Company deems does not result in revenue recognition upon delivery. A license provided does not constitute deliverables that a customer would pay for, absent an ongoing service arrangement. In the case of PNPL, a licensing fee for the delivery of a future service will be recognized over the term of the license. Absent a term in the licensing agreement, for an intangible right related to our intellectual property or URL rights, the Company shall deem a term of five (5) years.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with the accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s). Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates. Significant estimates include those related to assumptions used in impairment testing of long term assets, accruals for potential liabilities, assumptions made in valuing equity instruments issued for services and issued with convertible notes, and recognition of deferred tax assets. Actual results could differ from those estimates.

F-11

Property and Equipment

Property and equipment consists of land, building, furniture and fixtures, equipment, building improvements and construction in process. They are recorded at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Expenditures for major renewals and betterments that extend the useful lives of the property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

The estimated useful lives of the classes of property and equipment are as follows:

Equipment	5 years
Office equipment	3 years
Leasehold improvement	10 years

Principles of Consolidation

As of September 30, 2017, the Company’s consolidated subsidiaries and/or entities were as follows

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest
THC Industries, LLC	California	12/23/2015 (formed) 2/16/2016 (acquired by us)	100%

Pineapple Express Consulting, Inc.	California	3/16/2017	100%

Pineapple Park, LLC (formerly Yucca Road Lease, LLC)	California	6/27/2017 (Yucca Road formed) 8/3/17 (acquired by us from Sky Island)	100%

The Company’s consolidated financial statements include all accounts of the Company and its consolidated subsidiaries and/or entities as of reporting period ending date(s) and for the reporting period(s) then ended. All inter-Company balances and transactions have been eliminated.

Fair Value of Financial Instruments

The Company follows the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) for disclosures about fair value of its financial instruments and to measure the fair value of its financial instruments. The FASB ASC establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The three levels of fair value hierarchy are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

F-12

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts of the Company’s financial assets and liabilities, including cash, prepaid expenses, accounts payable, accrued expenses, and other current liabilities, approximate their fair values because of the short maturity of these instruments. The fair value of notes payable and convertible notes approximates their fair values since the current interest rates and terms on these obligations are the same as prevailing market rates.

Investment in Unconsolidated Subsidiary Under the Equity Method

The Company accounts for investments in which the Company owns more than 20% of the investee using the equity method in accordance with ASC Topic 323, Investments — Equity Method and Joint Ventures. Under the equity method, an investor initially records an investment in the investee at cost, and adjusts the carrying amount of the investment to recognize the investor’s share of the earnings or losses of the investee after the date of acquisition. The amount of the adjustment is included in the determination of net income by the investor, and such amount reflects adjustments similar to those made in preparing consolidated statements including adjustments to eliminate intercompany gains and losses, and to amortize, if appropriate, any difference between investor cost and underlying equity in net assets of the investee at the date of investment. The investment of an investor is also adjusted to reflect the investor’s share of changes in the investee’s capital. Dividends received from an investee reduce the carrying amount of the investment. A series of operating losses of an investee or other factors may indicate that a decrease in value of the investment has occurred which is other than temporary and which should be recognized even though the decrease in value is in excess of what would otherwise be recognized by application of the equity method.

Stock-Based Compensation

The Company periodically issues restricted stock and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for restricted stock and warrant grants issued and vesting to employees based on the authoritative guidance provided by FASB where the value of the award is measured on the date of grant and recognized as compensation expense on the straight-line basis over the vesting period. The Company accounts for restricted stock and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the FASB where the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. In certain circumstances where there are no future performance requirements by the non-employee, restricted stock and warrants grants are immediately vested and the total stock-based compensation charge is recorded in the period of the measurement date.

The fair value of the Company’s warrant grants, including the Put Options from the THC transaction, are estimated using the Black-Scholes-Merton Option Pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or warrants, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes-Merton Option Pricing model, and based on actual experience. The assumptions used in the Black-Scholes-Merton Option Pricing model could materially affect compensation expense recorded in future periods. In light of the very limited trading of our common stock, market value of the shares issued was determined based on the then most recent price per share at which we sold common stock in a private placement during the periods then ended.

Loss Per Share

Basic loss per share is computed by dividing net loss available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share reflects the potential dilution, using the treasury stock method that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the Company. In computing diluted loss per share, the treasury stock method assumes that outstanding options and warrants are exercised and the proceeds are used to purchase common stock at the average market price during the period. Options and warrants may have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options and warrants.

F-13

At September 30, 2017 and December 31, 2016, the Company had no warrants outstanding and no shares issuable for conversion of notes payable.

Advertising/Promotion

The Company’s advertising/promotion costs are expensed as incurred. Advertising/promotion expense for the nine month period ended September 30, 2017 was $-0- compared to $39,951 for the nine months ended September 30, 2016. For the three month period ended September 30, 2016 we expensed $90 in advertising/promotion costs and $0- for the comparable period in 2017.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes all existing revenue recognition requirements, including most industry specific guidance. The new standard requires a company to recognize revenue when it transfers goods or services to customers in an amount that reflects the consideration that the company expects to receive for those goods or services. The FASB has subsequently issued the following amendments to ASU 2014-09 which have the same effective date and transition date of January 1, 2018.

In May 2014, the FASB issued guidance to clarify the principles for recognizing revenue and to develop a common revenue standard for GAAP and International Financial Reporting Standards. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. Lease contracts will be excluded from this revenue recognition criteria; however, the sale of real estate will be required to follow the new model. Expanded quantitative and qualitative disclosures regarding revenue recognition will be required for contracts that are subject to this guidance. This guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2017, with early adoption permitted only as of annual reporting periods beginning after December 15, 2016. The guidance permits two implementation approaches, one requiring retrospective application of the new standard with restatement of prior years and one requiring prospective application of the new standard with disclosure of results under old standards. We are currently evaluating the impact the guidance will have on our financial statements when adopted, but we believe the impact could primarily relate to sales of properties, timing of revenue recognition, and the ability to capitalize certain internal costs.

In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which delayed the effective date of the new standard from January 1, 2017 to January 1, 2018. The FASB also agreed to allow entities to choose to adopt the standard as of the original effective date.

In February 2016, the FASB issued updated guidance which sets out revised principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. The guidance requires lessees to recognize assets and liabilities for operating leases with lease terms greater than twelve months on the balance sheet. The guidance further modifies lessors’ classification criteria for leases and the accounting for sales-type and direct financing leases. New disclosures regarding the amount, timing, and uncertainty of cash flows arising from leases are also required. The guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2018, with early adoption permitted and is required to be adopted using the modified retrospective approach. Upon adoption, the Company will recognize a lease liability and a right-of-use asset for operating leases where it is the lessee, such as ground leases and office and equipment leases. We are currently evaluating the impact this guidance will have on our financial statements when adopted.

In March 2016, the FASB issued ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations, which clarifies the implementation guidance on principal versus agent considerations.

F-14

In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, which clarifies certain aspects of identifying performance obligations and licensing implementation guidance.

In May 2016, the FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients related to disclosures of remaining performance obligations, as well as other amendments to guidance on collectability, non-cash consideration and the presentation of sales and other similar taxes collected from customers.

In December 2016, the FASB issued ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers, which amends certain narrow aspects of the guidance issued in ASU 2014-09 including guidance related to the disclosure of remaining performance obligations and prior-period performance obligations, as well as other amendments to the guidance on loan guarantee fees, contract costs, refund liabilities, advertising costs and the clarification of certain examples.

In November 2015, the FASB issued Accounting Standards Update No. 2015-17, Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”). ASU 2015-17 requires companies to classify all deferred tax assets and liabilities as noncurrent on the balance sheet instead of separating deferred taxes into current and noncurrent amounts. The guidance is effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted. The guidance may be adopted on either a prospective or retrospective basis. The Company does not expect the adoption of this guidance to have a material effect on the Company’s consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use an asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is in the process of evaluating the impact of ASU 2016-02 on the Company’s financial statements and disclosures.

In October 2016, the FASB issued ASU No. 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other Than Inventory. This new standard eliminates the exception for an intra-entity transfer of an asset other than inventory. Under the new standard, entities should recognize the income tax consequences on an intra-entity transfer of an asset other than inventory when the transfer occurs. This new standard will be effective for the Company on January 1, 2018 and will be applied on a modified retrospective basis through a cumulative-effect adjustment directly to retained earnings as of the beginning of the period of adoption. The Company is currently evaluating the potential impact this standard may have on its financial position and results of operations.

In August, 2016, the FASB issued Accounting Standards Update No. 2016-15, Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force) (“ASU 2016-15”). The amendments in ASU 2016-15 address eight specific cash flow issues and apply to all entities that are required to present a statement of cash flows under ASC Topic 230, Statement of Cash Flows. The amendments in ASU 2016-15 are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption during an interim period. The Company has not yet completed the analysis of how adopting this guidance will affect its consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The new standard requires recognition of the income tax effects of vested or settled awards in the income statement and involves several other aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities and classification on the statement of cash flows. This new standard will be effective for the Company on January 1, 2017. The adoption of this standard is not expected to have a material impact on its financial position, results of operations or statements of cash flows upon adoption.

F-15

In February 2017, the FASB has issued Accounting Standards Update (ASU) No. 2017-05, “Other Income – Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20): Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets.” The amendments clarify that a financial asset is within the scope of Subtopic 610-20 if it meets the definition of an in substance nonfinancial asset. The amendments also define the term in substance nonfinancial asset. The amendments clarify that nonfinancial assets within the scope of Subtopic 610-20 may include nonfinancial assets transferred within a legal entity to a counterparty. For example, a parent may transfer control of nonfinancial assets by transferring ownership interests in a consolidated subsidiary. A contract that includes the transfer of ownership interests in one or more consolidated subsidiaries is within the scope of Subtopic 610-20 if substantially all of the fair value of the assets that are promised to the counterparty in a contract is concentrated in nonfinancial assets. The amendments clarify that an entity should identify each distinct nonfinancial asset or in substance nonfinancial asset promised to a counterparty and derecognize each asset when a counterparty obtains control of it. Effective at the same time as the amendments in Update 2014-09, Revenue from Contracts with Customers (Topic 606). Therefore, public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the amendments in this Update to annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities should apply the amendments in this Update to annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. All other entities may apply the guidance earlier as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities also may apply the guidance earlier as of annual reporting periods beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance. An entity is required to apply the amendments in this Update at the same time that it applies the amendments in Update 2014-09. The Company is currently evaluating the potential impact this standard may have on its financial position and results of operations.

In January 2017, the FASB has issued Accounting Standards Update (ASU) No. 2017-04, “Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment.” These amendments eliminate Step 2 from the goodwill impairment test. The annual, or interim, goodwill impairment test is performed by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. In addition, income tax effects from any tax deductible goodwill on the carrying amount of the reporting unit should be considered when measuring the goodwill impairment loss, if applicable. The amendments also eliminate the requirements for any reporting unit with a zero or negative carrying amount to perform a qualitative assessment and, if it fails that qualitative test, to perform Step 2 of the goodwill impairment test. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. Effective for public business entities that are a SEC filers for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. ASU 2017-04 should be adopted on a prospective basis. The Company does not anticipate the adoption of ASU 2017-04 will have a material impact on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. This new standard clarifies the definition of a business and provides a screen to determine when an integrated set of assets and activities is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This new standard will be effective for the Company on January 1, 2018, however, early adoption is permitted with prospective application to any business development transaction.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statement presentation or disclosures.

F-16

NOTE 5 – PROPERTY AND EQUIPMENT – INTANGIBLE ASSETS

Property and equipment as of September 30, 2017 and December 31, 2016 is summarized as follows:

	September 30, 2017	December 31, 2016
Land	$700,000	$-
Leasehold Improvements	76,600	-
Furniture and fixtures	43,152	43,152
Office equipment and software	12,321	12,321
Subtotal	832,073	55,473
Less accumulated depreciation	(14,280)	(7,809)
Property and equipment, net	$817,793	$47,664

For the fiscal year ended December 31, 2016 and the nine month period ended September 30, 2017, furniture and fixtures and office equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years. Leasehold improvements are stated at cost and depreciated using the straight-line method over the term of the property lease. During the year ended December 31, 2016, the Company abandoned all real property assets. Land was purchased on April 6, 2017 that was originally defaulted in 2016 (please see the discussion of parcel APN #665-030-043 below in Note 6 – Vacant Land Acquisition Costs), purchased from a shareholder of the Company, the total cost of which was funded by a promissory note of $700,000 from Sky Island.

Depreciation expenses for the three months ended September 30, 2017 and 2016 is $2,157 and $1,438 and $6,472 and $4,313 for the nine months, respectively.

NOTE 6 – NOTES PAYABLE, RELATED PARTY

The Sky Island note transaction involved a series of individual notes from December 14, 2015 through March 10, 2016 in an amount of $751,000 (the “Prior Notes”) that were cancelled and restructured on March 10, 2016 to a subsequent promissory (the “1st Subsequent Note”) in an amount of $750,000 after a payment of $1,000. The individual Prior Notes were all due and payable either on demand by the holder at an interest rate of 10% per annum, interest of which would be due on the then unpaid principal balance on the last day of each calendar quarter beginning December 31, 2016 with all the remaining principal and interest due and payable in full on December 31, 2021.

The 1st Subsequent Note is due and payable upon demand and bears interest of 6% per annum. If no demand is made, then payments of interest only shall be payable on the unpaid principal amount on the last day of each calendar quarter beginning December 31, 2016, and any and all remaining principal and interest is due in full on December 31, 2021.

During the course of the year ended December 31, 2016, the Company made payments against the 1st Subsequent Note in an amount of $67,000 and accrued interest in an amount of $56,447, leaving a principal balance of $683,000. Subsequent payments of $12,500 and application of the $10,000 payment for BBC/PE2 reduced the balance to $660,500 on March 14, 2017.

On April 5, 2017, the Company entered into a “2nd Subsequent Note” in an amount of $484,000 that cancelled the 1st Subsequent Note. Principal and interest on the 2nd Subsequent Note were all due and payable upon demand to the holder. On April 5, 2017 the Company recorded a Troubled Debt Restructure write-down of $178,500 to additional paid in capital.

On July 17, 2017, the Company issued an unsecured promissory note to Sky Island for $700,000 to fund the purchase a parcel of property necessary for the Company’s development projects. The note and accrued interest at 10% are due and payable on demand by Sky Island.

During the course of the nine month period ended September 30, 2017, the Company adjusted the Sky Island promissory notes from a beginning balance of $683,000 to a closing balance of $1,201,000 as a consequence of the following transactions:

F-17

Sky Island Transactions January 1, 2017 - September 30, 2017

Date	Transaction	Amounts
January 1, 2017	Beginning Balance	$683,000
March 14, 2017	Proceeds from BBC/PE2 Sale	(10,000)
March, 2017	Transactions, net of payments	(29,500)
April 5, 2017	Troubled Debt Restructuring	(178,500)
April 6, 2017	Loan to acquire land	700,000
April, 2017	Transactions, net of payments	(59,500)
May, 2017	Transactions, net of payments	10,000
June, 2017	Transactions, net of payments	175,000
July, 2017	Transactions, net of payments	(32,000)
August 3, 2017	Adelanto Master Lease Deposit	100,000
August, 2017	Transactions, net of payments	19,500
September, 2017	Transactions, net of payments	20,000
September 30, 2017	Adjustments:
	Verde Industries Construction Deposit	(71,240)
	Dream Project Construction Deposit	(123,260)
September 30, 2017	Closing Balance	$1,201,000

Sky Island collected $61,360 representing a lease deposit applied to the Lease Agreement between the Company and Herbal Healings, LLC on the Adelanto, CA project, which was remitted to the Company by Sky Island. An additional $194,500 was collected by Sky Island on Construction Deposits for Company Clients, Project Dreams, LLC and Verde Industries, LLC, both of which reduced the Company debt against the Sky Island promissory note. Sky Island also funded the initial $100,000 security deposit against the Adelanto, CA premises that conveyed to the Company when Pineapple Park LLC was purchased from Sky Island on August 3, 2017.

As of September 30, 2017, in addition to the troubled debt restructuring of $178,500, land acquisition of $700,000, and adjustments of $255,860 against deposits made to Sky Island attributable to PNPL contracts the Company borrowed under the promissory note referenced above, the Company recorded additional unsecured borrowings of $66,640 not covered under a separate promissory note, against the note payable leaving a balance of $1,201,000.

The promissory note transactions were deemed a Related Party transaction because Jaime Ortega, Owner/COO/Director of Sky Island, Inc. was a founding shareholder of the Company. During the course of 2016, Mr. Ortega was the designated beneficiary of 30,790,000 shares of the Company common stock held by Sky Island Trust (an entity related to Sky Island, Inc.) that were ultimately sold to him on July 14, 2017, representing 47.9% of the Company’s issued and outstanding common stock, and 1,045,000 shares of the Company held by Mr. Ortega representing 1.7% of the Company’s issued and outstanding stock, collectively an aggregate ownership of 49.4% of the issued and outstanding common stock of the Company as of September 30, 2017.

The total amount of Notes Payable, Related Party as of December 31, 2016 was $733,000, which includes $683,000 due to Sky Island and $50,000 due to Matt Feinstein, our CEO, related to the NTI transaction. For the period ended September 30, 2017, the total amount of Notes Payable, Related Party was $1,215,892, including $1,201,000 to Sky Island and $14,892 to Matt Feinstein, representing a final balance owed on the NTI transaction. The Matt Feinstein note was originated December 31, 2016 for $50,000, was reduced Q1 2017 by $4,000, Q2 2017 by $25,000, and Q3 2017 by $6,108 for a balance of $14,892 as of September 30, 2017.

Accrued interest payable on the Sky Island promissory notes as of September 30, 2017 and December 31, 2016 is $129,681 and $56,447, respectively. Interest expenses of $29,467 and $73,224 was recorded for the three and nine month period ended September 30, 2017, respectively. Interest expenses of $22,016 and $39,232 was recorded for the three and nine month period ended September 30, 2016, respectively.

Imputed interest on the note to Matt Feinstein, CEO, is $88 and $478 for the three and nine months ended September 30, 2017, respectively, was expensed under interest expenses and credited to additional paid in capital.

F-18

NOTE 7 – NOTES PAYABLE

Notes payable were comprised of the following as of September 30, 2017 and December 31, 2016:

Noteholder	Due	Interest Rate	Secured	September 30, 2017	December 31 2016
Rob Novinger	Demand	0	No	$20,000	$30,000
Randy Hurwitz	Demand	0	Convertible	-	35,000
Kabbage Business Loan	Revolving	0	No	27,069	25,066
R. Feinstein Trust	Demand	0	No	-	15,000
THC Acquisition note	6/22/2017	6%	Yes	-	452,195

Total				$47,069	$557,261

None of the Notes Payable referenced above are in default and the Salem note was fully paid on June 21, 2017. The Hurwitz loan is a convertible note at the election of the note holder into such number of fully paid and nonassessable shares of Common Stock at $1 per share. No conversion has been requested and the Company has not accrued an additional expense in the form of a beneficial conversion feature since value has accrued on a per share value of company stock over and above the current note value. As of September 30, 2017 Rob Novinger has been paid $10,000 against his note, Randy Hurwitz and the R. Feinstein Trust were paid in full, leaving balances of $20,000, $-0-, and $-0- respectively on those notes.

The Company, through our former subsidiary, BBC, entered into a $25,000 small business “line of credit” with Kabbage, Inc. on July 2, 2016 for purposes of funding periodic capital needs. The original agreement provided for a term of six months, but has been extended month-to-month thereafter by mutual verbal consent of the parties. The balance of that credit line as of September 30, 2017 was $27,069.

In connection with the THC Merger, the Company issued an aggregate of $600,000 non-interest bearing secured promissory notes on February 17, 2016, due in two equal installments on the 60 days (April 18, 2016) and 90 day (May 18, 2016) anniversaries of the closing of THC Merger, secured by certain intellectual property acquired from THC Industries, Inc. On May 18, 2016 these notes were in default due to late payment. On August 5, 2016, the Company entered into a forbearance agreement whereby the Company and the noteholder agreed to: (i) extend the due date to December 3, 2016; (ii) accrue interest from the default date of May 18, 2016 at 6% due at maturity and (iii) consolidate into one debt obligation (w) the unpaid balance of $300,000, (x) the amount due under the purchase agreement of $100,000 (see Note 2 – Acquisition of THC Industries), (y) expenses incurred on the Company’s behalf of $23,286, and (z) unpaid compensation for Mr. Ramsey H. Salem of $28,910, for an aggregate note payable of $452,195. The initial forbearance period expired and the parties executed a Standstill and Waiver Agreement on March 27, 2017. As of June 21, 2017, this new note was repaid in full.

During the year ended December 31, 2016 the Company expensed $16,873 in interest against notes payable. Imputed interest of $279 and $1,286 for the three and nine months ended September 30, 2017, respectively, on various above notes payable was expensed under interest expense and credited to additional paid in capital. During the three and nine month period ended September 30, 2016 the Company expensed $4,218 and $12,655, respectively, against notes payable.

NOTE 8 – ADVANCES AND OTHER LIABILITIES

At September 30, 2017 and December 31, 2016, advance on agreement balance consist of following:

Noteholder	September 30, 2017	December 31, 2016
Investor one and Investor two	$187,500	$187,500
Investor three	717,000	776,000
Total	904,500	963,500
Less: unamortized debt discount	(24,900)	(44,865)
Balance	879,800	918,635
Advance on agreement, current	608,161	445,079
Advance on agreement, long term	$271,639	$473,556

F-19

Investor One

On February 16, 2016 the Company entered into a Binding Letter of Intent (“BLOI1”) with an investor that PNPL deems a financing agreement for the purchase of a certain property (APN: 665-030-044) and upon completion of development of the acquired property, subsequently a revenue share agreement for the following considerations: (i) payment by the investor of $125,000, representing one-half the purchase price of the property, (ii) the Company would repurchase the financed property for $187,500 within one year of the purchase, and (iii) “rent” payments of $3,750/month during the referenced one year period.

During March, 2016 the $125,000 in financing from investor one in addition to $40,000 from the Company was deposited in Escrow No.: 7101604737-ST with Chicago Title Company against the purchase of another property (APN: 665-030-043) that was the subject of additional funding by a second investor, described below.

Investor Two

On March 18, 2016 the Company entered into a Binding Letter of Intent “BLOI2”), subsequently amended by a Real Property Purchase and Sale Agreement and Joint Escrow Instructions (“Subsequent Land Purchase Agreement”) of March 21, 2016 with an investor, both of which PNPL deems a financing agreement for the purchase of a certain property (APN: 665-030-043) for the following consideration: (i) payment by the investor of $350,000 of the $515,000 purchase price of the property, (ii) the Company would assign the existing escrow amount of $165,000 to the second investor, who would close the transaction and take title to the property, (iii) the Company would pay any taxes, fees and other out-of-pocket expenses associated with the transaction, and (iv) the Company would repurchase the property from the investor for a price of $500,000 within ninety days of the closing of the transaction.

On March 22, 2016 in addition to the $125,000 deposited to the referenced escrow account, $40,768, including $768 in taxes and various escrow fees, from the Company, the second investor deposited $350,000 into the escrow account referenced above, the transaction closed with title conveyed to the second investor as required under BLOI-2. The Company defaulted under the BLOI2 and the Subsequent Land Purchase Agreement and did not reacquire the property in the required ninety days after closing. As a consequence, the Company forfeited the $165,768 that it deposited, or caused investor one, into the Chicago Title Escrow account referenced above.

Investment Accounting Treatments for Investors One and Two

The escrow agreement closed and the second investor took title to property. There is no provision in BLOI2, or in the Subsequent Land Purchase Agreement, that would impose any continuing liability on the Company other than the loss of the Company’s escrow deposit.

A continuing liability upon the Company to the first investor, by virtue of BLOI1 has been recorded as a deferred liability, as no terms and conditions were established to characterize the $125,000 investment as a Note Payable. Contrary to the second investor, the Company acknowledged the additional $62,500 liability provided for under BLOI1 and $187,500 was recorded as an “Advance on agreement” as a short-term deferred liability on Company books and records. Additionally, BLOI1 provided for a “rent” payment of $3,750 for a period of twelve months after execution of BLOI1. Accordingly, during the year ended December 31, 2016 the Company accrued $37,500 as expenses under loss of disposition, $15,000 of which was paid during the year ended December 31, 2016, $20,250 was paid during 2017, leaving a balance of $2,250 as of September 30, 2017.

Investor Three

In December 2015, the Company entered into a Revenue Share Agreement for $750,000 that was recorded as an “Advance on Agreement” liability. This advance was improperly recorded as a Note Payable and subsequent “revenue share payments” were recorded against this liability of $49,000 during the year ended December 31, 2016. As the transaction was not a Note Payable, the Company reclassified the transaction as an “advance on agreement” to be consistent with the stated purpose of the original understanding. As per the agreement in the event that, for the period from February 5, 2016 through the three year anniversary of the Effective Date, if Lease fails to pay the Company any Fixed Minimum Rent, the Company shall be required to pay to Investor three, in full, Investor’s share each month until the Company has paid Investor an aggregate of $825,000 under this Agreement. Thereafter, Pineapple shall have no further obligations or responsibilities to Investor in connection with this Agreement. Due to above clause, by reason of defaults on the DHS Project (as defined elsewhere herein), an additional penalty of $75,000 was incurred which was recorded as deferred finance cost. Both the outstanding amount of $701,000 and the $75,000 penalty assessment were recorded as deferred liabilities effective December 31, 2016, with $445,097 as a short-term liability and balance of $473,556 as long-term, including the deferred finance cost, which was subsequently written off during 2017.

F-20

During the year ended December 31, 2016 the Company amortized $30,135 of deferred finance cost. As of December 31, 2016 the unamortized deferred finance cost was $44,865, of which $26,621 was considered short term and the balance of $18,244 was long term. During the three and nine months period ended September 30, 2017 the Company amortized $6,655 and $19,966 of deferred finance cost, respectively. During the three and nine months period ended September 30, 2016 the Company amortized $7,534 and $15,067 of deferred finance cost, respectively. As of September 30, 2017 the unamortized deferred finance cost was $24,900 of which $20,338 is short term and $4,561 is long term.

Imputed interest of $10,846 and $33,049 for three and nine months period ended September 30, 2017, respectively, on the above advance on agreement was charged to interest expense and credited to additional paid in capital.

NOTE 9 – PUT OBLIGATION LIABILITY

In connection with the THC Merger, the Company granted the THC shareholders an option to require the Company to purchase from them up to 1,478,836 shares of the Company’s common stock at a price of $0.68 per share for the period commencing on the 24-month anniversary of the closing of the THC Merger and ending on the 30-month anniversary of the closing of the THC Merger; provided however that they may only exercise this option if the Company’s stock price is below $0.88 and trading volume is below 50,000 a day for a 90-day period. The accounting treatment requires that the Company record fair value of the put liability as of the inception date and to fair value as of each subsequent reporting date.

The fair value of the Company’s Put Options from the THC Merger, are estimated using the Black-Scholes-Merton Option Pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or warrants, and future dividends. Accordingly, the Company, using three (3) comparable in the cannabis industry to determine a volatility range and elected to use our private placement stock price of $0.50 at issuance and $1.00 during the year ended December 31, 2016.

The fair value of the described embedded derivative was determined using the Black-Scholes Model with the following assumptions:

	At issuance	At September 30, 2017
(1) dividend yield of	0%	0%
(2) expected volatility of	125.08%	134.08%
(3) risk-free interest rate of	0.80%	1.26%
(4) expected life of	2.5 years	0.86 years
(5) fair value of the Company’s common stock of	$0.50	$0.50

The Put liability on the date of issuance was determined at $706,616 with above assumption and which was included in the purchase price of THC acquisition. As of December 31, 2016 the Put value of the liability was recorded on balance sheet at $513,868 and a net gain of $192,748 was recorded as change in fair value of derivative liability for the year ended December 31, 2016 representing a decrease of $58,353 in fair value from February 12, 2016, the date the put option originated. As of September 30, 2017 the Put value of the liability was recorded on the balance sheet at $521,738 and a net loss of $7,840 was recorded as a change in fair value of derivative liability for the nine month period ended September 30, 2017, representing a decrease of $24,392 between June 30, 2017 and September 30, 2017 and an increase of $35,099 between December 31, 2016 and September 30, 2017 in the fair value.

NOTE 10 – PROMISSORY NOTES – SKY ISLAND, INC.

Pursuant to FASB ASC 470-60, the amendments to Promissory Notes made by the Company to Sky Island, Inc. were analyzed under guidance for a troubled debt restructuring (“TDR”). A restructuring of debt constitutes a TDR for accounting purposes if the creditor, for economic or other reasons related to the debtor’s financial difficulties, grants a concession to the debtor that it would not otherwise consider.

F-21

The Sky Island note transaction involved a series of individual note payables starting from December 14, 2015 through March 10, 2016 in an aggregate amount of $751,000 (the “Prior Notes”) that were cancelled and restructured on March 10, 2016 to a subsequent promissory (the “1st Subsequent Note”) in an amount of $750,000 after a payment of $1,000. The individual Prior Notes were either all due and payable on demand by the election of the holder at an interest rate of 10% per annum, any unpaid or accrued interest would be due on the then unpaid principal balance on the last day of each calendar quarter beginning December 31, 2016 with all the remaining principal and interest due and payable in full on December 31, 2021. The 1st Subsequent Note dated March 10, 2016 contained these same provisions. (See Note 6 – Notes Payable, Related Party.). Thus, the Company noted that the lender did not grant any concession, accordingly, there was no gain on the debt restructuring.

During the course of the year ended December 31, 2016, the Company made payments against the 1st Subsequent Note in an amount of $67,000 and accrued interest in an amount of $56,447, leaving a principal balance of $683,000. Subsequent payments of $14,000 reduced the balance to $669,000 on March 14, 2017.

On April 5, 2017, the Company entered into a “2nd Subsequent Note” in an amount of $484,000 that cancelled the 1st Subsequent Note. Principal and interest on the 2nd Subsequent Note were all due and payable upon demand to the holder. On April 5, 2017 the Company recorded a Troubled Debt Restructure write-down of $178,500 which was credited to additional paid in capital.

On April 6, 2017 the Company purchased the property parcel APN #665-030-043) from a shareholder for $700,000, which purchase was funded by an unsecured promissory note from Sky Island dated July 7, 2017 (the “3rd Subsequent Note”). The 3rd Subsequent Note carries an interest of 10% and the accrued interest and principal are due on demand from Sky Island.

As of September 30, 2017, in addition to the troubled debt restructuring of $178,500, land acquisition of $700,000, and adjustments of $255,860 against deposits made to Sky Island attributable to PNPL contracts, the Company borrowed under the promissory note referenced above, the Company recorded additional unsecured borrowings of $66,640, against the note payable leaving a balance of $1,201,000. (See Note 6 above.)

NOTE 11 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 520,000,000 shares of capital stock, $0.0000001 par value per share, of which 20,000,000 shares are designated as preferred stock and 500,000,000 shares designated as common stock. As of December 31, 2016, there were no shares of preferred stock issued and outstanding. As of December 31, 2016, there were 62,366,425 shares of common stock issued and outstanding, respectively. As of September 30, 2017 an additional 1,854,000 shares were issued during the nine month period for a total issued and outstanding of 64,220,425 shares.

Common stock

●	On January 29, 2016, the Company issued an aggregate of 40,000 shares of its common stock for services valued at $20,000.

●	In February 2016, the Company sold an aggregate of 910,000 shares of its common stock for net proceeds of $405,000, excluding $50,000 previously received.

●	On March 2, 2016, the Company issued 158,731 shares of its common stock for services valued at $79,366.

●	On March 16, 2016, the Company issued an aggregate of 2,275,133 shares of its common stock to acquire THC Industries, Inc. valued at $1,137,566 (See Note 1 - Nature of Operations and Basis of Presentation).

●	On March 16, 2016, the Company issued 100,000 shares of its common stock to Theresa Flynt for employment services valued at $50,000.

F-22

●	On April 7, 2016, the Company issued 100,000 shares of its common stock for subscriptions of $100,000.

●	On May 4, 2016 the Company issued 22,000 shares for purchase of plant and equipment of $22,000.

●	On June 17, 2016, the Company issued 50,000 shares of its common stock to Eric Kennedy, an incoming board member, valued at $50,000.

●	On June 23, 2016, the Company issued 5,000 shares of its common stock to Jared Lewis for pursuant to his employment agreement valued at $5,000.

●	On June 29, 2016, the Company issued 370,000 shares of its common stock for subscriptions of $370,000.

●	On July 6, 2016, the Company issued 40,000 shares of its common stock for prior subscriptions of $40,000.

●	On July 7, 18 and 29, 2016, the Company issued an aggregate of 480,000 shares of its common stock pursuant to the employment agreements with Jared Lewis and Sean Cunningham valued at $480,000.

●	On July 13, 2016, the Company issued 205,000 shares of its common stock for subscriptions of $205,000.

●	On July 18, 2016 and 27, 2016, the Company issued an aggregate of 70,000 shares of its common stock for subscriptions of $70,000.

●	On August 4, 2016, the Company issued 806,250 shares of its common stock to Christopher Plummer for an employment agreement valued at $806,250.

●	From August 17, 2016, the Company issued 70,000 shares of its common stock for subscriptions of $70,000.

●	On August 24, 2016 and 29, 2016, the Company issued an aggregate of 16,000 shares of its common stock for services valued at $16,000.

●	From September 8 through 19, 2016, the Company issued 115,000 shares of its common stock as proceeds from prior subscriptions of $115,000.

●	On September 26, 2016, the Company issued 17,500 shares of its common stock for services valued at $17,500.

●	On September 28, 2016, the Company issued 20,000 shares of its common stock for a subscription of $20,000.

●	On October 18, 2016, the Company issued 151,000 shares of its common stock as proceeds from a prior subscription of $151,000.

●	On December 7, 2016, the Company issued 100,000 shares of its common stock for subscriptions of $100,000.

●	On December 12, 2016, the Company issued 220,000 shares of its common stock for subscriptions of $220,000.

●	On December 12, 2016, the Company issued 17,500 shares of its common stock, consisting of 10,000 shares issued to officers of the Company and 7,500 shares issued to a Board member as a holiday bonus valued at $17,500.

F-23

●	On December 12, 2016 and December 15, 2016, the Company issued an aggregate of 30,000 shares of its common stock as proceeds from a prior subscription, consisting of 30,000 shares with a value of $10,000.

●	On December 21, 2016, the Company issued 15,000 shares of its common stock to officers of the Company for employment services valued at $15,000.

●	For the fiscal year ended December 31, 2016, the Company issued 6,409,114 shares of our common stock for proceeds of $3,479,615 recorded as follows: (i) $1,951,000 in subscription proceeds as sales of shares and issued 2,456,000 shares of the Company’s common stock and also received $65,000 as subscriptions receivable, (ii) converted 1,655,981 shares in the Company common stock in services valued at $1,506,615, (iii) issued 22,000 shares for the purchase of property and equipment of $22,000 and (iv) issued 2,275,133 shares of the Company’s common stock for the acquisition of THC Industries valued at $1,137,566.

●	On January 9, 2017, the Company issued an aggregate of 45,000 shares of its common stock as proceeds from subscriptions in 2016 valued at $45,000.

●	On January 26, 2017, the Company issued 75,000 shares of our common stock to Eric Kennedy in accordance with his agreement to serve as a Director of the Company subject to a two year lock-up, valued at $75,000.

●	On April 25, 2017, the Company issued 800,000 shares of our common stock for subscriptions valued at $400,000.

●	On July 14, 2017, the Company reissued an aggregate of 30,790,000 to Jaime Ortega as a result of the purchase of the same number of shares from Sky Island Trust retaining the value at the original issuance.

●	On July 31, 2017, the Company issued an aggregate of 134,000 shares of our common stock, consisting of 133,000 to employees, and 1,000 in settlement of a dispute over a balance remittance, all at an imputed value of $0.50 share.

●	On August 3, 2017, the Company issued an aggregate of 800,000 shares of our common stock value at $250,000.

●	For the nine month period ended September 30, 2017, the Company issued 1,854,000 shares of our common stock as follows: (i) 1,645,000 shares for $645,000 in subscription proceeds as sales of shares, and (ii) 209,000 shares for services at an imputed value of $142,000. An additional value of $31,875 was accrued representing an 127,500 shares the Company is required to issue to executives during the 3 month period between June 30, 2017 and September 30, 2017.

NOTE 12 – INVESTMENTS

On January 25, 2016 the Company invested $212,214 in Nature’s Treatment of Illinois (“NTI”) and various affiliates, for $162,214 in cash and a $50,000 note payable to our Company CEO Matt Feinstein to purchase interests personally made in NTI, for an aggregate equity participation of 15.18%. Proceeds from the investment were used for the purchase of property, construction of a facility, and purchase equipment for a cannabis dispensary in Milan, IL as part of an investment syndicate. As a consequence of this investment the Company will be entitled to a distribution of NTI profits in accordance with a separate consulting agreement executed simultaneously. Any distribution declared will be at the sole discretion of the Board of Directors of NTI. In the meantime since this transaction has produced no dividends since the investment date, we have impaired of 50% of the investment in an amount of $106,107 and recorded under “Write off other receivables” on the statement of operations for the year ended December 31, 2016 and the nine month period ended September 20, 2017.

The NTI investment was sold to a group of the original investors for $150,000 on November 14, 2017. The Company has the option to repurchase that investment for $200,000 within ninety days after the date of execution of the sales agreement at their sole election. Refer note-14 subsequent events.

F-24

NOTE 13 – DEFERRED REVENUE

As of September 30, 2017, the Company has recorded $576,250 in deferred revenues. These deferrals consist of deposits made against a future Company performance either as a licensing, consulting, lease/construction, rents engagement. Balances as of the nine month period ended September 30, 2017 are represented in the following table:

Engagement	Amount Paid	To Revenue	Balance
Prepaid Consulting	$250,000	$250,000	$-
Prepaid Construction	300,000	5,000	295,000
Licensing	300,000	18,750	281,250
Totals	$850,000	$273,750	$576,250

The prepaid consulting deposits were transferred from deferred revenues to consulting revenue when the Company completed the terms of the consulting services on the Yucca Road project in Adelanto, CA as required by the consulting clients that subsequently took possession of the leased properties effective August 1, 2017.

We received payments from tenants for a portion of the costs related to leasehold improvements at the Yucca Road project. The amounts received for the leasehold are recognized as revenue to the Company over the life of the lease, or a period of 5 years commencing upon the completion of any improvements to the leased premises and/or each of any demised portion of the premises.

Licensing revenues have been recognized over the term of the license. The Company received $150,000 each from separate licensees, one for use of our intellectual property and the other a revenue sharing agreement. The Company recognized revenue for the period ended September 30, 2017 of $10,000 on the former and $$8,750 on the latter.

NOTE 14 - RENT INCOME/DEFFERED RENT INCOME

Rent income consisted of the base rent assessed the three tenants of the Adelanto, CA premises for the period beginning August 1, 2017 through September 30, 2017. Likewise, the Company recorded a deferred rental income of $162,146 that represents an amortized value of rent abatement on our three lease tenants on the Adelanto, CA premises.

Lessee	Base Rent	Deferred Rent
Dream Projects	$112,125	$54,625
Verde Industries	112,125	54,625
Herbal Healing	108,576	52,896
Amortized Construction	5,000
Total	$337,826	$162,146

As an integral part of the sub-lease agreements the Company may require a security deposit from our tenants. A security deposit of $57,500 has been received from both Dream Projects and Verde Industries and $55,680 was received from Herbal Healing totaling to $170,680 shown as security deposit.

NOTE 15 – LEASEHOLD IMPROVEMENTS

As an integral part of the sub-lease contracts the Company has entered into for the Adelanto, CA premises, at our election, the Company is responsible for leasehold improvements required by the lessee. Those improvements are the property of the Company and funded out of Company sources. Upon completion of the construction of the improvements, the cost represents a depreciable fixed asset to the Company. We may require a non-refundable construction deposit. Of the three tenants at the Adelanto premises we have required a construction deposit of $150,000. This deposit is used to fund construction of the leasehold improvements requested by each tenant. The leasehold improvements that are requested are deemed the property of the Company and any costs associated with the construction of those improvements are funded from the construction deposit, however, cost is recorded as an Company Leasehold Improvement asset. The deposit on lease hold improvement is shown under deferred revenue and it is amortized over the period lease period (Note 13)

F-25

As of September 30, 2017 we have paid $56,600 to a construction contractor retained to make the leasehold improvements on the current sub-leases and accrued an additional $20,000 to be paid.

NOTE 16 - COMMITMENTS AND CONTINGENCIES

Employment agreements

In March 2016, the Company entered into one year employment agreements with Matthew Feinstein, the Company’s CEO, at a base salary of $180,000 per year, Christopher Plummer, the Company’s Chief Compliance Officer, at a base salary of $150,000 per year and Theresa Flynt, the Company’s Vice-President/Business Development, at a rate of $120,000 per year. Mr. Plummer resigned his position with the Company on November 21, 2016. Ms. Flynt also was issued 100,000 shares of the Company’s common stock in accordance with her employment agreement. Effective February 1, 2017, the Company entered into a Consulting Agreement with Mr. Feinstein. Terms and conditions of the Consulting Agreement are substantially identical to the Employment Agreement, including identical amounts between salary and consulting fee, and “cause” only conditions for termination.

On July 15, 2016, the Company entered into a one-year employment agreement with Sean Cunningham to serve as the Company’s Chief Financial Officer at a base salary of $150,000, effective July 1, 2016. The agreement may be terminated by either party upon four weeks of notice, provided however, that the Company may terminate the agreement immediately for cause and upon six weeks of notice for disability. The base salary will be increased to $200,000 commencing on January 1, 2017 through the remaining term of his agreement. The Company issued Mr. Cunningham an aggregate of 425,000 shares of its common stock in connection with his employment agreement and prior consulting agreement. Mr. Cunningham is not entitled to severance payments upon termination.

Mr. Cunningham’s employment agreement was terminated on January 23, 2017. On June 22, 2017 the Company filed and served a complaint against Cunningham for breach of fiduciary duty to the Company during the course of his tenure. The case was settled in 2017.

On January 1, 2017, Matthew Feinstein, Company President/CEO and Theresa Flynt, Company Vice-President converted their employment agreements to consulting agreements with terms and conditions substantially identical to their employment agreements.

In accordance with a PNPL Board of Directors resolution of May 31, 2017, Theresa Flynt was granted 125,000 shares of the Company’s common stock commencing Q2 2017 and concluding Q1 2018 for the issuance quarterly thereafter in the same amount until she has reached a total amount of 500,000, which amount is in addition to the 135,000 shares she owned prior to this resolution.

Revenue Share Agreements

On May 26, 2017 the Company and its subsidiary THC Industries, LLC (“THC”) entered into a combination URL/Trademark/Copyright/Tradename License Agreement with The Hit Channel, Inc. (the “Hit Channel Agreement”) for licensing THC intellectual and property rights on various proprietary social media and e-commerce technology platforms for commercial purposes. A license fee of $150,000 was paid to the Company as consideration for this agreement that also provided for a 12% revenue share on gross proceeds of any sale made as a direct result of the exploitation of the license. An initial term of five years with option renewal subject to certain minimum sales was provided.

On June 23, 2017 the Company entered into a non-exclusive Merchandising License Agreement with The Putnam Accessory Group, Inc. (the “PAG License”) that provided for the right to manufacture, distribute and sell certain merchandise and accessories previously developed by the Company. The PAG License pro the for an initial term of fifteen months with a provision for renewal of an additional term subject to certain minimum sales and the payment of royalties against any sales involving the licensed articles, which includes various accessories with Company proprietary designs and logos.

On June 16, 2017, the Company entered into a Revenue Sharing Agreement with Randall Webb (the “Webb RSA”), a shareholder of the Company. The Webb RSA provided for a payment of $150,000 to the Company in exchange for a 10% royalty interest in the proceeds of certain licensing agreements between the Company and other third party licensees. As of the date of this filing the Company has two licensing agreements that fall under Company obligations under this Webb RSA, both described above.

F-26

As of the date of this filing, other than recording the license fees of $150,000 each from the Webb RSA and The Hit Channel Agreement, no additional revenues have been recognized.

Amended Hawkeye Revenue Sharing Agreement

The original Revenue Sharing Agreement of October 21, 2015 provided for an investment from Hawkeye LLC of $750,000 that was increased to $825,000 by Company defaults. As a consequence of Company defaults, that remain current, Hawkeye required a collateral security interest in a Company asset to mitigate their risk. The asset collateralized was the parcel APN #665-030-043 purchase April 5, 2017 from Randall Webb and funded by an unsecured loan from Sky Island of $700,000. In addition to the collateral interest acquired, Hawkeye relaxed required monthly payments that were scheduled to commence in February 2016 until February 2018. (See Note 17 – Subsequent Events below.)

Litigation

On April 7, 2017 Orr Builders, Prest-Vuksic Architects, Inc. and MSA Consulting, Inc. (all California corporations) (as Plaintiffs) filed a complaint upon the Company, including subsidiaries Pineapple Express One LLC, Better Business Consultants Inc., and MJ Business Consultants; Clonenetics Laboratories Cooperative, Inc.; United Pentecostal Church; and Healing Nature, LLC; and numerous DOES 1 through 100 (as Defendants) in the Superior Court of the State of California for the County of Riverside, Case No. PSC 1700746 (hereinafter referred to as the “Lead Case”), and a related and consolidated case #PSC1702268, alleging, among other things: (i) breaches of contracts related to the DHS Project/Pineapple Park, (ii) foreclosure of mechanics’ lien, (iii) negligent misrepresentation, and (4) unjust enrichment (against United Pentecostal Church only).

This matter is currently in initial discover stage. A hearing for judgment on the pleadings on the Lead Case is set for December 5, 2017. A Trial Setting Conference is set for January, 2018. Currently, the matter is an active litigation and with discovery just underway, it is unclear whether the matter will be settled or go to trial.

An additional complaint was filed by Searock+Stafford CM, a construction management firm engaged for various aspects of the DHS Project, Case #BC658092 that was settled and dismissed on September 26, 2017.

NOTE 17 – SUBSEQUENT EVENTS

Sale of NTI

On November 14, 2017 the Company entered into a binding Letter of Intent (the “NTI LOI”) for the sale of the Company’s equity interests in Nature Treatment of Illinois with a group of the original investors, excluding our CEO Matthew Feinstein. The Basic Transaction provided for the payment of $150,000 and the suspension of all management or consulting agreements between NTI and their affiliates and PNPL for a period of ninety (90) days during which the Company could rescind the transaction and repurchase for $200,000.

In addition to normal transaction terms and conditions, the NTI LOI also provided for a “new”, five (5) year consulting agreement commencing January 1, 2018 at a monthly consulting fee of $10,000.

Management intends to exercise their option to repurchase the investment.

Amended Hawkeye Revenue Sharing Agreement

The original Revenue Sharing Agreement of October 21, 2015 provided for an investment from Hawkeye LLC of $750,000 that was increased to $825,000 by Company defaults. As a consequence of Company defaults, that remain current, Hawkeye required a collateral security interest in a Company asset to mitigate their risk. The asset collateralized was the parcel APN #665-030-043 purchase April 5, 2017 from Randall Webb and funded by an unsecured loan from Sky Island of $700,000. In addition to the collateral interest acquired, Hawkeye relaxed the required monthly payments that were scheduled to commence in February 2016 until February 2018.

F-27

PINEAPPLE EXPRESS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm	F-29

Consolidated Balance Sheets as of December 31, 2016 and December 31, 2015	F-30

Consolidated Statements of Operations for the year ended December 31, 2016, and the period from January 29, 2015 (date of inception) through December 31, 2015	F-31

Consolidated Statement of Stockholders’ Deficit for the year ended December 31, 2016, and the period from January 29, 2015 (date of inception) through December 31, 2015	F-32

Consolidated Statements of Cash Flows for the year ended December 31, 2016, and the period from January 29, 2015 (date of inception) through December 31, 2015	F-33

Notes to Consolidated Financial Statements	F-34

F-28

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Pineapple Express, Inc.

We have audited the accompanying consolidated balance sheets, the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2016 and the period from January 29, 2015 (inception date) to December 31, 2015. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2016 and 2015, and the consolidated results of its operations and its cash flows for the year then ended December 31, 2016 and the period from January 29, 2015 (inception date) to December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 - Nature of Operations and Basis of Presentation to the December 31, 2016 had a stockholders’ deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RBSM LLP

Larkspur, CA

December 27, 2017

F-29

Pineapple Express, Inc.

Consolidated Balance Sheets

	December 31,	December 31,
	2016	2015
Assets

Assets:
Cash	$9,241	$1,234
Accounts receivable	7,755	-
Prepaid and other	8,964
Advances to suppliers	-	93,933
Deposits, short term	10,000	12,000
Total Current Assets	35,959	107,167

Property and equipment (net of depreciation)	47,664	3,653,025

Other assets:
Investments	106,107	162,214
Security deposit	7,944

Total other assets	114,051	162,214
Total Assets	$197,675	$3,922,406

Liabilities and Stockholders’ Deficit
Current Liabilities:
Accounts payable	$1,511,962	$128,484
Accrued interest payable	88,321	-
Notes payable, related party	733,000	42,000
Notes payable	557,261	-
Advances on agreements, short term, net of unamortized deferred finance cost	445,079
Derivative liabilities	513,868	-
Capital lease, short term	-	1,495,198
Total Current Liabilities	3,849,491	1,665,682

Long Term Debt:
Advances on agreements, net of unamortized deferred finance cost	473,556	750,000
Capital lease	-	1,761,993
Total Long Term Debt	473,556	2,511,993

Total Liabilities	4,323,047	4,177,675

Stockholders’ Deficit
Preferred stock, $0.0000001 par value, 20,000,000 shares authorized	-	-
Series A Preferred Stock, $0.0000001 par value, 5,000,000 shares designated, no shares issued and outstanding	-	-
Common stock, $0.0000001 par value, 500,000,000 shares authorized, 62,366,425 and 55,957,311 shares issued and outstanding as of December 31, 2016 and 2015, respectively	6	6
Common stock subscription	65,000	50,000
Additional paid in capital	5,594,698	882,833
Accumulated deficit	(9,785,076)	(1,188,108)
Total Stockholders’ Deficit	(4,125,372)	(255,269)
Total Liabilities and Stockholders’ Deficit	$197,674	$3,922,406

The accompanying notes are an integral part of these consolidated financial statements.

F-30

Pineapple Express, Inc.

Consolidated Statements of Operations

	Year Ended	For the Period from January 29, 2015 (date of inception) through
	December 31,	December 31,
	2016	2015
Operating Expenses
General and administrative	$3,476,276	$1,154,605
Depreciation and amortization	6,662	1,147
Total operating expenses	3,482,938	1,155,752

Operating loss	(3,482,938)	(1,155,752)

Other income (expenses)
Interest expense	(280,475)	-
Impairment loss	(2,785,339)	-
Loss on dispositions of project cost	(2,020,414)	-
Gain on change in fair value of derivative liability	192,748	-
Write off other receivables	(227,540)	-
Other income (expense)	6,990	(32,356)
Total other expenses	(5,114,030)	(32,356)

Loss from operations before taxes	(8,596,968)	(1,188,108)

Provision for income taxes	-	-

Net Loss	$(8,596,968)	$(1,188,108)

Net loss per share – basic and diluted	$(0.14)	$(0.02)

Weighted average common shares – basic and diluted	59,939,938	51,746,666

The accompanying notes are an integral part of these consolidated financial statements.

F-31

Pineapple Express, Inc.

Consolidated Statement of Stockholders’ Deficit

For the years ended December 31, 2016 and For the Period from January 29, 2015 (date of inception through December 31, 2015

			Common	Additional		Total
	Common Stock		Stock	Paid in	Accumulated	Stockholders’
	Shares	Amount	Subscriptions	Capital	Deficit	Equity/(Deficit)
Balance as of January 29, 2015	50,000,000	$5	$-	$-	$-	$5
Effect of merger with Pineapple Express, Inc. (formerly known as Globestar Industries)	415,978	-	-	-	-	-
Shares issued upon conversion of debt	3,350,000	1	-	334,999	-	335,000
Shares issued for services	347,333	-	-	86,834	-	86,834
Sale of common stock	1,844,000	-	-	461,000	-	461,000
Proceeds from common stock subscription	-	-	50,000	-	-	50,000
Net loss	-	-	-	-	(1,188,108)	(1,188,108)
Balance as of December 31, 2015	55,957,311	6	50,000	882,833	(1,188,108)	(255,269)
Shares issued for services	1,655,981	-		1,506,615	-	1,506,615
Shares issued for purchase of property and equipment	22,000	-	-	22,000	-	22,000
Sale of common stock	2,456,000	-	(50,000)	2,001,000	-	1,951,000
Shares issued to acquire THC	2,275,133	-		1,137,566	-	1,137,566
Proceeds from common stock subscription	-	-	65,000	-	-	65,000
Imputed interest on notes	-	-	-	44,684	-	44,684
Net loss	-	-	-	-	(8,596,968)	(8,596,968)
Balance as of December 31, 2016	62,366,425	$6	$65,000	$5,594,698	$(9,785,076)	$(4,125,372)

The accompanying notes are an integral part of these consolidated financial statements.

F-32

Pineapple Express, Inc.

Consolidated Statements of Cash Flows

	Year Ended	For the Period from January 29, 2015 (date of inception) through
	December 31,	December 31,
	2016	2015
Cash Flows from Operating Activities:
Net loss	$(8,596,968)	$(1,188,108)
Adjustments to reconcile net loss to net cash used in operating activities:		-
Depreciation	6,662	1,147
Amortization of deferred finance cost	92,635
Common stock issued for services	1,506,615	86,839
Impairment loss	2,785,339	-
Loss on dispositions	2,020,414	-
Assets written off	60,774	-
Write off other receivables	227,540	-
Changes in fair value of derivatives liabilities	(192,748)	-
Imputed interest	44,684	-
Interest on Lease transferred to capital lease payable	63,178	-
Expenses incurred by Note holder	52,168	-

Changes in operating assets and liabilities:
Accounts Receivable	(7,755)	-
Advances to suppliers	(27,500)	(93,933)
Deposits	(7,944)	(12,000)
Prepaid expense and other assets	(8,964)	-
Accounts payable	491,268	-
Accrued interest payable	88,321	160,840
Advances on agreements	-	750,000
Net cash used in operating activities	(1,402,281)	(295,215)

Cash Flows from Investing Activities:
Net cash acquired in acquisition of THC	3,598	-
THC Industries, Inc. acquisition	(300,000)	-
Payments to acquire NTI	-	(162,214)
Payment for project costs	(431,991)	-
Purchases of property and equipment	(24,412)	(329,337)
Net cash used in investing activities	(752,805)	(491,551)

Cash Flows from Financing Activities:
Proceeds from sale of common stock	1,951,000	461,000
Proceeds from common stock subscription	65,000	50,000
Proceeds from notes payable	-	335,000
Repayment of notes payable	(194,907)	-
Proceeds from related party notes payable	641,000	305,000
Repayments of capital leases	(250,000)	(100,000)
Payment for advance on agreements	(49,000)	-
Repayments of related party notes payable	-	(263,000)
Net cash provided by financing activities	2,163,093	788,000

Net Increase in cash	8,007	1,234

Cash, beginning of period	1,234	-

Cash, end of period	$9,241	$1,234

Supplemental disclosures:
Interest paid	$-	-
Income tax paid	$-	-

Non-cash investing and financing activities:
Proceed received directly for project cost by noteholder	$125,000	$-
Common stock issued for prior year subscription	$50,000	$-
Note payable issued for investment	$50,000	$-
Capital lease transferred to accounts payable	$50,000	$-
Debt issuance cost transferred to advance on agreement	$75,000	$-
Debt issuance cost transferred to note payable	$62,500	$-
Transferred of property and equipment to project cost	$320,276	$-
Common stock issued for purchase of assets	$22,000	$-
Common stock issued to acquire THC Industries, Inc.	$1,137,567	$-
Notes payable issued and purchase obligation to acquire THC Industries, Inc.	$600,000	$-
Project cost included in accounts payable	$836,681	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-33

PINEAPPLE EXPRESS, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Business and Operations

Pineapple Express, Inc. (together with its wholly owned subsidiaries, the “Company,” “we,” “us” or “our”) was originally formed on August 3, 1983 in the state of Nevada under the name Global Resources, Ltd. The Company changed its name to “Helixphere Technologies Inc.” on April 12, 1999 and to “New China Global Inc.” on October 2, 2013. The Company reincorporated in Wyoming on October 30, 2013 and changed its name to Globestar Industries on July 15, 2014.

On August 24, 2015, the Company entered into a Share Exchange Agreement (the “Agreement) with Better Business Consultants, Inc. (“BBC”), a corporation incorporated under the laws of California on January 29, 2015 and Shane Oei, a majority shareholder of the Company at the time. Pursuant to the terms of the Agreement, BBC shareholders exchanged all of the issued and outstanding capital of BBC for an aggregate of 50,000,000 newly and duly issued, fully paid and non-assessable shares of common stock of the Company. Upon closing, BBC became a wholly owned subsidiary of the Company. In addition, Mr. Oei and Gary Stockport, another former shareholder of the Company at the time, cancelled 100,000,000 and 500,000 shares of the Company’s common stock, respectively, in connection with the Agreement. Effective September 3, 2015, the Company changed its name from Globestar Industries to Pineapple Express, Inc. As the owners and management of BBC obtained voting and operating control of the Company after the share exchange and Globestar Industries was non-operating and did not meet the definition of a business, the transaction has been accounted for as a recapitalization of BBC, accompanied by the exchange of previously issued common stock for outstanding common stock of Globestar Industries, which was recorded at a nominal value. The accompanying financial statements and related notes give retroactive effect to the recapitalization as if it had occurred on January 29, 2015 (inception date) and accordingly all share and per share amounts have been adjusted.

BBC had three wholly owned subsidiaries, Pineapple Express One LLC, a California limited liability company, Pineapple Express Two LLC, a California limited liability company, and Pineapple Properties Investments, LLC, a Washington limited liability company.

On February 12, 2016, the Company entered into an Agreement of Merger to acquire all of the assets and, except for those undisclosed liabilities specified in section 3.6 of the Agreement of Merger, assume all the liabilities of THC Industries, Inc., a California corporation (“THC Parent”), through a two-step merger by and among the Company, THC Parent, the Company’s wholly owned subsidiary THC Industries, LLC, a California limited liability company (“THC”), and the Company’s former wholly owned subsidiary THC MergerCo., Inc., a California corporation (the “THC Merger”). The transaction was delayed and on June 22, 2017 the Company successfully completed the conditions of a Standstill and Waiver Agreement signed between the parties on March 27, 2017, which resulted in a transfer and ownership of the assets relative to the purchase transaction. As a result of the THC Merger, THC became our wholly owned subsidiary. However, the Company effectively took over operations of THC Industries, Inc., as of February 12, 2016.

On March 14, 2017, the Company entered into a Share Purchase Agreement (the “Share Purchase Agreement”) to sell BBC and its three wholly owned subsidiaries, Pineapple Express One LLC, Pineapple Express Two LLC and Pineapple Property Investments, LLC to a related party, Jaime Ortega, beneficial owner of approximately 51.1% of the outstanding shares of the Company, so that he can fund and prosecute litigation claims and settle debts for such subsidiaries, resulting from unconsummated parcel purchases the Company feels was purposely circumvented by 3rd parties involved in those transactions. Mr. Ortega, as an interested related party, took these steps so the Company’s claims can be addressed against the parties at fault without negatively impacting or distracting the Company.

On March 16, 2017, the Company formed Pineapple Express Consulting, Inc. (“PEC”) as a wholly owned subsidiary. PEC and THC are the Company’s two wholly-owned operating subsidiaries. PEC owns Yucca Road Lease, LLC, a California limited liability. On July 12, 2017, Yucca Road Lease, LLC changed its name to Pineapple Park, LLC. On July 28, 2017, all of the assets of Pineapple Park, LLC were transferred through a related party transfer to PEC.

Through its operating subsidiary PEC, the Company provides capital to its canna-business clientele through loans and investments, develop and lease real property to those canna-businesses, and provide consulting services and technology to develop, enhance, and expand existing and newly formed canna-businesses.

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Through its operating subsidiary THC, the Company licenses its trademark for a branded clothing line which consists of rights to sell apparel such as t-shirts, hats, beanies, pants, shorts, baseball jerseys, jackets, sweatshirts, polo shirts, sweat pants and other attire displaying the THC trademarked name and logo. The Company owns the rights to the THC.com URL address. In connection with the THC Merger, Ramsey Salem, the former Chief Executive Officer of THC Parent, joined the Company as the Chief Executive Officer of THC in February 2016 and agreed to serve in this position for a period of five years.

The Company’s fiscal year end is December 31.

NOTE 2 – ACQUISITION OF THC INDUSTRIES, Inc.

On February 12, 2016, the Company concluded an Agreement of Merger to acquire all of the assets and, except for those undisclosed liabilities specified in section 3.6 of the Agreement of Merger, assume all the liabilities of THC Industries, Inc., a California corporation (“THC Parent”), through a two-step merger by and among the Company, THC Parent, the Company’s wholly owned subsidiary THC Industries, LLC, a California limited liability company (“THC”), and the Company’s former wholly owned subsidiary THC MergerCo., Inc., a California corporation (the “THC Merger”). The transaction was valued at $2,844,183. The Company funded the acquisition with a combination of cash and proceeds from debt and equity financings. As a result of the acquisition, THC has become a wholly-owned subsidiary of the Company. Accordingly, the results of THC are included in Company’s consolidated financial statements from the date of the acquisition.

The THC acquisition was accounted for in accordance with the authoritative accounting guidance. The acquired assets and assumed liabilities were recorded by the Company at their estimated fair values. The Company expected to leverage and expand the existing use of the domain name and to leverage additional products and capabilities. These factors, among others, contributed to a purchase price in excess of the estimated fair value of THC’s net identifiable assets acquired (see summary of net assets below), and, as a result, the Company initially recorded identifiable intangible assets (Trademark and Domain Name) and goodwill in connection with this transaction.

All goodwill was assigned to THC. The Company does not expect the intangible assets recognized or any potential impairment charges in the future to be deductible for income tax purposes.

A portion of the overall purchase price was allocated to acquired intangible assets. Amortization expense associated with acquired intangible assets is not deductible for tax purposes. Therefore, a deferred tax liability of approximately $437,500 was established primarily for the future amortization of amortizable intangible (Domain Name) and is included in the table below.

The following tables summarizes the consideration transferred to acquire THC Industries, Inc.

Cash	$400,000
Put obligation for common stock issued	706,616
Issuance of 2,275,133 common shares to THC shareholders	1,137,567
Secured promissory note	600,000
Total acquisition consideration	$2,844,183

The following table summarizes the recognized amounts of assets acquired and liabilities assumed:

Cash	$3,598
Trademark	1,000,000
Domain name	1,250,000
Goodwill	1,033,614
Deferred tax liability	(437,500)
Other liabilities assumed	(5,529)
Net Assets acquired	$2,844,183

The fair values of other current liabilities were generally determined using historical carrying values given the short-term nature of these liabilities. The fair values of certain identifiable intangible assets were determined internally using estimates made by management. In the second fiscal quarter to 2016, the Company incurred an unanticipated adverse change in its business climate which resulted in cash flow shortfalls. Accordingly, the Company had to modify its operating strategies related to THC. As additional information became available, and due to the cash flow difficulties encountered by the Company the initial purchase price allocation assigned to intangible assets was revised to be nil. Accordingly, such revisions or changes were material and resulted in the Company recording an impairment charge in its statement of operations.

See Note 8 for further discussion.

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NOTE 3 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

The Company’s consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As reflected in its consolidated financial statements, the Company had a stockholders’ deficit of $4,125,372 at December 31, 2016, incurred a net loss of $8,596,968, and utilized net cash of $1,402,281 in operating activities for the fiscal year then ended. The Company has not generated significant revenues, and has incurred net losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date that the financial statements are issued. The Company’s consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s primary source of operating funds since inception has been cash proceeds from the private placements of its common stock and from issuance of its short term notes. The Company intends to raise additional capital through private placements of its debt and equity securities, but there can be no assurance that these funds will be available on terms acceptable to the Company, or at all, or will be sufficient to enable the Company to fully complete its development activities or sustain operations. During the year ended December 31, 2016, the Company raised $746,066 in cash proceeds from the issuance of notes, including $641,000 from related parties, and $2,016,000 from the sale of common stock.

If the Company is unable to raise sufficient additional funds, it will have to develop and implement a plan to further extend payables, reduce overhead, scale back its current business plan or curtail operations until sufficient additional capital is raised to support further operations.

The Company’s ability to continue as a going concern is dependent on its ability to execute its strategy and on its ability to raise additional funds and/or to consummate a public offering. Management is currently seeking additional funds, primarily through the issuance of equity and/or debt securities for cash to operate the Company’s business. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to it. Even if the Company is able to obtain additional financing, it may contain undue restrictions on its operations, in the case of debt financing or cause substantial dilution for its stockholders, in case of equity and/or convertible debt financing.

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash

Cash consist of cash held in bank demand deposits. The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

The Company maintains cash in bank accounts located in the United States, which, at times, may exceed federally insured limits or be uninsured. The Company has not experienced any losses in such accounts.

Revenue Recognition Policy

The Company will recognize revenue from rent, tenant reimbursements, and other revenue sources once all of the following criteria are met in accordance with Accounting Standards Codification (“ASC”) subtopic 605 – Revenue Recognition: (a) the agreement has been fully executed and delivered; (b) services have been rendered: (c) the amount is fixed and determinable; and (d) the collectability of the amount is reasonably assured.

In accordance with ASC 840 – Leases, minimum rental revenue will be recognized in rental revenues on a straight-line basis over the term of the related lease. Rental revenue recognition commences when the tenant takes possession or controls the physical use of the leased space. In order for the tenant to take possession, the leased space must be substantially ready for its intended use. To determine whether the leased space is substantially ready for its intended use, management evaluates whether the Company or tenant is the owner of the tenant improvements for accounting purposes. When management concludes that the Company is the owner of the tenant improvements, rental revenue recognition begins when the tenant takes possession of the finished space, which is when such tenant improvements are substantially complete. In certain instances, when management concludes that the Company is not the owner (the tenant is the owner) of tenant improvements, rental revenue recognition begins when the tenant takes possession of or controls the space.

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When management concludes that the Company is the owner of tenant improvements, for accounting purposes, management records the cost to construct the tenant improvements as a capital asset. In addition, management records the cost of certain tenant improvements paid for or reimbursed by tenants as capital assets when management concludes that the Company is the owner of such tenant improvements. For these tenant improvements, management records the amount funded or reimbursed by tenants as deferred revenue, which is amortized as additional rental income over the term of the related lease. When management concludes that the tenant is the owner of the tenant improvements for accounting purposes, management records the Company’s contribution towards those improvements as a lease incentive, which is amortized as reduction to rental revenue on a straight-line basis over the term of the lease.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with the accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s). Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates. Significant estimates include those related to assumptions used in impairment testing of long term assets, accruals for potential liabilities, assumptions made in valuing equity instruments issued for services and issued with convertible notes, and recognition of deferred tax assets. Actual results could differ from those estimates.

Property and Equipment

Property and equipment consists of land, building, furniture and fixtures, equipment, building improvements and construction in process. They are recorded at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Expenditures for major renewals and betterments that extend the useful lives of the property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

The estimated useful lives of the classes of property and equipment are as follows:
Equipment	5 years
Office equipment	3 years

Principles of Consolidation

As of December 31, 2016, the Company’s consolidated subsidiaries and/or entities were as follows

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest
Better Business Consultants, Inc. (DBA MJ Business Consultants)	California	01/29/2015	100%
THC Industries, LLC	California	12/23/2015 (formed) 2/16/2016 (acquired by us)	100%
Pineapple Express One, LLC	California	5/26/2015	100%
Pineapple Express Two, LLC	California	5/29/2015	100%
Pineapple Properties Investments, LLC	Washington	8/12/2015	100%

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The Company’s consolidated financial statements include all accounts of the Company and its consolidated subsidiaries and/or entities as of reporting period ending date(s) and for the reporting period(s) then ended. All inter-Company balances and transactions have been eliminated.

Fair Value of Financial Instruments

The Company follows the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) for disclosures about fair value of its financial instruments and to measure the fair value of its financial instruments. The FASB ASC establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The three levels of fair value hierarchy are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts of the Company’s financial assets and liabilities, including cash, prepaid expenses, accounts payable, accrued expenses, and other current liabilities, approximate their fair values because of the short maturity of these instruments. The fair value of notes payable and convertible notes approximates their fair values since the current interest rates and terms on these obligations are the same as prevailing market rates.

Investment in Unconsolidated Subsidiary Under the Equity Method

The Company accounts for investments in which the Company owns more than 20% of the investee using the equity method in accordance with ASC Topic 323, Investments — Equity Method and Joint Ventures. Under the equity method, an investor initially records an investment in the investee at cost, and adjusts the carrying amount of the investment to recognize the investor’s share of the earnings or losses of the investee after the date of acquisition. The amount of the adjustment is included in the determination of net income by the investor, and such amount reflects adjustments similar to those made in preparing consolidated statements including adjustments to eliminate intercompany gains and losses, and to amortize, if appropriate, any difference between investor cost and underlying equity in net assets of the investee at the date of investment. The investment of an investor is also adjusted to reflect the investor’s share of changes in the investee’s capital. Dividends received from an investee reduce the carrying amount of the investment. A series of operating losses of an investee or other factors may indicate that a decrease in value of the investment has occurred which is other than temporary and which should be recognized even though the decrease in value is in excess of what would otherwise be recognized by application of the equity method.

Stock-Based Compensation

The Company periodically issues restricted stock and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for restricted stock and warrant grants issued and vesting to employees based on the authoritative guidance provided by FASB where the value of the award is measured on the date of grant and recognized as compensation expense on the straight-line basis over the vesting period. The Company accounts for restricted stock and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the FASB where the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. In certain circumstances where there are no future performance requirements by the non-employee, restricted stock and warrants grants are immediately vested and the total stock-based compensation charge is recorded in the period of the measurement date.

The fair value of the Company’s warrant grants, including the Put Options from the THC transaction, are estimated using the Black-Scholes-Merton Option Pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or warrants, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes-Merton Option Pricing model, and based on actual experience. The assumptions used in the Black-Scholes-Merton Option Pricing model could materially affect compensation expense recorded in future periods. In light of the very limited trading of our common stock, market value of the shares issued was determined based on the then most recent price per share at which we sold common stock in a private placement during the periods then ended.

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Income Taxes

The Company follows the asset and liability method which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Company’s Statements of Operations included in this Form 10 in the period that includes the enactment date.

Loss Per Share

Basic loss per share is computed by dividing net loss available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share reflects the potential dilution, using the treasury stock method that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the Company. In computing diluted loss per share, the treasury stock method assumes that outstanding options and warrants are exercised and the proceeds are used to purchase common stock at the average market price during the period. Options and warrants may have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options and warrants.

At December 31, 2016 and 2015, the Company had no warrants outstanding and no shares issuable for conversion of notes payable.

Advertising/Promotion

The Company’s advertising/promotion costs are expensed as incurred. Advertising/promotion expense for the year ended December 31, 2016 was $39,951 compared to $53,300 and for the period from January 29, 2015 (date of inception) through December 31, 2015.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes all existing revenue recognition requirements, including most industry specific guidance. The new standard requires a company to recognize revenue when it transfers goods or services to customers in an amount that reflects the consideration that the company expects to receive for those goods or services. The FASB has subsequently issued the following amendments to ASU 2014-09 which have the same effective date and transition date of January 1, 2018.

In May 2014, the FASB issued guidance to clarify the principles for recognizing revenue and to develop a common revenue standard for GAAP and International Financial Reporting Standards. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. Lease contracts will be excluded from this revenue recognition criteria; however, the sale of real estate will be required to follow the new model. Expanded quantitative and qualitative disclosures regarding revenue recognition will be required for contracts that are subject to this guidance. This guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2017, with early adoption permitted only as of annual reporting periods beginning after December 15, 2016. The guidance permits two implementation approaches, one requiring retrospective application of the new standard with restatement of prior years and one requiring prospective application of the new standard with disclosure of results under old standards. We are currently evaluating the impact the guidance will have on our financial statements when adopted, but we believe the impact could primarily relate to sales of properties, timing of revenue recognition, and the ability to capitalize certain internal costs.

In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which delayed the effective date of the new standard from January 1, 2017 to January 1, 2018. The FASB also agreed to allow entities to choose to adopt the standard as of the original effective date.

In February 2016, the FASB issued updated guidance which sets out revised principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. The guidance requires lessees to recognize assets and liabilities for operating leases with lease terms greater than twelve months on the balance sheet. The guidance further modifies lessors’ classification criteria for leases and the accounting for sales-type and direct financing leases. New disclosures regarding the amount, timing, and uncertainty of cash flows arising from leases are also required. The guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2018, with early adoption permitted and is required to be adopted using the modified retrospective approach. Upon adoption, the Company will recognize a lease liability and a right-of-use asset for operating leases where it is the lessee, such as ground leases and office and equipment leases. We are currently evaluating the impact this guidance will have on our financial statements when adopted.

In March 2016, the FASB issued ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations, which clarifies the implementation guidance on principal versus agent considerations.

In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, which clarifies certain aspects of identifying performance obligations and licensing implementation guidance.

In May 2016, the FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients related to disclosures of remaining performance obligations, as well as other amendments to guidance on collectability, non-cash consideration and the presentation of sales and other similar taxes collected from customers.

In December 2016, the FASB issued ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers, which amends certain narrow aspects of the guidance issued in ASU 2014-09 including guidance related to the disclosure of remaining performance obligations and prior-period performance obligations, as well as other amendments to the guidance on loan guarantee fees, contract costs, refund liabilities, advertising costs and the clarification of certain examples.

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In November 2015, the FASB issued Accounting Standards Update No. 2015-17, Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”). ASU 2015-17 requires companies to classify all deferred tax assets and liabilities as noncurrent on the balance sheet instead of separating deferred taxes into current and noncurrent amounts. The guidance is effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted. The guidance may be adopted on either a prospective or retrospective basis. The Company does not expect the adoption of this guidance to have a material effect on the Company’s consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use an asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is in the process of evaluating the impact of ASU 2016-02 on the Company’s financial statements and disclosures.

In October 2016, the FASB issued ASU No. 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other Than Inventory. This new standard eliminates the exception for an intra-entity transfer of an asset other than inventory. Under the new standard, entities should recognize the income tax consequences on an intra-entity transfer of an asset other than inventory when the transfer occurs. This new standard will be effective for the Company on January 1, 2018 and will be applied on a modified retrospective basis through a cumulative-effect adjustment directly to retained earnings as of the beginning of the period of adoption. The Company is currently evaluating the potential impact this standard may have on its financial position and results of operations.

In August, 2016, the FASB issued Accounting Standards Update No. 2016-15, Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force) (“ASU 2016-15”). The amendments in ASU 2016-15 address eight specific cash flow issues and apply to all entities that are required to present a statement of cash flows under ASC Topic 230, Statement of Cash Flows. The amendments in ASU 2016-15 are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption during an interim period. The Company has not yet completed the analysis of how adopting this guidance will affect its consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The new standard requires recognition of the income tax effects of vested or settled awards in the income statement and involves several other aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities and classification on the statement of cash flows. This new standard will be effective for the Company on January 1, 2017. The adoption of this standard is not expected to have a material impact on its financial position, results of operations or statements of cash flows upon adoption.

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In February 2017, the FASB has issued Accounting Standards Update (ASU) No. 2017-05, “Other Income – Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20): Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets.” The amendments clarify that a financial asset is within the scope of Subtopic 610-20 if it meets the definition of an in substance nonfinancial asset. The amendments also define the term in substance nonfinancial asset. The amendments clarify that nonfinancial assets within the scope of Subtopic 610-20 may include nonfinancial assets transferred within a legal entity to a counterparty. For example, a parent may transfer control of nonfinancial assets by transferring ownership interests in a consolidated subsidiary. A contract that includes the transfer of ownership interests in one or more consolidated subsidiaries is within the scope of Subtopic 610-20 if substantially all of the fair value of the assets that are promised to the counterparty in a contract is concentrated in nonfinancial assets. The amendments clarify that an entity should identify each distinct nonfinancial asset or in substance nonfinancial asset promised to a counterparty and derecognize each asset when a counterparty obtains control of it. Effective at the same time as the amendments in Update 2014-09, Revenue from Contracts with Customers (Topic 606). Therefore, public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the amendments in this Update to annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities should apply the amendments in this Update to annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. All other entities may apply the guidance earlier as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities also may apply the guidance earlier as of annual reporting periods beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance. An entity is required to apply the amendments in this Update at the same time that it applies the amendments in Update 2014-09. The Company is currently evaluating the potential impact this standard may have on its financial position and results of operations.

In January 2017, the FASB has issued Accounting Standards Update (ASU) No. 2017-04, “Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment.” These amendments eliminate Step 2 from the goodwill impairment test. The annual, or interim, goodwill impairment test is performed by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. In addition, income tax effects from any tax deductible goodwill on the carrying amount of the reporting unit should be considered when measuring the goodwill impairment loss, if applicable. The amendments also eliminate the requirements for any reporting unit with a zero or negative carrying amount to perform a qualitative assessment and, if it fails that qualitative test, to perform Step 2 of the goodwill impairment test. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. Effective for public business entities that are a SEC filers for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. ASU 2017-04 should be adopted on a prospective basis. The Company does not anticipate the adoption of ASU 2017-04 will have a material impact on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. This new standard clarifies the definition of a business and provides a screen to determine when an integrated set of assets and activities is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This new standard will be effective for the Company on January 1, 2018, however, early adoption is permitted with prospective application to any business development transaction.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statement presentation or disclosures.

NOTE 5 – PROPERTY AND EQUIPMENT – INTANGIBLE ASSETS

Property and equipment as of December 31, 2016 and 2015 is summarized as follows:

	December 31, 2016	December 31, 2015
Land	$—	$1,662,417
Building	—	1,662,418
Improvements	—	320,276
Furniture and fixtures	43,152	—
Office equipment and software	12,321	9,061
Subtotal	55,4729	3,654,172
Less accumulated depreciation	(7,809)	(1,147)
Property and equipment, net	$47,664	$3,653,025

For the periods ended December 31, 2015 and 2016, furniture and fixtures and office equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years. During the course of FYE 2016, the Company abandoned all real property assets. During their period of possession, none had been placed in service, and as a consequence no depreciation on building or improvements was recorded.

Notwithstanding the above descriptions, beginning in September 2016, the Company converted $3,324,835 in land and buildings costs associated with the Desert Springs project to a capital lease of $3,020,369 and the remaining balance of $304,466 was recorded as a loss on the disposal of the DHS Project properties. Additionally, the Company recorded $1,640,948 in consulting services, construction management, architectural services, permitting, and other associated costs related to the abandoned DHS Project.

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As an integral part of the Agreement and Plan of Merger and Reorganization perfecting the acquisition of THC Industries, Inc., the Company acquired certain Trademark and Domain Name assets, the value of which were deemed at $1,000,000 and $1,250,000 respectively. The acquisition also involved recording Goodwill in an amount of $972,839, which amount was subsequently recatigorized as part of the value of the Trademarks.

Depreciation and impairment expense for the year ended December 31, 2016 was $2,792,001, including $6,662 in depreciation of Property and Equipment and $2,785,339 impairment of intangible assets. From January 29, 2015 (date of inception) through December 31, 2015 was depreciation and amortization expenses was $1,147.

NOTE 6 – VACANT LAND ACQUISITION COSTS

During the month of March 2016, the Company completed the following land acquisitions summarized in the table below:

Reference	Description	Purchase Price *	Payments **
#665-030-032	Vacant Land	$684,475	$105,079
#665-030-042	Vacant Land	423,800	34,000
#665-030-044	Vacant Land	393,558	10,229
#665-030-045	Vacant Land	446,543	30,017
Total		$1,948,376	$179,325

*Purchase price includes closing costs, fees and taxes

**Payments include escrow fees

In March 2016, the Company entered into a purchase agreement to acquire an adjoining vacant land parcel to its existing land in the City of Desert Hot Springs for $684,000, in addition to fees and taxes of $475 (APN #665-030-032) (the “DHS Project”). The Company has made payments totaling $105,079.

In furtherance of the DHS Project, also in March 2016, the Company entered into the following additional land purchase agreements:

(1)	to acquire an adjoining vacant land parcel to its existing land in the City of Desert Hot Springs for $400,000 (#665-030-042). The Company has made payments totaling $34,000;
(2)	to acquire an adjoining vacant land parcel to its existing land in the City of Desert Hot Springs for $400,000 (#665-030-044). The Company has made payments totaling $10,229; and
(3)	to acquire an adjoining parcel to its existing land in the City of Desert Hot Springs for $441,000 (#665-030-045). The Company made payments totaling $30,017.

Additionally, the Company entered into two other land purchase agreements for parcel APN #665-030-043 in March, 2016 and APN #665-030-063 in September, 2016.

The acquisition of parcel APN #665-030-043 in March, 2016 involved two private investors that collectively invested $475,000 against a purchase price of $515,000. An investment agreement with the first investor in February, 2016 involved a deposit of $125,000 that carried a premium of $67,500 and “rent” payments of $3,750 over a period of twelve months following execution of the investment agreement. A land purchase agreement with the second investor involved: (i) a deposit of $350,000 against an land purchase escrow, (ii) the assignment by the Company of $165,000 previously deposited into the escrow account, including $125,000 from the first investor and $40,000 deposited by the Company, (iii) title to be delivered to the second investor on closing, and (v) a repurchase of the parcel by the Company from the second investor for a purchase price of $500,000 ninety days after the closing of the purchase transaction. The second investor broke escrow and took title to the property on March 22, 2016. The Company subsequently defaulted on the repurchase agreement and forfeited the $165,768 in escrow deposits and closing fees. (See Note 9 – Deferred Liabilities and Note 19 – Subsequent Events below for further information.)

On September 3, 2016, the Company entered into an acquisition agreement with United Pentecostal Church of Desert Hot Springs for the acquisition of parcel APN #665-030-063 for a purchase price of $3,450,000 that was subsequently amended to provide certain seller financing arrangements. Seller financing of $350,000 was agreed upon with the balance of $3,100,000 provided under a capital lease.

Notwithstanding the above descriptions, in September 2016, the Company converted $3,324,835 in land and buildings costs associated with the Desert Springs project to a capital lease of $3,020,369 and the remaining balance of $304,466, including $179,325 in escrow deposits and $125,141 in various legal, consulting, escrow, tax, and assessment fees related to a loss on the DHS Project properties. Shortly after the capital lease financing, the Company attempted to replace the capital lease with funding for a purchase of the property from a 3rd party financial institution that was not approved. Thereafter, during the balance of the year from October 2016 through December 2016, the Company wrote off all land acquisitions associated with the DHS Project of $2,020,414 under loss on dispositions.

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NOTE 7 – NOTES PAYABLE, RELATED PARTY

On March 10, 2016, the Company issued an unsecured promissory note (the “Replacement Note”) for $750,000 to consolidate and replace eight prior notes previously issued to Sky Island, Inc. totaling $751,500, $42,000 of which was issued on December 14, 2015 and the balance of $711,500 was issued during the year ended December 31, 2016. The Replacement Note is due and payable upon demand and bears interest of 6% per annum. If no demand is made, then payments of interest only shall be payable on the unpaid principal amount on the last day of each calendar quarter beginning December 31, 2016, and any and all remaining principal and interest is due in full on December 31, 2021. During the year ended December 31, 2016, the Company had repaid $68,500 against the principal balance of the Replacement Note. As of December 31, 2016, the outstanding balance to Sky Island was $683,000.

At the time prior notes and the Replacement Note issued by the Company was deemed a Related Party transaction because Jaime Ortega, Owner/COO/Director of Sky Island, Inc. was a founding shareholder of the Company. During the course of 2016, Mr. Ortega was the designated beneficiary of 30,790,000 shares of the Company common stock held by Sky Island Trust (an entity related to Sky Island, Inc.), representing 49.4% of the Company’s issued and outstanding common stock and 1,045,000 shares of the Company held by Mr. Ortega representing 1.7% of the Company’s issued and outstanding stock, collectively an aggregate ownership of 51.1% and majority ownership of the issued and outstanding common stock of the Company as of December 31, 2016. As of July 14, 2017, the 30,790,000 shares owned by the Sky Island Trust were cancelled and reissued to Mr. Ortega.

The total amount of Notes Payable, Related Party as of December 31, 2016 was $733,000, which includes $683,000 due to Sky Island and $50,000 due to Matt Feinstein, our CEO related to the NTI transaction.

Accrued interest payable on the Replacement Note for the year ended December 31, 2016 is $56,447. Imputed interest on the note to Matt Feinstein is $296 was expensed under interest expenses and credited to additional paid in capital.

NOTE 8 – NOTES PAYABLE

Notes payable were comprised of the following as of December 31, 2016 and 2015:

				December 31,	December 31
Noteholder	Due	Interest Rate	Secured	2016	2015
Rob Novinger	Demand	0	No	$30,000	$-
Randy Hurwitz	Demand	0	Convertible	35,000	-
Kabbage Business Loan	Revolving	0	No	25,066	-
R. Feinstein Trust	Demand	0	No	15,000	-
THC Acquisition note	6/22/2017	6%	Yes	452,195	-

Total				$557,261	$-

None of the Notes Payable referenced above are in default and the Salem note was fully paid on June 21, 2017. The Hurwitz loan is a convertible note at the election of the note holder into such number of fully paid and nonassessable shares of Common Stock at $1 per share. No conversion has been requested and the Company has not accrued an additional expense in the form of a beneficial conversion feature since value has accrued on a per share value of company stock over and above the current note value. As of June 1, 2017 Rob Novinger has been paid $10,000 against his note, Randy Hurwitz was paid in full on June 21, 2017, and R. Feinstein Trust was paid $10,000 on April 10, 2017, leaving balances of $20,000, $-0-, and $5,000 respectively on those notes.

The Company, through our former subsidiary, BBC, entered into a $25,000 small business “line of credit” with Kabbage, Inc. on July 2, 2016 for purposes of funding periodic capital needs. The original agreement provided for a term of six months, but has been extended month-to-month thereafter by mutual verbal consent of the parties.

F-43

In connection with the THC Merger, the Company issued an aggregate of $600,000 non-interest bearing secured promissory notes on February 17, 2016, due in two equal installments on the 60 days (April 18, 2016) and 90 day (May 18, 2016) anniversaries of the closing of THC Merger, secured by certain intellectual property acquired from THC Industries, Inc. On May 18, 2016 these notes were in default due to late payment. On August 5, 2016, the Company entered into a forbearance agreement whereby the Company and the noteholder agreed to: (i) extend the due date to December 3, 2016; (ii) accrue interest from the default date of May 18, 2016 at 6% due at maturity and (iii) consolidate into one debt obligation (w) the unpaid balance of $300,000, (x) the amount due under the purchase agreement of $100,000 (see Note 2 – Acquisition of THC Industries), (y) expenses incurred on the Company’s behalf of $23,286, and (z) unpaid compensation for Mr. Ramsey H. Salem of $28,910, for an aggregate note payable of $452,195. The initial forbearance period expired and the parties executed a Standstill and Waiver Agreement on March 27, 2017. As of June 21, 2017, this new note was repaid in full.

During the year ended December 31, 2016 the Company expensed $16,873 in interest. Imputed interest of $1,424 on various other notes payable was expensed under interest expense and credited to additional paid in capital.

NOTE 9 – ADVANCES AND OTHER LIABILITIES

At December 31, 2016 and 2015, advance on agreement balance consist of following:

	December 31,	December 31
Noteholder	2016	2015
Investor one and Investor two	$187,500	$-
Investor three	776,000	750,000
Total	963,500	750,000
Less: unamortized debt discount	(44,865)	-
Balance	918,635	750,000
Advance on agreement, current	445,079	-
Advance on agreement, long term	$473,556	$-

Investor One

On February 16, 2016 the Company entered into a Binding Letter of Intent (“BLOI1”) with an investor that PNPL deems a financing agreement for the purchase of a certain property (APN: 665-030-044) and upon completion of development of the acquired property, subsequently a revenue share agreement for the following considerations: (i) payment by the investor of $125,000, representing one-half the purchase price of the property, (ii) the Company would repurchase the financed property for $187,500 within one year of the purchase, and (iii) “rent” payments of $3,750/month during the referenced one year period.

During March, 2016 the $125,000 in financing from investor one in addition to $40,000 from the Company was deposited in Escrow No.: 7101604737-ST with Chicago Title Company against the purchase of another property (APN: 665-030-043) that was the subject of additional funding by a second investor, described below.

Investor Two

On March 18, 2016 the Company entered into a Binding Letter of Intent “BLOI2”), subsequently amended by a Real Property Purchase and Sale Agreement and Joint Escrow Instructions (“Subsequent Land Purchase Agreement”) of March 21, 2016 with an investor, both of which PNPL deems a financing agreement for the purchase of a certain property (APN: 665-030-043) for the following consideration: (i) payment by the investor of $350,000 of the $515,000 purchase price of the property, (ii) the Company would assign the existing escrow amount of $165,000 to the second investor, who would close the transaction and take title to the property, (iii) the Company would pay any taxes, fees and other out-of-pocket expenses associated with the transaction, and (iv) the Company would repurchase the property from the investor for a price of $500,000 within ninety days of the closing of the transaction.

On March 22, 2016 in addition to the $125,000 deposited to the referenced escrow account, $40,768, including $768 in taxes and various escrow fees, from the Company, the second investor deposited $350,000 into the escrow account referenced above, the transaction closed with title conveyed to the second investor as required under BLOI-2. The Company defaulted under the BLOI2 and the Subsequent Land Purchase Agreement and did not reacquire the property in the required ninety days after closing. As a consequence, the Company forfeited the $165,768 that it deposited, or caused investor one, into the Chicago Title Escrow account referenced above.

Investment Accounting Treatments for Investors One and Two

The escrow agreement closed and the second investor took title to property. There is no provision in BLOI2, or in the Subsequent Land Purchase Agreement, that would impose any continuing liability on the Company other than the loss of the Company’s escrow deposit.

F-44

A continuing liability upon the Company to the first investor, by virtue of BLOI1 has been recorded as a deferred liability, as no terms and conditions were established to characterize the $125,000 investment as a Note Payable. Contrary to the second investor, the Company acknowledged the additional $62,500 liability provided for under BLOI1 and $187,500 was recorded as an “Advance on agreement” as a short-term deferred liability on Company books and records. Additionally, BLOI1 provided for a “rent” payment of $3,750 for a period of twelve months after execution of BLOI1. Accordingly, during the year ended December 31, 2016 the Company has accrued $37,500 as expenses under loss of disposition, $22,500 of which was paid during the year ended December 31, 2016 and the balance of $15,000 was shown as payable under accrued interest.

Investor Three

In December 2015, the Company entered into a Revenue Share Agreement for $750,000 that was recorded as an “Advance on Agreement” liability. This advance was improperly recorded as a Note Payable and subsequent “revenue share payments” were recorded against this liability of $49,000 during the year ended December 31, 2016. As the transaction was not a Note Payable, the Company reclassified the transaction as an “advance on agreement” to be consistent with the stated purpose of the original understanding. As per the agreement in the event that, for the period from February 5, 2016 through the three year anniversary of the Effective Date, if Lease fails to pay the Company any Fixed Minimum Rent, the Company shall be required to pay to Investor three, in full, Investor’s share each month until the Company has paid Investor an aggregate of $825,000 under this Agreement. Thereafter, Pineapple shall have no further obligations or responsibilities to Investor in connection with this Agreement. Due to above clause, by reason of defaults on the DHS Project (as defined elsewhere herein), an additional penalty of $75,000 was incurred which was recorded as deferred finance cost. Both the outstanding amount of $701,000 and the $75,000 penalty assessment were recorded as deferred liabilities effective December 31, 2016, with $257,579 as a short-term liability and balance of $473,556 as long-term, including the deferred finance cost.

During the year ended December 31, 2016 the Company amortized $30,135 of deferred finance cost. As of December 31, 2016 the unamortized deferred finance cost was $44,865, of which $26,621 was considered short term and the balance of $18,244 was long term.

Imputed interest of $42,964 on the above advance on agreement was charged to interest expense and credited to additional paid in capital.

NOTE 10 – ADVANCES TO SUPPLIERS

On March 25, 2016 the Company (through a subsidiary subsequently consolidated into the Company) entered into a Lease Agreement with Clonenetics Laboratories Cooperative, Inc. (“CLC”) providing for a lease of laboratory space in Desert Hot Springs facility owned by the Company. During the course of the “build out” of this facility, the Company agreed to extend certain cash advances on behalf of CLC to complete the “build out” in an amount of $116,433, which advances were memorialized in a Letter of Understanding and Promissory Note dated March 25, 2016. Over the succeeding months, CLC made no payments against these advances and were noticed on November 29, 2016 of their default.

The Company management, due to lack of funds and other uncertainties have not initiated any legal action against CLC and wrote off $116,433 of the advances as of December 31, 2016 and recorded under “Write off other receivables” on the statement of operations.

NOTE 11 – CAPITAL LEASE

Capital lease obligations as of December 31, 2016 and 2015 were as follows:

	December 31, 2016		December 31, 2015
Lease-Desert Hot Springs, California	$		$3,224,835
Accrued interest		-	32,356
Total			3,257,191
Short term portion			1,495,198
Long term portion	$		$1,761,993

On September 1, 2015, the Company entered into a purchase agreement to acquire three acres of real property, including 23,250 square feet of warehouse space, in Desert Hot Springs, California pursuant to a rent-to own agreement. Non-uniform payments are required through July 2017. In determining the present value of the future payments under the capital lease, the Company used a discount rate of 4% per annum.

F-45

Notwithstanding the above descriptions, beginning in September 2016, the Company converted $3,324,835 in land and buildings associated with the Desert Hot Springs project to a capital lease of $3,020,369, and the remaining balance of $304,466 to a loss on the disposal of the DHS Project properties. Subsequently, during the balance of the year from October 2016 through December 2016, the Company wrote off all land acquisitions associated with the DHS Project, including, the remaining escrow deposits. (See Note 19 – Subsequent Events for further description of this transaction.)

NOTE 12 – PUT OBLIGATION LIABILITY

In connection with the THC Merger, the Company granted the THC shareholders an option to require the Company to purchase from them up to 1,478,836 shares of the Company’s common stock at a price of $0.68 per share for the period commencing on the 24-month anniversary of the closing of the THC Merger and ending on the 30-month anniversary of the closing of the THC Merger; provided however that they may only exercise this option if the Company’s stock price is below $0.88 and trading volume is below 50,000 a day for a 90-day period. The accounting treatment requires that the Company record fair value of the put liability as of the inception date and to fair value as of each subsequent reporting date.

The fair value of the Company’s Put Options from the THC Merger, are estimated using the Black-Scholes-Merton Option Pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or warrants, and future dividends. Accordingly, the Company, using three (3) comparable in the cannabis industry to determine a volatility range and elected to use our private placement stock price of $0.50 at issuance and $1.00 during the year ended December 31, 2016.

The fair value of the described embedded derivative was determined using the Black-Scholes Model with the following assumptions:

	At issuance	At closing
(1) dividend yield of	0%	0%
(2) expected volatility of	125.08%	134.08%
(3) risk-free interest rate of	0.80%	1.03%
(4) expected life of	2.5 years	1.61 years
(5) fair value of the Company’s common stock of	$0.50	$1.00

The Put liability on the date of issuance was determined at $706,616 with above assumption and which was included in the purchase price of THC acquisition. As of December 31, 2016 the Put value of the liability was recorded on balance sheet at $513,868 and a net gain of $192,748 was recorded as change in fair value of derivative liability.

NOTE 13 – PROMISSORY NOTES – SKY ISLAND, INC.

Pursuant to FASB ASC 470-60, the amendments to Promissory Notes made by the Company to Sky Island, Inc. were analyzed under guidance for a troubled debt restructuring (“TDR”). A restructuring of debt constitutes a TDR for accounting purposes if the creditor, for economic or other reasons related to the debtor’s financial difficulties, grants a concession to the debtor that it would not otherwise consider.

The Sky Island note transaction involved a series of individual note payables starting from December 14, 2015 through March 10, 2016 in an aggregate amount of $751,000 (the “Prior Notes”) that were cancelled and restructured on March 10, 2016 to a subsequent promissory (the “1st Subsequent Note”) in an amount of $750,000 after a payment of $1,000. The individual Prior Notes were either all due and payable on demand by the election of the holder at an interest rate of 10% per annum, any unpaid or accrued interest would be due on the then unpaid principal balance on the last day of each calendar quarter beginning December 31, 2016 with all the remaining principal and interest due and payable in full on December 31, 2021. The 1st Subsequent Note dated March 10, 2016 contained these same provisions. (See Note 7 – Notes Payable, Related Party.). Thus, the Company noted that the lender did not grant any concession, accordingly, there was no gain on the debt restructuring.

During the course of the year ended December 31, 2016, the Company made payments against the 1st Subsequent Note in an amount of $67,000 and accrued interest in an amount of $56,447, leaving a principal balance of $683,000. Subsequent payments of $14,000 reduced the balance to $669,000 on March 14, 2017. Interest of an additional $17,366 was accrued through April 4, 2017.

F-46

On April 5, 2017, the Company entered into a “2nd Subsequent Note” in an amount of $484,000 that cancelled the 1st Subsequent Note. Principal and interest on the 2nd Subsequent Note were all due and payable upon demand. The $185,000 difference between the March 14, 2017 account balance and the $484,000 balance on the 2nd Subsequent Note involved extinguishment of receivables from a consulting and lease agreement to “offset” financial arrangements with a client of both the Company and Sky Island. (This 2nd Subsequent Note transaction is also discussed in Note 19 – Subsequent Events.) Accordingly, no accounting effect has been recorded against the TDR designated liabilities during 2016.

NOTE 14 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 520,000,000 shares of capital stock, $0.0000001 par value per share, of which 20,000,000 shares are designated as preferred stock and 500,000,000 shares designated as common stock. As of December 31, 2016 and 2015, there were no shares of preferred stock issued and outstanding. As of December 31, 2016 and 2015, there were 62,366,425 and 55,957,311 shares of common stock issued and outstanding, respectively.

Common stock

●	In August 2015 we issued an aggregate of 50,000,000 shares of Common Stock to the shareholders of BBC upon consummation of the Share Exchange.

●	In August 2015 we issued 500,000 shares of Series A Convertible Preferred Stock to Matthew Feinstein, our Chief Executive Officer, President, Secretary, and Chairman, as partial compensation for his services, as further described in “Executive Compensation.” The issuance of the 500,000 shares of Series A Convertible Preferred Stock was rescinded effective December 31, 2015.

●	In August 2015 we issued an aggregate of 3,350,000 shares of Common Stock to accredited investors upon conversion of $335,000 of existing debt.

●	In September 2015, we issued 1,000,000 shares of Series A Convertible Preferred Stock to Sky Island Inc., an entity controlled by Vincent Mehdizadeh. The shares were issued as compensation for assignment of a provisional patent application filed August 11, 2015. The issuance of the 500,000 shares of Series A Convertible Preferred Stock was rescinded effective December 31, 2015.

●	In September 2015 we issued 100,000 shares of Series A Convertible Preferred Stock to Christopher Plummer, our Chief Compliance Officer and a director, as partial compensation for his services, as further described in “Executive Compensation.” The issuance of the 500,000 shares of Series A Convertible Preferred Stock was rescinded effective December 31, 2015.

●	In October 2015 we issued 347,333 shares of our Common Stock to consultants as compensation for services valued at $86,834.

●	In October 2015 we issued 1,844,000 shares of our Common Stock to accredited investors for an aggregate purchase price of $461,000. 1,804,000 of the shares were issued upon conversion of $451,000 of existing debt.

●	For the fiscal year ended December 31, 2015, the Company issued 55,957,311 shares of our common stock for proceeds of $882,833 recorded as follows: (i) $334,999 on conversion of debt, (ii) $86,834 for services provided, and (iii) $461,000 in subscription proceeds.

●	On January 29, 2016, the Company issued an aggregate of 40,000 shares of its common stock for services valued at $20,000.

●	In February 2016, the Company sold an aggregate of 910,000 shares of its common stock for net proceeds of $405,000, excluding $50,000 previously received.

●	On March 2, 2016, the Company issued 158,731 shares of its common stock for services valued at $79,366.

●	On March 16, 2016, the Company issued an aggregate of 2,275,133 shares of its common stock to acquire THC Industries, Inc. valued at $1,137,566 (See Note 1 - Nature of Operations and Basis of Presentation).

F-47

●	On March 16, 2016, the Company issued 100,000 shares of its common stock to Theresa Flynt for employment services valued at $50,000.

●	On April 7, 2016, the Company issued 100,000 shares of its common stock for subscriptions of $100,000.

●	On May 4, 2016 the Company issued 22,000 shares for purchase of plant and equipment of $22,000.

●	On June 17, 2016, the Company issued 50,000 shares of its common stock to Eric Kennedy, an incoming board member, valued at $50,000.

●	On June 23, 2016, the Company issued 5,000 shares of its common stock to Jared Lewis for pursuant to his employment agreement valued at $5,000.

●	On June 29, 2016, the Company issued 370,000 shares of its common stock for subscriptions of $370,000.

●	On July 6, 2016, the Company issued 40,000 shares of its common stock for prior subscriptions of $40,000.

●	On July 7, 18 and 29, 2016, the Company issued an aggregate of 480,000 shares of its common stock pursuant to the employment agreements with Jared Lewis and Sean Cunningham valued at $480,000.

●	On July 13, 2016, the Company issued 205,000 shares of its common stock for subscriptions of $205,000.

●	On July 18, 2016 and 27, 2016, the Company issued an aggregate of 70,000 shares of its common stock for subscriptions of $70,000.

●	On August 4, 2016, the Company issued 806,250 shares of its common stock to Christopher Plummer for an employment agreement valued at $806,250.

●	From August 17, 2016, the Company issued 70,000 shares of its common stock for subscriptions of $70,000.

●	On August 24, 2016 and 29, 2016, the Company issued an aggregate of 16,000 shares of its common stock for services valued at $16,000.

●	From September 8 through 19, 2016, the Company issued 115,000 shares of its common stock as proceeds from prior subscriptions of $115,000.

●	On September 26, 2016, the Company issued 17,500 shares of its common stock for services valued at $17,500.

●	On September 28, 2016, the Company issued 20,000 shares of its common stock for a subscription of $20,000.

●	On October 18, 2016, the Company issued 151,000 shares of its common stock as proceeds from a prior subscription of $151,000.

●	On December 7, 2016, the Company issued 100,000 shares of its common stock for subscriptions of $100,000.

●	On December 12, 2016, the Company issued 220,000 shares of its common stock for subscriptions of $220,000.

●	On December 12, 2016, the Company issued 17,500 shares of its common stock, consisting of 10,000 shares issued to officers of the Company and 7,500 shares issued to a Board member as a holiday bonus valued at $17,500.

●	On December 12, 2016 and December 15, 2016, the Company issued an aggregate of 30,000 shares of its common stock as proceeds from a prior subscription, consisting of 30,000 shares with a value of $10,000.

●	On December 21, 2016, the Company issued 15,000 shares of its common stock to officers of the Company for employment services valued at $15,000.

F-48

●	For the fiscal year ended December 31, 2016, the Company issued 6,409,114 shares of our common stock for proceeds of $3,479,615 recorded as follows: (i) $1,951,000 in subscription proceeds as sales of shares and issued 2,456,000 shares of the Company’s common stock and also received $65,000 as subscriptions receivable, (ii) converted 1,655,981 shares in the Company common stock in services valued at $1,506,615, (iii) issued 22,000 shares for the purchase of property and equipment of $22,000 and (iv) issued 2,275,133 shares of the Company’s common stock for the acquisition of THC Industries valued at $1,137,566.

NOTE 15 – INVESTMENTS

On January 25, 2016 the Company invested $212,214 in Nature’s Treatment of Illinois (“NTI”) and various affiliates, for $162,214 in cash and a $50,000 note payable to our Company CEO Matt Feinstein to purchase interests personally made in NTI, for an aggregate equity participation of 15.18%. Proceeds from the investment were used for the purchase of property, construction of a facility, and purchase equipment for a cannabis dispensary in Milan, IL as part of an investment syndicate. As a consequence of this investment the Company will be entitled to a distribution of NTI profits in accordance with a separate consulting agreement executed simultaneously. Any distribution declared will be at the sole discretion of the Board of Directors of NTI. In the meantime since this transaction has produced no dividends since the investment date, we have impaired of 50% of the investment in an amount of $106,107 and recorded under “Write off other receivables” on the statement of operations for the year ended December 31, 2016.

NOTE 16 – RELATED PARTY TRANSACTIONS

The following table represents a summary of related party transactions for the periods ending December 31, 2015 and 2016 that could occur between: (i) a shareholder and the Company, (ii) a relative of an officer or director of the Company that provides a service or product to the Company, or (iii) an officer, director, or senior executive of the Company that can preferentially influence vendor selection for a contracted service or product. All relationships described below are between the Company and a service provider that is a shareholder of the Company, as in (i) above. In some cases, the services provided have resulted in subsequent investment in the Company and in others either prior service or subsequent service have been compensated in shares of the Company’s common stock. There are no occurrences as described in (ii) and (iii) above.

Related Party Transactions
Vendor	Relationship	Service	Expense 2015	Expense 2016	Accrued
Abdullah Law Group	Shareholder	Legal	$-	$10,000	$-
CorProminence LLC	Shareholder	Investor Relations	-	56,465	4,000
CPG Accounting	Shareholder	Accounting	15,000	36,800	-
Jaxon International LLC	Shareholder	Office Furniture	-	20,352	-
LKP Global Law LLP	Shareholder	Legal	-	8,415	-
Sharper, Inc.	Shareholder	Licensing	-	20,000	7,500
Style Works LLC	Shareholder	Promotional	-	35,000	15,000
Acorn Management Partners	Shareholder	Marketing	-	16,000
Anya Mikhaylova	Shareholder	Consulting	-	14,821	3,029
Paper Tiger Marketing	Shareholder	Web Developer	11,880	-	-

Totals			$26,880	$219,869	$29,529

NOTE 17– INCOME TAXES

The Company utilizes FASB ASC740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

F-49

The Company generated a deferred tax asset through net operating loss carry-forwards. Based upon Management’s evaluation, a valuation allowance of 100% has been established due to the uncertainty of the Company’s realization of the benefit derived from net operating loss carry-forwards.

Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse. The Company does not have any uncertain tax positions.

No federal tax provision has been provided for the years ended December 31, 2016, and 2015 due to the losses incurred during such periods. Reconciled below is the difference between the income tax rate computed by applying the U.S. federal statutory rate and the effective tax rate for the years ended December 31, 2016, and 2015.

	2016	2015
Net operating loss carryforward	$1,362,444	$484,005
Stock based compensation	661,285	-
Loss on Dispositions	865,545	-
Impairment Loss	1,193,239	-
Depreciation, amortization and other	3,345	491
State tax - Deferred	(294,100)	(35,710)
Total deferred tax assets	3,791,758	448,786
Valuation allowance	$(3,791,758)	$(448,786)
Net deferred tax asset	-	-

	2016	2015
U.S federal statutory income tax	(34.00)%	(34.00)%
State tax, net of federal tax benefit	(5.80)%	(5.80)%
Stock based compensation	0.00%	0.00%
Change in valuation allowance	40.80%	40.80%
Effective tax rate	0.00%	0.00%

At December 31, 2016, the Company has available net operating loss carryforwards for federal and state income tax purposes of approximately $3,429,533 and $1,191,950, respectively, which, if not utilized earlier, expire through 2036.

For U.S. purposes, the Company has not completed its evaluation of NOL utilization limitations under Internal Revenue Code, as amended (the “Code”) Section 382, change of ownership rules. If the Company has had a change in ownership, the NOL’s would be limited as to the amount that could be utilized each year, based on the Code.

For U.S. purposes, the Company has not completed its evaluation of Internal Revenue Code Section 280E, Expenditures in connection with the illegal sale of drugs, No deduction or credit shall be allowed for any amount paid or incurred during the taxable year in carrying on any trade or business if such trade or business (or the activities which comprise such trade or business) consists of trafficking in controlled substances (within the meaning of schedule I and II of the Controlled Substances Act) which is prohibited by Federal law or the law of any State in which such trade or business is conducted. If IRC 280E, applies to the Company, such expenditures would not be deductible or limited.

NOTE 18 – COMMITMENTS AND CONTINGENCIES

Real estate purchase commitment

On September 1, 2015, the Company executed a purchase agreement for three acres of real property, including 23,250 square feet of warehouse space in Desert Hot Springs, California pursuant to a rent-to own agreement. The Company intended to pay the seller of the property an aggregate of $3,500,000 to purchase the property during 2015 and 2016. The agreement of September 1, 2015 was not perfected until September 3, 2016 at a purchase price of $3,450,000 that provided $350,000 in seller funding, and a capital lease for the balance of $3,100,000. This transaction, along with all other property purchases and associated costs, was abandoned between September 7, 2016 and December 31, 2016 (see Note 6 – Vacant Land Acquisition Costs, and Note 8 – Notes Payable above and Note 19 – Subsequent Events below).

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Employment agreements

In March 2016, the Company entered into one year employment agreements with Matthew Feinstein, the Company’s CEO, at a base salary of $180,000 per year, Christopher Plummer, the Company’s Chief Compliance Officer, at a base salary of $150,000 per year and Theresa Flynt, the Company’s Vice-President/Business Development, at a rate of $120,000 per year. Ms. Flynt also was issued 100,000 shares of the Company’s common stock in accordance with her employment agreement. Effective February 1, 2017, the Company entered into a Consulting Agreement with Mr. Feinstein. Terms and conditions of the Consulting Agreement are substantially identical to the Employment Agreement, including identical amounts between salary and consulting fee, and “cause” only conditions for termination.

On July 15, 2016, the Company entered into a one-year employment agreement with Sean Cunningham to serve as the Company’s Chief Financial Officer at a base salary of $150,000, effective July 1, 2016. The agreement may be terminated by either party upon four weeks of notice, provided however, that the Company may terminate the agreement immediately for cause and upon six weeks of notice for disability. The base salary will be increased to $200,000 commencing on January 1, 2017 through the remaining term of his agreement. The Company issued Mr. Cunningham an aggregate of 425,000 shares of its common stock in connection with his employment agreement and prior consulting agreement. Mr. Cunningham is not entitled to severance payments upon termination.

Subsequent to the period ended December 31, 2016, Mr. Cunningham’s employment agreement was terminated on January 23, 2017. On June 22, 2017 the Company filed and served a complaint against Cunningham for breach of fiduciary duty to the Company during the course of his tenure. The case is currently pending in Los Angeles Superior Court. On January 1, 2017, the Company and Matthew Feinstein converted his employment agreement to a consulting agreement with terms and conditions substantially identical to his employment agreement.

Litigation

Other than as described under Note 19 – Subsequent Events below, as of December 31, 2016, the Company was not aware of any pending legal proceedings. From time to time, the Company may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. An adverse result in these or other matters may have, individually or in the aggregate, a material adverse effect on the Company’s business, financial condition or operating results.

Operating Leases

None.

NOTE 19 — SUBSEQUENT EVENTS

DHS Project/Pineapple Park

On March 14, 2017, the Company entered into a Share Purchase Agreement to sell BBC and its three wholly owned subsidiaries, Pineapple Express One LLC, Pineapple Express Two LLC and Pineapple Property Investments, LLC to a related party, Jaime Ortega. Mr. Ortega expressed interest in these companies so that he can fund and prosecute litigation claims and settle debts for these subsidiaries, resulting from unconsummated parcel purchases the Company feels was purposely circumvented by 3rd parties involved in those transactions. Mr. Ortega, as an interested party, took these steps so the Company’s claims can be addressed against the parties at fault without negatively impacting or distracting the Company. The terms of the Share Purchase Agreement are discussed in greater detail in the “legal proceedings” section of this Registration Statement.

Legal Actions/DHS Project/Pineapple Park

On April 7, 2017 Orr Builders, Prest-Vuksic Architects, Inc. and MSA Consulting, Inc. (all California corporations) (as Plaintiffs) filed a complaint upon the Company, including subsidiaries Pineapple Express One LLC, Better Business Consultants Inc., and MJ Business Consultants; Clonenetics Laboratories Cooperative, Inc.; United Pentecostal Church; and Healing Nature, LLC; and numerous DOES 1 through 100 (as Defendants) in the Superior Court of the State of California for the County of Riverside, Case No. PSC 1700746 (hereinafter referred to as the “Lead Case”), and a related and consolidated case #PSC1702268, alleging, among other things: (i) breaches of contracts related to the DHS Project/Pineapple Park, (ii) foreclosure of mechanics’ lien, (iii) negligent misrepresentation, and (4) unjust enrichment (against United Pentecostal Church only).

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This matter is currently in initial discover stage. A hearing for judgment on the pleadings on the Lead Case is set for December 5, 2017. A Trial Setting Conference is set for January, 2018. Currently, the matter is an active litigation and with discovery just underway, it is unclear whether the matter will be settled or go to trial.

An additional complaint was filed by Searock+Stafford CM, a construction management firm engaged for various aspects of the DHS Project, Case #BC658092 that was settled and dismissed on September 26, 2017.

BBC/PE2 – DHS Project/Pineapple Park Counter Complaint

Former subsidiary, Better Business Consultants, Inc., sold to the Company’s majority shareholder, Jaime Ortega on March 14, 2017, have filed a complaint against Clonenetics Laboratories Cooperative, Inc. (“CLC”) and its CEO, Dan Osborne (“Osborne”), entities heretofore named as co-defendants in the complaint filed on the Company by Orr Builders, et. al. on April 7, 2017 (the Lead Case), for breach of contract in an amount of $116,433 for promissory notes executed by CLC and guaranteed by Osborne on March 25, 2016 (Case No. SC127739). The matter is currently in discovery stage, however counsel for CLC has advised a motion for substitution of attorney will be filed.

Land Acquisition

Effective April 6, 2017 the Company entered into a Real Property Purchase and Sale Agreement with Randall Webb, an individual who subsequently invested $300,000 in Company common stock, to purchase the property known as APN 665-030-043 for $700,000. (This property is the subject of disclosures above under Note 9 – Deferred Liabilities.) Webb was indebted to Sky Island, Inc., the CEO of whom is the Company’s largest shareholder, and in exchange of the extinguishment of that indebtedness, Webb agreed to purchase the property from JJJK Partners and paid the $500,000 purchase price (see Note 6 – Vacant Land Acquisition Costs). Sky Island funded the acquisition of that property from Webb on behalf of the Company through a $700,000 promissory note dated July 17, 2017 between Sky Island and the Company. A Grant Deed on the property was recorded to the Company on July 21, 2017. The amount owned by Webb to Sky Island, Inc. in the sum of Seven Hundred Thousand Dollars ($700,000.00) pursuant to Binding Letter of Intent (“LOI”) executed by Randall Webb on March 13, 2017 to be applied toward payment of the purchase price of Seven Hundred Thousand Dollars ($700,000.00)

Sky Island Note Modification

During the course of the year ended December 31, 2016 the Company was indebted to Sky Island, the Company’s majority shareholder, in an original amount of $750,000 that was modified under two subsequent note modifications that the Company deemed a troubled debt restructuring, the effects of the first modification has no material impact during 2016. The 2nd Subsequent Note modification transaction is discussed below.

Pursuant to FASB ASC 470-60, the amendments to Promissory Notes made by the Company to Sky Island, Inc. was analyzed under guidance for a troubled debt restructuring (“TDR”) due to the concessions granted by the note holders. A restructuring of debt constitutes a TDR for accounting purposes if the creditor, for economic or other reasons related to the debtor’s financial difficulties, grants a concession to the debtor that it would not otherwise consider.

The Sky Island note transaction involved a series of individual notes from December 14, 2015 through March 10, 2016 in an amount of $751,000 (the “Prior Notes”) that were cancelled and restructured on March 10, 2016 to a subsequent promissory (the “1st Subsequent Note”) in an amount of $750,000 after a payment of $1,000. The individual Prior Notes were all due and payable either on demand by the holder at an interest rate of 10% per annum, interest of which would be due on the then unpaid principal balance on the last day of each calendar quarter beginning December 31, 2016 with all the remaining principal and interest due and payable in full on December 31, 2021. The 1st Subsequent Note dated March 10, 2016 contained these same provisions. (See Note 7 – Notes Payable, Related Party.)

During the course of the year ended December 31, 2016, the Company made payments against the 1st Subsequent Note in an amount of $67,000 and accrued interest in an amount of $56,447, leaving a principal balance of $683,000. Subsequent payments of $14,000 reduced the balance to $669,000 on March 14, 2017. Interest of an additional $17,366 was accrued through April 4, 2017.

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On April 5, 2017, the Company entered into a “2nd Subsequent Note” in an amount of $484,000 that cancelled the 1st Subsequent Note. Principal and interest on the 2nd Subsequent Note were all due and payable upon demand to the holder. The $185,000 difference between the March 14, 2017 account balance and the $484,000 balance on the 2nd Subsequent Note involved extinguishment of receivables from a consulting and lease agreement to “offset” financial arrangements with a client of both the Company and Sky Island.

The Company deemed the Sky Island transactions as a TDR for the following reasons: (i) the combination of eight prior notes dating from December 14, 2015 through March 10, 2016 was a concession from the noteholder for the convenience of the note maker even though the terms and conditions on the Prior Notes were the same as the 1st Subsequent Note, and (ii) the extinguishment of $185,000 by the noteholder on the 2nd Subsequent Note was a concession by the noteholder by the “off-set” of financial arrangements with a client of both the Company and Sky Island.

The effects of this note modification, if any, will be recorded on the Company’s financial statements for the quarterly period ended March 31, 2017.

New Subsidiaries

On March 16, 2017, the Company formed PEC as a wholly owned subsidiary. PEC and THC are the Company’s two wholly-owned operating subsidiaries. PEC owns Yucca Road Lease, LLC, a California limited liability company. On July 12, 2017, Yucca Road Lease, LLC changed its name to Pineapple Park, LLC (“PP”). On August 3, 2017, PP and all of their assets were transferred through a related party transfer to PEC.

Sean Cunningham

Subsequent to the period ended December 31, 2016, Company CFO, Sean Cunningham’s employment agreement was terminated on January 23, 2017. Cross complaints between the parties were filed on this matter, State Case # 06-122135 CR on behalf of Cunningham, and Case # SC127731 on behalf of the Company. The Cunningham case was settled by the Company and the Company case was voluntarily dismissed by the Company.

Operating Leases

None.

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Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements.

The financial statements required to be filed as part of this Form 10 are included in Item 13 hereof.

(b) Exhibits

Exhibit Number	Description of Documents
2.1*	Agreement of Merger dated February 12, 2016 by and between the Registrant, THC Industries, Inc., Matthew Feinstein, THC Industries, LLC, Ramsey Houston, LKP Global Law, LLP and Ana Montoya.
3.1*	Amended and Restated Articles of Incorporation of the Registrant dated September 3, 2015.
3.2*	Articles of Amendment to the Articles of Incorporation of the Registrant dated October 1, 2015.
3.3*	Bylaws of the Registrant.
10.1*	Share Exchange Agreement dated August 24, 2015 by and between the Registrant and Better Business Consultants, Inc.
10.2*	Patent Assignment Agreement dated July 20, 2016 by and between the Registrant and Sky Island, Inc.
10.3*	Standstill and Waiver Agreement dated March 23, 2017 by and between the Registrant, Matthew Feinstein, THC Industries, LLC, Ramsey Houston, LKP Global Law, LLP and Ana Montoya.
10.4*	Joint Venture Agreement dated April 5, 2017 by and between the Registrant and Randall Webb.
10.5*	Real Property Purchase and Sale Agreement dated April 6, 2017 by and between the Registrant and Randall Webb.
10.6*†	Licensing Agreement dated May 26, 2017 by and between the Registrant., THC Industries, LLC and The Hit Channel, Inc.
10.7*†	Employment Agreement dated March 1, 2016 by and between the Registrant and Matthew Feinstein.
10.8*†	Employment Agreement dated March 1, 2016 by and between the Registrant and Theresa Flynt.
10.9*†	Independent Director Retention Agreement dated June 1, 2016 by and between the Registrant and Eric Kennedy.
10.10*	Services Agreement dated July 19, 2016 between Charles Day of Sharper, Inc. and the Registrant.
21.1*	List of subsidiaries of the Registrant.

*	Filed herewith.
†	Management contract or compensatory plan or arrangement required to be filed as an exhibit pursuant to the requirements of Item 15(b) of Form 10.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PINEAPPLE EXPRESS, INC.

Date: January 22, 2018
	By:	/s/ Matthew Feinstein
Matthew Feinstein
Chief Executive Officer

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